UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UNITED PARCEL SERVICE, INC.

(Name of Registrant as Specified in Its Charter)

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55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

Notice of Annual Meeting of Shareowners

May 3, 2012

To our Shareowners:

United Parcel Service, Inc.’s annual meeting of shareowners will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Thursday, May 3, 2012, at 8:00 a.m. The purposes of the meeting are:

1.    To elect 12 directors nominated by the board of directors and named in the proxy statement to serve until our 2013 annual meeting of shareowners;

2.    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012;

3.    To approve the 2012 Omnibus Incentive Compensation Plan;

4.    To approve an amendment to the Discounted Employee Stock Purchase Plan;

5.    To vote on a shareowner proposal described in the proxy statement, if properly presented at the meeting; and

6.    To transact any other business as may properly come before the meeting.

Our board of directors has fixed the close of business on March 5, 2012 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting.

Teri P. McClure

Secretary

Atlanta, Georgia

March 12, 2012

Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held on May 3, 2012: The proxy statement and annual report are available at www.proxyvote.com.

2012 PROXY STATEMENT SUMMARY

UNITED PARCEL SERVICE, INC.

55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

UPS 2012 Annual Meeting Information

•	Date and Time: May 3, 2012, at 8:00 a.m. Eastern Time.

•	Place: Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801.

•	Record Date: March 5, 2012.

•	Voting: Holders of class A common stock are entitled to ten votes per share; holders of class B common stock are entitled to one vote per share.

•	Admission: To attend the meeting in person you will need proof of your share ownership as of the record date and a form of government-issued photo identification.

Items of Business

	Board Vote Recommendation	Page Reference (for more information)
1. Elect 12 directors named in this proxy statement	FOR ALL	61
2. Ratify the appointment of our independent registered public accounting firm	FOR	62
3. Approve the 2012 Omnibus Incentive Compensation Plan	FOR	63
4. Approve an amendment to the Discounted Employee Stock Purchase Plan	FOR	73
5. Vote on a shareowner proposal	AGAINST	76

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	1

2012 PROXY STATEMENT SUMMARY (CONTINUED)

Director Nominees

The board of directors of United Parcel Service, Inc. (“we,” “our,” “us,” the “Company,” or “UPS”) is asking you to elect the 12 nominees for director. The table below provides summary information about the 12 director nominees. A nominee will only be elected if the number of votes for the nominee’s election is greater than the number of votes cast against that nominee. For more information about the nominees, including information about the qualifications, attributes and skills of the nominees, see page 10.

Name	Age	Director Since	Occupation	Board Committees	Inde- pendent
F. Duane Ackerman	69	2007	Retired Chairman and Chief Executive Officer, BellSouth Corporation	Nominating and Corporate Governance*; Compensation; Executive	Yes
Michael J. Burns	60	2005	Former Chairman, Chief Executive Officer and President, Dana Corporation	Audit	Yes
D. Scott Davis	60	2006	Chairman and Chief Executive Officer, United Parcel Service, Inc.	Executive	No
Stuart E. Eizenstat	69	2005	Partner, Covington & Burling LLP	Compensation; Nominating and Corporate Governance	Yes
Michael L. Eskew	62	1998	Former United Parcel Service, Inc. Chairman and Chief Executive Officer	Executive	No
William R. Johnson	63	2009	Chairman, President and Chief Executive Officer, H.J. Heinz Company	Nominating and Corporate Governance	Yes
Candace Kendle	64	2011	Retired Chairwoman and Chief Executive Officer, Kendle International Inc.	Audit	Yes
Ann M. Livermore	53	1997	Director and Former Executive Vice President, Hewlett-Packard Company	Compensation	Yes
Rudy H.P. Markham	66	2007	Retired Financial Director, Unilever PLC and Unilever NV	Audit	Yes
Clark T. Randt, Jr.	66	2010	President of Randt & Co. LLC.	Nominating and Corporate Governance	Yes
John W. Thompson	62	2000	Chief Executive Officer, Virtual Instruments Corporation	Compensation*	Yes
Carol B. Tomé	55	2003	Chief Financial Officer and Executive Vice President — Corporate Services, The Home Depot, Inc.	Audit*	Yes
*	Committee Chair

2	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

2012 PROXY STATEMENT SUMMARY (CONTINUED)

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Set forth below is summary information with respect to the fees for services provided to us during the fiscal years ended December 31, 2011 and 2010. For more information, see page 26.

	2011	2010
Fees Billed:
Audit Fees	$11,926,000	$12,396,000
Audit-Related Fees	871,000	1,042,000
Tax Fees	1,406,000	1,572,000
Total	$14,203,000	$15,010,000

Approval of the 2012 Omnibus Incentive Compensation Plan

The board is asking you to approve the 2012 Omnibus Incentive Compensation Plan (“2012 Plan”) which will replace the 2009 Omnibus Incentive Compensation Plan (“2009 Plan”). Pursuant to the 2012 Plan, options, stock appreciation rights, restricted stock, restricted stock units, restricted performance shares, restricted performance units and other cash awards can be granted to directors and employees. 27 million shares of common stock have been reserved for issuance under the 2012 Plan, which includes unissued shares that were previously authorized for issuance under previous plans. For more information, see page 63.

Approval of an Amendment to the Discounted Employee Stock Purchase Plan

The board is asking you to approve an amendment to the Discounted Employee Stock Purchase Plan (the “DESPP”) to increase to 20 million the number of shares of our class A common stock available under the DESPP. The DESPP was approved by shareowners in 2001 and is designed to encourage our employees’ interest in our success and provide retention incentives. The amendment to increase the number of shares available under the DESPP is being presented to shareowners for their approval so that the DESPP continues to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986. For more information, see page 73.

Vote on a Shareowner Proposal

The board is asking you to vote against a shareowner proposal. For more information about the proposal, see page 76.

2011 Key Compensation Decisions

Our Named Executive Officers are compensated in a manner consistent with our strategy, competitive practice, sound compensation governance principles and shareowner interests.

Key compensation decisions for the Named Executive Officers for 2011 include the following:

•	Our executive compensation programs were modified effective January 2011 so that all elements of incentive compensation will be performance-based.

•	Base salaries of the NEOs were increased by an average of 4.8%; the base salary of the CEO was increased by 3.0% which was equivalent to the merit budget for the broader management population in 2011.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	3

2012 PROXY STATEMENT SUMMARY (CONTINUED)

•	We modified our stock ownership guidelines for the CEO (eight times annualized salary) and the Management Committee (five times annualized salary).

•	2011 annual incentive awards for the NEOs under the Management Incentive Program were earned at 95% of target. 2011 MIP ownership incentive awards equal to one month’s salary were earned by the NEOs.

•	The 10% potential increase in restricted performance units under the Long-Term Incentive program was not earned for the 2007 grant maturing in 2012, due to below target earnings per share performance.

•

2011 Long-Term Incentive Performance award tranches were earned at 95% of target based on revenue growth and operating return on invested capital, and the 2011 earnings measurement tranche for the 2009 LTIP was earned at target based on earnings per share achievement.

•

The Compensation Committee approved a redesigned financial services benefit for executives through which the Company will reimburse fees from financial and tax services providers up to $15,000 per year per covered executive.

For more information, see page 32.

2011 Compensation Summary

The following table summarizes the compensation of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers, to whom we refer collectively as the Named Executive Officers for fiscal year 2011. For more information, see page 48.

Name	Salary($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compen- sation($)	Change in Pension Value($)	All Other Compen- sation($)	Total($)
D. Scott Davis	1,022,865	9,455,012	450,807	566,996	1,516,686	40,732	13,053,098
David P. Abney	473,097	3,614,104	148,937	209,431	606,037	14,931	5,066,537
Kurt P. Kuehn	427,137	1,865,518	136,299	191,660	535,154	29,815	3,185,583
David A. Barnes	418,137	1,566,642	132,558	186,386	485,169	14,648	2,803,540
John J. McDevitt	429,621	1,633,122	135,248	190,183	168,010	13,796	2,569,980

2013 Annual Meeting

Shareowner proposals submitted for inclusion in the proxy statement for our annual meeting of shareowner expected to be held in May 2013 pursuant to SEC Rule 14a-8 must be received by us by November 12, 2012. For more information, see page 78.

4	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREOWNERS

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of shareowners, which will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 3, 2012, at 8:00 a.m. On March 12, 2012, we began mailing to shareowners of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement describes issues on which we would like you to vote at our annual meeting of shareowners. It also gives you information on these issues so that you can make an informed decision.

Our board of directors has made this proxy statement and proxy card available to you on the Internet because you own shares of United Parcel Service, Inc. common stock, in addition to delivering printed versions of this proxy statement and proxy card to certain shareowners by mail.

When you vote by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint D. Scott Davis and Teri P. McClure as your representatives at the annual meeting. They will vote your shares at the annual meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by Internet or telephone, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our shareowners by delivering a Notice in the mail. We are sending the Notice to certain record shareowners. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Shareowners who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

Who is entitled to vote?

Holders of our class A common stock and our class B common stock at the close of business on March 5, 2012 are entitled to vote. March 5, 2012 is referred to as the record date.

In accordance with Delaware law, a list of shareowners entitled to vote at the meeting will be available in electronic form at the place of the annual meeting on May 3, 2012 and will be accessible in electronic form for ten days prior to the meeting at our principal place of business, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, and at the offices of Morris, Nichols, Arsht &

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	5

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING (CONTINUED)

Tunnell, 1201 North Market Street, Wilmington, Delaware 19899, between the hours of 9:00 a.m. and 5:00 p.m.

To how many votes is each share of common stock entitled?

Holders of class A common stock are entitled to ten votes per share. Holders of class B common stock are entitled to one vote per share. On the record date, there were 234,712,717 shares of our class A common stock and 723,864,575 shares of our class B common stock outstanding and entitled to vote.

The voting rights of any shareowner or shareowners as a group, other than any of our employee benefit plans, who beneficially own shares representing more than 25% of our voting power are limited so that the shareowner or group may cast only one one-hundredth of a vote with respect to each vote in excess of 25% of the outstanding voting power.

How do I vote?

Shareowners of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Shareowners also may attend the meeting and vote in person. If you hold class B shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet.    The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 2, 2012. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•

You may vote by telephone.    The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 2, 2012. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328; or

•	voting in person at the annual meeting.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the annual meeting will constitute a quorum. If a quorum is present, we can hold the annual meeting and conduct business.

6	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING (CONTINUED)

On what items am I voting?

You are being asked to vote on five items:

•	to elect 12 directors nominated by the board of directors and named in the proxy statement to serve until our 2013 annual meeting of shareowners;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012;

•	to approve the 2012 Plan;

•	to approve an amendment to the DESPP; and

•	to vote on a shareowner proposal.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the 12 nominees for director;

•	vote AGAINST the 12 nominees for director;

•	vote FOR certain of the nominees for director and AGAINST certain of the nominees for director; or

•	ABSTAIN from voting on one or more of the nominees for director.

The UPS Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and the UPS Amended and Restated Bylaws (the “Bylaws”) provide for majority voting in uncontested director elections. At this annual meeting, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee. Abstentions are not considered votes cast for or against the nominee under a majority voting standard.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board may either:

•	reduce the number of directors that serve on the board; or

•	designate a substitute nominee.

If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes that could be cast at the annual meeting by the holders who are present in person or by proxy. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	7

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING (CONTINUED)

How may I vote for the approval of the 2012 Plan, and how many votes must the proposal receive to pass?

With respect to the proposal to approve the 2012 Plan, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The approval of the 2012 Plan must receive the affirmative vote of a majority of the votes that could be cast at the annual meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

In addition, New York Stock Exchange (“NYSE”) rules require that the total votes cast on the proposal to approve the 2012 Plan must represent a majority of the shares entitled to vote on the proposal.

How may I vote for the approval of an amendment to the DESPP, and how many votes must the proposal receive to pass?

With respect to the proposal to approve an amendment to the DESPP, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The approval of an amendment to the DESPP must receive the affirmative vote of a majority of the votes that could be cast at the annual meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How may I vote with respect to the shareowner proposal, and how many votes must the proposal receive to pass?

With respect to the shareowner proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The shareowner proposal must receive the affirmative vote of a majority of the votes that could be cast at the annual meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

How does the board of directors recommend that I vote?

The board recommends that you vote as follows:

•	FOR all 12 director nominees;

•	FOR the ratification of the appointment of our independent registered public accounting firm;

•	FOR the approval of the 2012 Plan;

•	FOR the approval of an amendment to the DESPP; and

•	AGAINST the shareowner proposal.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR all 12 director nominees;

8	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING (CONTINUED)

•	FOR the ratification of the appointment of our independent registered public accounting firm;

•	FOR the approval of the 2012 Plan;

•	FOR the approval of an amendment to the DESPP; and

•	AGAINST the shareholder proposal.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If you own class A shares and you do not vote by using the Internet, by telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your class A shares will not be voted and will not count in deciding the matters presented for shareowner consideration at the annual meeting. If your class A shares are held pursuant to The UPS Stock Fund in the UPS Savings Plan and you do not vote by using the Internet, by telephone or by signing and returning your proxy card, the trustee will vote your shares for each proposal in the same proportion as the shares held pursuant to that plan for which voting instructions were received.

If your class B shares are held in street name through a bank or broker, your bank or broker may vote your class B shares under certain limited circumstances if you do not provide voting instructions before the annual meeting, in accordance with NYSE rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the annual meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What do I need to show to attend the annual meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of United Parcel Service, Inc. common stock as of March 5, 2012) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the annual meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2011 Annual Report to Shareowners are available on our investor relations website located at www.investors.ups.com. Instead of receiving paper copies in the mail, shareowners can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

If you are a shareowner of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.icsdelivery.com/ups and following the prompts.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	9

OUR BOARD OF DIRECTORS

We currently have 12 members that make up our board of directors. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

Dr. Candace Kendle was first appointed to the board in August 2011. She was recommended as a candidate for director by one of our independent directors. The remaining 11 directors have served since our last annual meeting.

All the members of our board have been nominated for reelection at this annual meeting. See “Proposal 1 — Election of Directors” on page 61.

Biographical information about our directors and the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and board in determining that the nominee should serve as a director appears below. For additional information about how we identify and evaluate nominees for director, see “Governance of our Company — Selecting Nominees for Director” on page 18.

F. Duane Ackerman	Age 69	Director since 2007
Retired Chairman and Chief Executive Officer, BellSouth Corporation

Duane has been Retired Chairman and Chief Executive Officer of BellSouth Corporation, a communication services company, since 2007. He previously served as Chairman and Chief Executive Officer of BellSouth Corporation from 2005 through 2006 and as Chairman, President and Chief Executive Officer from 1998 until 2005, after first being elected President and Chief Executive Officer in 1997. He is also a director at Allstate Corporation and The Home Depot, Inc.

Duane brings to the board, among other skills and qualifications, many years of experience as Chairman and Chief Executive Officer of BellSouth, one of the world’s largest communications companies. In that leadership role, he gained broad experience in managing a large, complex, labor-intensive business, including experience with collective bargaining arrangements. He also gained knowledge in operations and communications technology, and worked in a corporate culture in which employees, who often spend their entire career with the company, are encouraged to develop their skills through jobs with increasing responsibility. Duane also brings the experience of serving as a director of other large, complex public companies.

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OUR BOARD OF DIRECTORS (CONTINUED)

Michael J. Burns	Age 60	Director since 2005
Former Chairman, Chief Executive Officer and President, Dana Corporation

Michael was the Chairman, Chief Executive Officer and President of Dana Corporation until February 2008. He joined Dana Corporation in March 2004 after 34 years with General Motors Corporation. Michael had served as President of General Motors Europe since 1998.

Michael brings to the board, among his other skills and qualifications, years of senior leadership experience in managing two large, complex businesses, General Motors Europe and Dana Corporation. As Chairman and Chief Executive Officer of Dana Corporation, he gained experience leading an international organization that operated in the highly competitive vehicle component industry. As President of General Motors Europe he gained experience leading a large regional sector of General Motors that included design, engineering, manufacturing, and sales and distribution for its automotive brands in Europe as well as export to other regions of the world. During his career with General Motors, he served in ever increasing leadership responsibilities that included international assignments in Asia and Europe spanning nine years. Michael also brings deep knowledge of technology and the supply of components and services to major vehicle manufacturers in the global automotive, commercial vehicle and off-highway markets.

D. Scott Davis	Age 60	Director since 2006
UPS Chairman and Chief Executive Officer

Scott earned a bachelor’s degree in finance from Portland State University and completed the Advanced Management Program at the Wharton School of Business. He joined UPS in 1986 when the company acquired an Oregon technology company, II Morrow, where he had served as the chief financial officer and then chief executive officer. From 1991 to 1998, Scott held positions of increasing responsibility as treasury manager, financial reports and plans manager and accounting manager. From late 1998 to early 2000, he served as chief executive officer of Overseas Partners, Ltd., a Bermuda reinsurance company. Scott rejoined UPS as its vice president of finance in 2000. He joined the UPS Management Committee and assumed the role of Chief Financial Officer in 2001. In 2006, Scott was also appointed Vice Chairman. Scott became Chairman and Chief Executive Officer on January 1, 2008. He serves as a director of Honeywell International Inc. and was chairman of the board of the Federal Reserve Bank of Atlanta in 2009. He is presently a member of the President’s Export Council. Scott is also a trustee of the Annie E. Casey Foundation, the world’s largest philanthropic foundation dedicated to helping disadvantaged children.

Scott brings to the board, among other skills and qualifications, a unique understanding of our strategies and operations gained through his over 20 years of service to our Company, a complex, global business enterprise with a large, labor-intensive workforce. He has experience both as a Chairman and Chief Executive Officer and as a Chief Financial Officer, and significant experience in financial management. His tenure as Chairman of the Board of the Federal Reserve Bank of Atlanta also brings valuable financial experience. In addition, Scott has experience serving as a director of Honeywell, a large, global business. As described under “Board Leadership and Risk Oversight,” our Corporate Governance Guidelines call for our chief executive officer to serve as chairman.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	11

OUR BOARD OF DIRECTORS (CONTINUED)

Stuart E. Eizenstat	Age 69	Director since 2005
Partner, Covington & Burling LLP

Stuart has been a partner of Covington & Burling LLP in Washington, D.C. since 2001, and heads the law firm’s international practice. He served as Deputy Secretary of the United States Department of the Treasury from July 1999 to January 2001. He was Under Secretary of State for Economic, Business and Agricultural Affairs from 1997 to 1999. Stuart served as Under Secretary of Commerce for International Trade from 1996 to 1997 and was Ambassador to the European Union from 1993 to 1996. From 1977 to 1981 he was Chief Domestic Policy Advisor in the White House to President Carter. He is a trustee of Black Rock Funds, a member of the board of directors of Alcatel-Lucent and Globe Specialty Metals, chairs the International Advisory Council of The Coca-Cola Company, and serves on the International Advisory Board of GML Ltd., Veracity Worldwide and Office of Cherifien de Phosphates. Stuart is chairman of the board of the Defiant Requiem Foundation, a nonprofit organization. He has received seven honorary doctorate degrees and awards from the United States, French, German, Austrian, Belgian and Israeli governments. He was selected as the best international trade lawyer in Washington, D.C. in 2007 by Legal Times. He is the author of “Imperfect Justice: Looted Assets, Slave Labor, and the Unfinished Business of World War II”, and writes for The New York Times, The Washington Post, The Financial Times and The Wall Street Journal on a variety of economic and global issues. He has a new book, “The Future of the Jews: How Global Forces are Impacting the Jewish People, Israel, and its Relationship with the United States.”

Stuart brings to the board, among other skills and qualifications, experience in international trade and global economic matters as a result of a decade and a half of service at senior levels of several U.S. administrations, where among other responsibilities, he was charged with advising on international economic policy, promoting U.S. exports, assisting American business efforts abroad, enforcing laws against unfair trade practices, developing trade policy and making financial and budgetary decisions. He has also served as an advisor on international matters to large, multi-national corporations. He brings the experience of leading the international practice of a major law firm. Stuart also brings insight on environmental issues through his continuing work on climate change issues.

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OUR BOARD OF DIRECTORS (CONTINUED)

Michael L. Eskew	Age 62	Director since 1998
Former UPS Chairman and Chief Executive Officer

Mike joined UPS in 1972, after he received a bachelor of science degree in industrial engineering from Purdue University. He also completed the Advanced Management Program at the Wharton School of Business. In 1994, Mike was named UPS’s Corporate Vice President for Industrial Engineering. Two years later he became Group Vice President for Engineering. He was appointed Executive Vice President in 1999 and Vice Chairman in 2000. In January 2002, he became Chairman and Chief Executive Officer. In January 2008, Mike retired as Chairman and Chief Executive Officer. Mike is a trustee of the Annie E. Casey Foundation. Mike also is a director of 3M Company, International Business Machines Corporation and Eli Lilly and Company.

Mike brings to the board, among other skills and qualifications, his significant knowledge and understanding of our business and operations, acquired through his over 35 years of experience with our Company, a complex, global business enterprise with a large, labor-intensive workforce. He has experience as the former Chairman and Chief Executive Officer of our Company, as well as experience in engineering, operations and labor issues. He brings great insight into our corporate culture in which our employees are encouraged to develop to their greatest potential throughout their career with us. Mike also has experience serving as a director of a number of other large public companies with complex global operations.

William R. Johnson	Age 63	Director since 2009
Chairman, President and Chief Executive Officer of H.J. Heinz Company

Bill has been Chairman, President and Chief Executive Officer of the H.J. Heinz Company, a global packaged foods manufacturer, since 2000. He became President and Chief Operating Officer of Heinz in June 1996, and assumed the position of President and Chief Executive Officer in April 1998. He was named Chairman, President and Chief Executive Officer in September 2000. Bill also serves on Emerson Electric Company’s board of directors.

Bill brings to the board, among other skills and qualifications, experience as the current Chairman and Chief Executive Officer of H.J. Heinz, a corporation with significant international operations and a large, labor-intensive workforce. He also gained deep experience in operations, marketing, brand development and logistics through his service to H.J. Heinz. Bill’s experience also includes service as a director of other public companies.

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OUR BOARD OF DIRECTORS (CONTINUED)

Candace Kendle	Age 64	Director since 2011
Co-founder and Former Chairman and Chief Executive of Kendle International, Inc.

Dr. Kendle is the co-founder and was chairman and chief executive officer of Kendle International Inc., a global clinical research organization that delivers a wide range of clinical development and clinical trial services to biopharmaceutical companies around the world, until 2011. She is a founding member of the Association of Clinical Research Organizations, which fosters continued advancement of medical product development and introduction, and has served as chairperson of the organization. Dr. Kendle also serves on the board of the H.J. Heinz Company. She earned a doctorate in pharmacy from the University of Cincinnati, then completed post-doctoral training at the Cincinnati Children’s Hospital Medical Center and the University of North Carolina School of Public Health in Chapel Hill. Prior to founding Kendle International, Dr. Kendle held senior faculty positions at the University of North Carolina Schools of Pharmacy and Medicine; the University of Pennsylvania School of Medicine; the Philadelphia College of Pharmacy and Science, and the University of Cincinnati College of Pharmacy.

Candace brings to the board, among other skills and qualifications, leadership skills from her experience as the Chairman and Chief Executive Officer of a global organization, as well as insight and experience in executing strategic acquisitions, expansions into new markets, and product development. Candace also brings deep knowledge of the pharmaceutical industry as a result of her doctorate and post-doctorate work, her many years of experience as a professor and her many years of experience in the practical application of her clinical and pharmaceutical knowledge.

Ann M. Livermore	Age 53	Director since 1997
Director and Former Executive Vice President, Hewlett-Packard Company

Ann serves as a director of the Hewlett-Packard Company, after retiring as an executive of the company in 2011. In her last operational role at HP, Ann was Executive Vice President of the HP Enterprise Business, an approximately $57 billion business that encompasses storage, servers, networking, software and services (2010 revenue). The products and services from this organization serve business and public sector customers of all sizes in more than 170 countries. For more than two decades, Ann has been involved with building solutions to help HP customers manage and transform their technology environments to optimize business outcomes. Ann joined HP in 1982 and has held a variety of management positions in marketing, sales, research and development, and business management before being elected a corporate vice president in 1995. She also serves as a member of the board of directors of the Lucile Packard Children’s Hospital. Ann holds a bachelor’s degree in economics from the University of North Carolina at Chapel Hill and a master’s degree in business administration from Stanford University.

Ann brings to the board, among other skills and qualifications, extensive experience in senior leadership positions at HP, the world’s largest information technology company, a complex global business organization with a large workforce. Through her 29 years at HP, she has gained knowledge and experience in the areas of technology, marketing, sales, research and development and business management. Ann brings the experience of working in a corporate culture in which employees are encouraged to develop and grow throughout their career.

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OUR BOARD OF DIRECTORS (CONTINUED)

Rudy H.P. Markham	Age 66	Director since 2007
Retired Financial Director, Unilever PLC and Unilever NV

Rudy was the Financial Director of Unilever from August 2000 through May 2007. He joined Unilever in 1968 and from 1989-1998 was based in East Asia where he held a series of increasing responsibilities, ultimately serving as Business Group President North East Asia based in Singapore. Rudy joined the Board of Unilever as Strategy and Technology Director, became a member of its Executive Committee in May 1998 and was subsequently appointed as Financial Director. In May 2007 he retired from the Board of Unilever and on October 31, 2007 he retired as CFO. Rudy studied at Christ’s College, Cambridge, where he gained a Masters Degree in Natural Sciences. He is a fellow of the Chartered Institute of Management Accountants and of the Association of Corporate Treasurers. He also is a Non-executive Director of Legal & General Group PLC, AstraZeneca PLC and Standard Chartered PLC, where he serves as Chairman of its Audit Committee. As of February 2011, he is a member of the supervisory board of CSM, N.V. Rudy is also a Non-executive Director of the Financial Reporting Council and Non-executive Chairman of Moorfields Eye Hospital and UCLP Ltd, both of which are UK-registered institutions. In November 2009, Rudy was appointed a member of the Leverhulme Trust Board, a UK charitable foundation, and a non-executive member of the supervisory and operating boards of the British Foreign and Commonwealth Office.

Rudy brings to the board, among other skills and qualifications, significant experience in finance, technology and international operations that he gained through his almost 40 years of service at Unilever, one of the world’s largest consumer goods companies, with a large, global workforce. He served in a number of finance positions, including as Chief Financial Officer, and has a unique insight into operations based in Asia. Rudy’s experience also includes service as a director of other Europe-based global public companies.

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OUR BOARD OF DIRECTORS (CONTINUED)

Clark T. “Sandy” Randt, Jr.	Age 66	Director since 2010
President of Randt & Co. LLC.

Sandy has been the president of Randt & Co. LLC, a company that advises firms with interests in China, since 2009. He is a former U.S. ambassador to the People’s Republic of China, where he served from July 2001 until January 2009. From 1994 through 2002, he was a partner resident in the Hong Kong office of Shearman & Sterling, a major international law firm, where he headed the firm’s China practice. From 1982 through 1984, Sandy served as First Secretary and Commercial Attaché at the U.S. Embassy in Beijing. In 1974, he was the China representative of the National Council for United States-China Trade, and from 1968 to 1972, he served in the U.S. Air Force Security Service. Sandy graduated from Yale University with a B.A. in 1968 and received his law degree from the University of Michigan in 1975. He also attended Harvard Law School where he was awarded the East Asia Legal Studies Traveling Fellowship to China. Sandy is a member of the New York bar association and the Council on Foreign Relations. He is a former governor and first vice president of the American Chamber of Commerce in Hong Kong. Sandy also serves on the board of Valmont Industries, Inc. and the Board of Governors of the Yale-National University of Singapore liberal arts college.

Sandy brings to the board, among other skills and qualifications, experience in Asia and in facilitating business throughout Asia. He is recognized as one of America’s foremost authorities on China, and has more than 30 years of direct experience in Asia. He brings to the board experience in diplomacy and international trade gained through his years of service as a U.S. ambassador to the People’s Republic of China and in other positions at the U.S. Embassy in Beijing, as well as his service to the National Council for United States-China Trade. He has also served as an advisor on international matters to large, multi-national corporations, and brings the experience of leading the China practice of a major international law firm.

John W. Thompson	Age 62	Director since 2000
Chief Executive Officer, Virtual Instruments Corporation

John has been Chief Executive Officer of Virtual Instruments Corporation, a storage network and virtual optimization solutions company, since May 2010. In October 2011, he retired as Chairman of the Board of Symantec Corporation, the world leader in information security and availability solutions. Until his retirement as Chief Executive Officer in 2009, John served as Chairman and Chief Executive Officer of Symantec, since April 1999. Prior to joining Symantec, he held a variety of senior leadership positions at International Business Machines Corporation, including General Manager of IBM Americas, and was a member of IBM’s Worldwide Management Council. John is a director of Microsoft Corporation, and previously served as a director of Seagate Technology.

John brings to the board, among other skills and qualifications, his experience as Chairman and Chief Executive Officer of Symantec, one of the world’s largest software companies and the world’s largest maker of security software, as well as in senior leadership positions at IBM and Virtual Instruments. Through his experiences at Symantec, IBM and Virtual Instruments, he has gained deep knowledge in the areas of sales, marketing, technology and operations, including managing a large workforce and overseeing international business operations. John’s experience also includes service as a director of other large public companies.

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OUR BOARD OF DIRECTORS (CONTINUED)

Carol B. Tomé	Age 55	Director since 2003
Chief Financial Officer and Executive Vice President — Corporate Services, The Home Depot, Inc.

Carol has been Executive Vice President and Chief Financial Officer of The Home Depot, Inc., the world’s largest home improvement specialty retailer and the fourth largest retailer in the United States, since May 2001. In January 2007 Carol assumed the additional role of Executive Vice President — Corporate Services. Prior to that, she had been Senior Vice President — Finance and Accounting/Treasurer since February 2000. From 1995 until 2000, she served as Vice President and Treasurer. A native of Jackson, Wyoming, Carol holds a B.S. in Communication from the University of Wyoming and an M.B.A. in Finance from the University of Denver. She is an active volunteer, including serving as a member of The Committee of 200 and a member of the Atlanta Botanical Garden board. In January 2008, Carol joined the board of the Federal Reserve Bank of Atlanta and serves as chair of the board. She also serves on the board of the Metro Atlanta Chamber of Commerce.

Carol brings to the board, among other skills and qualifications, extensive experience in corporate finance throughout her career at Home Depot, the fourth largest retailer in the United States and the world’s largest home improvement specialty retailer. She brings the experience of currently serving as chief financial officer of a complex, multi-national business with a large, labor-intensive workforce. Carol’s role as chair of the board of the Federal Reserve Bank of Atlanta also brings a valuable financial experience.

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GOVERNANCE OF OUR COMPANY

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our board operations.

Selecting Nominees for Director

Our board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, considers factors such as personal character, values and disciplines, ethical standards, diversity, other outside commitments, professional background and skills, all in the context of an assessment of the needs of the board at the time. In addition, each director candidate is expected to ensure that other existing and planned future commitments will not materially interfere with his or her responsibilities as a director.

The Nominating and Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. For each of the nominees to the board, the biographies shown above highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director of the Company. The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in experience and skills relevant to the board’s performance of its responsibilities in the oversight of a complex global business.

The Nominating and Corporate Governance Committee is responsible for recommending nominees for election to the board at each annual meeting of shareowners and for identifying one or more candidates to fill any vacancies that may occur on the board. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee may use a variety of sources in order to identify new candidates. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board, and shareowner recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions of the committee and the full board. The Committee then recommends candidates to the full board, with the full board selecting the candidates to be nominated for election by the shareowners or to be elected by the board to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareowners on the same basis as recommendations from other sources. Any shareowner who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our Bylaws set forth the requirements for direct nomination by a shareowner of persons for election to the board of directors. These requirements are described under “Other Business” at the end of this proxy statement.

Director Independence

Our Corporate Governance Guidelines include categorical standards adopted by the board to determine director independence that meet the listing standards set forth by the NYSE. Our Corporate Governance Guidelines are available on the governance section of our investor relations website at www.investors.ups.com.

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GOVERNANCE OF OUR COMPANY (CONTINUED)

Pursuant to the Corporate Governance Guidelines, the board undertook its annual review of director independence in February 2012. As part of this review, the board considered whether there were any relationships between each director or any member of his or her immediate family and UPS. The board also examined whether there were any relationships between an organization of which a director is a partner, shareholder or executive officer and UPS. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. The board also evaluated the categorical standards that form a part of our Corporate Governance Guidelines.

As a result of this review, the board affirmatively determined that the following directors are independent directors: Duane Ackerman, Michael Burns, Stuart Eizenstat, Bill Johnson, Candace Kendle, Ann Livermore, Rudy Markham, Sandy Randt, John Thompson and Carol Tomé. Accordingly, 10 of our 12 directors are independent, and all directors on the following committees are independent:

•	Audit Committee;

•	Compensation Committee; and

•	Nominating and Corporate Governance Committee.

In determining the independence of Stuart Eizenstat, Bill Johnson, Ann Livermore, John Thompson and Carol Tomé, our board considered ordinary course relationships between UPS and the companies that employed these directors during 2011.

Executive Sessions of our Non-Management Directors

Our non-management directors hold executive sessions without management present as frequently as they deem appropriate. The presiding director for these meetings rotates among the chairpersons of the independent board committees, currently the Audit, Compensation and Nominating and Corporate Governance Committees. The presiding director determines the agenda for the session and, after the session, acts as a liaison between the non-management directors and the Chairman and Chief Executive Officer. The presiding director may invite the Chairman and Chief Executive Officer to join the session for certain discussions, as he or she deems appropriate. If the non-management directors include in the executive sessions any directors who are not independent directors, then at least once a year there will be an executive session including only the independent directors.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board will include a majority of independent directors, and the Guidelines and our Bylaws provide that our Chief Executive Officer will serve as Chairman of the Board. Accordingly, Scott Davis has served as Chairman of the Board since he was appointed Chief Executive Officer on January 1, 2008. Having our Chief Executive Officer serve as Chairman of the Board is consistent with the historical practice of UPS, as all nine of our previous Chief Executive Officers have also served as Chairman of the Board.

As described above under “Director Independence,” 10 of our 12 directors are independent. In addition, all of the directors on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors. Each of these committees is led by a committee chair who sets the agenda for the committee and reports to the full board on the committee’s work. We do not have a lead director, but our Corporate Governance Guidelines provide that our non-management directors will meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular board meeting. The chairs of the independent board committees rotate as presiding director, and the presiding director acts as a liaison between the non-management directors and the Chairman and Chief Executive Officer in connection with each regular meeting.

Our company has employed this leadership structure of having a combined Chairman and Chief Executive Officer for many years, and we believe

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GOVERNANCE OF OUR COMPANY (CONTINUED)

that this leadership structure has been effective for the Company. We believe that having a combined Chairman and Chief Executive Officer, a board with a majority of independent directors who meet regularly in executive session, and independent chairs for the board’s Audit, Compensation, and Nominating and Corporate Governance committees provides the best form of leadership for the Company and its shareowners. We have a single leader for our company and he is seen by our employees, customers, business partners, shareowners and other stakeholders as providing strong leadership for the Company, in our industry and in the communities in which we operate.

Board’s Role in Risk Oversight

Our board is responsible for overseeing our risk management. Under its charter, the Audit Committee is responsible for discussing with management policies with respect to financial risk assessment and enterprise risk management, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. The Board’s other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. In addition to the committees’ work in overseeing risk management, our full board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the committee chairs. The board reviews periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives.

The Company’s Senior Vice President of Legal, Compliance and Public Affairs, General Counsel and Corporate Secretary reports directly to our Chairman and Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s compliance and internal audit functions regularly reports to the Audit Committee, and each of the General Counsel and the compliance and internal audit department manager have regularly scheduled private sessions with the Audit Committee. The board of directors believes that the work undertaken by the committees of the board, together with the work of the full board of directors and the Chairman and Chief Executive Officer, enables the board of directors to effectively oversee the Company’s risk management function.

We believe that our leadership structure, as described above, supports the risk oversight function of the board. While we have a combined Chief Executive Officer and Chairman of the Board, strong independent directors chair the various committees involved with risk oversight and there is open communication between management and directors with respect to risk oversight.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

Our Corporate Governance Guidelines are available on the governance section of our investor relations website at www.investors.ups.com. The charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees also are available on our investor relations website.

We have a long-standing commitment to conduct our business in accordance with the highest ethical principles. Our Code of Business Conduct is applicable to all the representatives of our enterprise, including our executive officers and all other employees and agents of our company and our subsidiary companies, as well as to our directors. A copy of our code is available on the governance section of the investor relations website.

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GOVERNANCE OF OUR COMPANY (CONTINUED)

Committees of the Board of Directors

Our board of directors has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The following table shows the current members of each committee.

Director	Audit	Compensation	Nominating and Corporate Governance	Executive
F. Duane Ackerman		X	X*	X
Michael J. Burns	X
D. Scott Davis				X*
Stuart E. Eizenstat		X	X
Michael L. Eskew				X
William R. Johnson			X
Candace Kendle	X
Ann M. Livermore		X
Rudy H.P. Markham	X
Clark T. Randt, Jr.			X
John W. Thompson		X*
Carol B. Tomé	X*

X= current committee member; * = chair

Audit Committee.    The primary responsibilities of our Audit Committee include:

•	discharging the board’s responsibility relating to our accounting, reporting and financial practices,

•	general responsibility for overseeing our accounting and financial reporting processes,

•	overseeing the integrity of our financial statements, our systems of disclosure controls and internal controls and our compliance with legal and regulatory requirements,

•	overseeing the qualification and independence of our accountants and the performance of our internal audit function and independent accountants,

•

having sole authority to appoint and oversee a registered public accounting firm (as defined by applicable law) to serve as our independent accountants, including sole discretion to retain and terminate the independent accountants, and

•	discussing with management policies with respect to financial risk assessment and enterprise risk management.

In 2011, the Audit Committee held 10 meetings. Each member of our Audit Committee meets the independence requirements of the NYSE and SEC rules and regulations, and each is financially literate. Our board has determined that Carol Tomé is an audit committee financial expert as defined by the SEC.

Compensation Committee.    The primary responsibilities of our Compensation Committee include:

•	discharging the board’s responsibilities with respect to compensation of our executive officers,

•	recommending to the board corporate goals and objectives relevant to the compensation for our Chief Executive Officer,

•	evaluating the Chief Executive Officer’s performance in light of these goals and

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GOVERNANCE OF OUR COMPANY (CONTINUED)

objectives and establishing the total compensation for the Chief Executive Officer based on this evaluation,

•	reviewing and approving the compensation of other executive officers based upon all relevant information,

•	reviewing and approving awards to executive officers under our equity compensation plans,

•	overseeing the evaluation of risk associated with the Company’s total compensation strategy and compensation programs, and

•	exercising sole authority with respect to retention, compensation and termination of any outside consultants retained to advise the Compensation Committee.

In 2011, the Compensation Committee held seven meetings. Each member of our Compensation Committee meets the independence requirements of the NYSE and is an outside director under Section 162(m) of the Internal Revenue Code. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee.    The primary responsibilities of our Nominating and Corporate Governance Committee include:

•	receiving and considering recommendations from the Chief Executive Officer and others regarding succession at the Chief Executive Officer and other senior officer levels,

•	assisting the board in identifying and screening qualified candidates to serve as directors, including considering shareowner nominees,

•	recommending to the board candidates for election or reelection to the board or to fill vacancies on the board,

•	aiding in attracting qualified candidates to serve on the board, and

•

making recommendations to the board concerning corporate governance principles, including the structure, composition and functioning of the board and all board committees, the delegation of authority to management, board oversight of management actions and reporting duties of management.

In 2011, the Nominating and Corporate Governance Committee held four meetings. Each member of our Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.

Executive Committee.    The Executive Committee may exercise all powers of the board of directors in the management of our business and affairs, except for those powers expressly reserved to the board under Delaware law or otherwise limited by the board of directors. In 2011, the Executive Committee held no meetings.

Compensation Committee Interlocks and Insider Participation

Duane Ackerman, Stuart Eizenstat, Ann Livermore and John Thompson were members of the Compensation Committee of our board of directors during 2011. None of these directors are employees or former employees of UPS. None of the members of the Compensation Committee has any direct or indirect material interest in or relationship with us outside of his position as a non-employee director. None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serves on our board of directors or Compensation Committee.

Compensation Practices and Risk Management

We believe our compensation practices provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics which mitigate excessive risk-taking that could harm our value.

•	Considering multiple performance measures under our annual and long-term incentive

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award programs serves as an internal “check-and-balance” so as not to put emphasis solely on one measure of performance;

•

Permitting the Compensation Committee discretion in making final award determinations under the MIP program in order to take into account changing market conditions allows our executives to focus on the long-term health of our company rather than an “all or nothing” approach to achieving short-term goals;

•	Using both restricted performance units and stock options for equity awards balances risk incentives;

•	Annual and long-term incentive awards to executive officers are limited to a fixed maximum;

•

The performance measures considered under our annual and long-term incentive plans include company-wide metrics; we believe that the inclusion of company-wide metrics encourages decision-making that is in the best long-term interests of our shareowners;

•	Vesting requirements over a minimum of three years for our equity awards ensures that our executives’ interests align with those of our shareowners over the long term;

•	Incentive awards to our executive officers are subject to the clawback policy contained in the 2009 Plan; and

•	All executive officers are subject to robust stock ownership guidelines.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held five meetings during 2011. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member. It is the board’s policy that our directors attend the annual meeting. All but one of the directors who were serving on the board at our 2011 annual meeting attended the meeting.

Majority Voting for Directors and Director Resignation Policy

Our Certificate of Incorporation and Bylaws provide for majority voting in uncontested director elections. Under the majority voting standard, directors are elected by a majority of the votes cast, which means that the number of shares voted for a director must exceed the number of shares voted against that director.

Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has established procedures for any director who is not elected to tender his or her offer to resign. Upon receiving the director’s offer to resign, the Nominating and Corporate Governance Committee will recommend to the board whether to accept or reject the offer to resign, or whether other action should be taken. In determining whether or not to recommend that the board accept any resignation offer, the Nominating and Corporate Governance Committee may consider all factors believed relevant by the Committee’s members. If a majority of the members of the Nominating and Corporate Governance Committee were required to tender their offers of resignation as provided above, the independent directors on the board who were not required to tender their offers of resignation will act as a committee to consider the offers and recommend to the board whether or not to accept them.

The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In deciding whether or not to accept the offer to resign as well as, if applicable, the effective date of the board’s acceptance of the offer to resign and any other conditions, the board will consider the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the board believes to be relevant. Any director who offers to resign is expected to recuse himself or herself from the board vote unless the number of independent

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GOVERNANCE OF OUR COMPANY (CONTINUED)

directors who were successful incumbents is fewer than three. Thereafter, the board will promptly publicly disclose its decision regarding any offer to resign (including the reason(s) for rejecting the resignation offer, if applicable). If the board determines to accept a director’s offer to resign pursuant to this process, the Nominating and Corporate Governance Committee will recommend to the board and the board will thereafter determine whether and when to fill such vacancy or reduce the size of the board.

Related Person Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for overseeing our written Code of Business Conduct, which includes policies relating to conflicts of interest. The Code requires that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of UPS as a whole.

At least annually, each director and executive officer completes a detailed questionnaire that inquires about any business relationship that may give rise to a conflict of interest and all transactions in which UPS is involved and in which the executive officer, a director or a related person has a direct or indirect material interest. We also conduct a review, at least annually, of our financial systems to identify potential conflicts of interest and related person transactions.

The Nominating and Corporate Governance Committee, which includes only independent directors, conducts an annual review of the information from the questionnaire and financial systems review, evaluates related person transactions (if any) involving the directors and their related persons and makes recommendations to the board of directors regarding the independence of each board member.

If a transaction arises during the year that may require disclosure as a related person transaction, information about the transaction would be provided to the Audit Committee and the Nominating and Corporate Governance Committee, as applicable, for review, approval or ratification of the transaction.

We have not entered into any related person transactions that meet the requirements for disclosure in this proxy statement.

We have purchase, finance and other transactions and relationships in the normal course of business with companies with which our directors are associated, but which are not material. The Nominating and Corporate Governance Committee has reviewed these transactions and relationships and believes they were entered into on terms that are both reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

Communicating with our Board of Directors

Any shareowners or interested parties who wish to communicate directly with our board of directors, with our non-management directors as a group or with the presiding director of our non-management directors may do so by writing to the Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Please specify to whom your letter should be directed. Once the communication is received and reviewed by the Corporate Secretary, it will be promptly forwarded to the addressee. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to our directors.

Other Information Regarding Directors

Michael Burns is the former Chairman, Chief Executive Officer and President of Dana Corporation. Dana Corporation filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on March 3, 2006. On January 31, 2008, Dana Corporation emerged from Chapter 11, prior to his departure from Dana Corporation.

24	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of our board of directors is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the 2011 audit, the Audit Committee has:

•

Reviewed and discussed with management UPS’s audited financial statements, including management’s report on internal controls over financial reporting, included in our Annual Report on Form 10-K for the year ended December 31, 2011;

•

Discussed with Deloitte & Touche the matters required by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received from and discussed with Deloitte & Touche the communications from Deloitte & Touche required by the Public Company Accounting Oversight Board regarding their independence.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche.

The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards and the requirements of Section 10A(m)(3) of the Exchange Act.

The Audit Committee

Carol B. Tomé, Chair

Michael J. Burns

Candace Kendle

Rudy H.P. Markham

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	25

AUDIT COMMITTEE MATTERS (CONTINUED)

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2011 and 2010 by our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were:

	2011	2010
Audit Fees(1)	$11,926,000	$12,396,000
Audit-Related Fees(2)	871,000	1,042,000
Total Audit and Audit-Related Fees	12,797,000	13,438,000
Tax Fees(3)	1,406,000	1,572,000
All Other Fees	0	0
Total Fees	$14,203,000	$15,010,000

(1)	Includes fees for the audit of our annual financial statements, Sarbanes-Oxley Section 404 attestation procedures, statutory audits of foreign subsidiary financial statements and services associated with securities filings.
(2)	Includes fees for employee benefit plan audits, SSAE No. 16 independent service auditors’ reports and accounting consultations.
(3)	Includes fees for tax compliance work and tax planning and advice services.

The Audit Committee has considered whether the provision of audit-related and other non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence.

Our Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to us by Deloitte & Touche. The policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee. The Audit Committee has delegated to its chair authority to pre-approve permitted services between the Audit Committee’s regularly scheduled meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for review by the Audit Committee. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of our independent registered public accounting firm.

26	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

COMPENSATION OF DIRECTORS

We provide both cash and equity awards to our non-employee directors. Our employee directors do not receive any compensation for service as a director. Directors are reimbursed for their expenses related to board membership.

In 2011, our non-employee directors received an annual cash retainer of $90,000. The chairs of the Compensation and Nominating and Corporate Governance Committees received an additional annual cash retainer of $15,000, and the chair of the Audit Committee received an additional annual cash retainer of $20,000. Cash retainers are paid on a quarterly basis. Under the UPS Deferred Compensation Plan, non-employee directors may defer retainer fees quarterly, but we do not make any company contributions under this plan. There are no preferential or above-market earnings in the UPS Deferred Compensation Plan.

In addition, in 2011 non-employee directors received an annual restricted stock unit grant in the amount of $150,000 that will be settled in shares of class A common stock (rounded down to the nearest whole share). RSUs are required to be held until the director separates from the UPS board of directors. The annual equity grant is prorated based on the portion of the year that a director serves on the board. There is no additional equity award for new non-employee directors who join the board.

2011 Director Compensation

The following table sets forth the compensation paid to our non-employee directors in 2011.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	All Other Compensation($)(3)	Total($)
F. Duane Ackerman	105,000	149,991	0	254,991
Michael J. Burns	90,000	149,991	0	239,991
Stuart E. Eizenstat	90,000	149,991	0	239,991
Michael L. Eskew	90,000	149,991	13,630	253,621
William R. Johnson	90,000	149,991	0	239,991
Candace Kendle(4)	45,000	112,483	0	157,483
Ann M. Livermore	90,000	149,991	0	239,991
Rudy H.P. Markham	90,000	149,991	0	239,991
Clark T. Randt, Jr.	90,000	149,991	0	239,991
John W. Thompson	105,000	149,991	0	254,991
Carol B. Tomé	110,000	149,991	0	259,991

(1)	The following directors deferred 2011 cash compensation into the UPS Deferred Compensation Plan (further described in the Compensation of Executive Officers section under the Non-Qualified Deferred Compensation Table): D. Ackerman — $105,000; and C. Tomé — $110,000.
(2)	The values for stock awards in this column represent the grant date fair value of the restricted stock units granted in 2011, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2011 Annual Report on Form 10-K.

Restricted stock units are fully vested on the date of grant, and will be paid in shares of class A common stock following the director’s separation from service from UPS. Dividends earned on each award are reinvested in additional units at each dividend payable date.

(3)	This column represents financial planning services paid in 2011.
(4)	Dr. Kendle was appointed to the board on August 11, 2011.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	27

COMPENSATION OF DIRECTORS (CONTINUED)

The aggregate number of stock awards and option awards made under our director compensation programs and outstanding as of December 31, 2011 for each of our non-employee directors are set forth below.

	Stock Awards			Stock Options
Name	Restricted Stock (#)	Restricted Stock Units(#)	Phantom Stock Units (#)	Number of Shares Underlying Options (#)
F. Duane Ackerman	376	6,645	0	0
Michael J. Burns	0	6,645	0	0
Stuart E. Eizenstat	0	6,645	0	0
Michael L. Eskew	0	6,645	0	0
William R. Johnson	0	7,478	0	0
Candace Kendle	0	1,765	0	0
Ann M. Livermore	0	6,645	2,043	4,198
Rudy H.P. Markham	394	6,645	0	0
Clark T. Randt, Jr.	0	3,585	0	0
John W. Thompson	0	6,645	2,043	4,198
Carol B. Tomé	0	6,645	966	2,864

28	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

OWNERSHIP OF SECURITIES

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information as to any person known to us to be the beneficial owner of more than five percent of our class A or class B common stock.

Name and address	Number of Shares Beneficially Owned	Percent of Class
BlackRock Inc.(1) 40 East 52nd Street New York, NY 10022	40,084,175	5.54%

(1)	According to a Schedule 13G/A filed with the SEC on February 8, 2012, BlackRock Inc. has sole voting and dispositive power with respect to 40,084,175 shares of our class B common stock. According to the Schedule 13G/A, BlackRock beneficially owned 5.54% of our class B common stock as of December 30, 2011.

The following table sets forth the beneficial ownership of our common stock as of January 27, 2012 by our current directors and nominees, our Chief Executive Officer, Chief Financial Officer and three other executive officers who had the highest total compensation for 2011, calculated in accordance with SEC rules and regulations (the “Named Executive Officers”), and all of our directors and executive officers as a group.

	Number of Shares Directly Owned(1)(2)		Options Exercisable within 60 Days(3)	Additional Shares in which the Beneficial Owner Has or Participates in the Voting or Investment Power(4)		Total Shares Beneficially Owned(5)
Directors and Executive Officers	Class A Shares	Class B Shares
David P. Abney	113,924	3,065	57,961	0		174,950
F. Duane Ackerman	2,062	0	0	0		2,062
David A. Barnes	110,566	0	33,553	0		144,119
Michael J. Burns	4,848	0	0	0		4,848
D. Scott Davis	172,743	0	87,743	5,696,742	(6)	5,957,228
Stuart E. Eizenstat	4,848	200	0	0		5,048
Michael L. Eskew	220,668	90,048	204,235	5,696,742	(6)	6,211,693
William R. Johnson	0	160	0	0		160
Candace Kendle	0	0	0	0		0
Kurt P. Kuehn	62,367	0	42,947	0		105,314
Ann M. Livermore	26,901	0	4,198	0		31,099
Rudy H.P. Markham	1,607	0	0	0		1,607
John J. McDevitt	78,581	10,000	36,296	0		124,877
Clark T. Randt, Jr.	0	0	0	0		0
John W. Thompson	7,573	18,546	4,198	0		30,317
Carol B. Tomé	5,137	2,936	2,864	0		10,937
Shares held by all directors and executive officers as a group (22 persons)	1,073,859	154,997	652,042	5,696,742	(7)	7,577,640	(7)

(1)	Includes shares for which the named person has sole voting or investment power or has shared voting or investment power with his or her spouse. Includes shares held by immediate family members as follows: Abney — 29,900; Barnes — 2,930; Eskew — 40,820; Kuehn — 3,016; McDevitt — 18,163; and all directors and executive officers as a group — 101,006. Each named individual disclaims all beneficial ownership of the shares held by immediate family members.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	29

OWNERSHIP OF SECURITIES (CONTINUED)

(2)	Includes shares pledged as of January 27, 2012 as follows: Abney — 36,620; Barnes — 32,657; Davis — 6,600; Kuehn — 52,366; McDevitt — 39,026; and all directors and executive officers as a group — 263,916.
(3)	Represents class A shares that may be acquired through stock options exercisable through March 27, 2012.
(4)	None of the individuals listed, nor members of their families, has any direct ownership rights in the shares listed. See footnotes 6 and 7.
(5)	All directors and executive officers individually and as a group held less than one percent of outstanding shares, based on an aggregate of 958,428,930 shares of class A and class B common stock outstanding as of January 27, 2012. Assumes that all options exercisable through April 1, 2012 owned by the named individual are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.
(6)	Includes 5,520,484 class A shares and 176,258 class B shares owned by the Annie E. Casey Foundation, Inc., of which Scott Davis, Mike Eskew and one other executive officer not listed above and other persons constitute the corporate Board of Trustees.
(7)	Includes shares owned by the Annie E. Casey Foundation, Inc. Eliminates duplications in the reported number of shares arising from the fact that several directors and executive officers share in the voting power with respect to these shares.

Additional Ownership

In addition to the beneficial ownership of our common stock shown above, our directors and executive officers also hold equity instruments that are not reported in the beneficial ownership table but represent additional financial interests that are subject to the same market risk as ownership of our common stock. The number of shares of stock to which these stock units are equivalent as of January 27, 2012 is as follows.

	Restricted Stock Units	Phantom Stock Units	Restricted Performance Units	Stock Option Deferral Shares	Other Deferred Compensation Plan Shares	Total
David P. Abney	47,916	0	24,655	15,952	0	88,523
F. Duane Ackerman	6,645	0	0	0	3,279	9,924
David A. Barnes	19,200	0	21,438	9,133	0	49,771
Michael J. Burns	6,645	0	0	0	3,954	10,599
D. Scott Davis	121,711	0	66,202	5,514	0	193,427
Stuart E. Eizenstat	6,645	0	0	0	0	6,645
Michael L. Eskew	7,242	0	26,989	45,750	0	79,981
William R. Johnson	7,478	0	0	0	0	7,478
Candace Kendle	1,765	0	0	0	0	1,765
Kurt P. Kuehn	23,530	0	21,592	12,905	0	58,027
Ann M. Livermore	6,645	2,043	0	0	0	8,688
Rudy H.P. Markham	6,645	0	0	0	0	6,645
John J. McDevitt	20,167	0	22,512	22,329	0	65,008
Clark T. Randt, Jr.	3,585	0	0	0	0	3,585
John W. Thompson	6,645	2,043	0	0	247	8,935
Carol B. Tomé	6,645	966	0	0	0	7,611

30	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

OWNERSHIP OF SECURITIES (CONTINUED)

Restricted stock units (“RSUs”) are bookkeeping units, the value of each of which corresponds to one share of UPS class A common stock. We grant RSUs to our non-employee directors.

Phantom stock units are bookkeeping units, the value of each of which corresponds to one share of UPS class A common stock. Dividends paid on UPS common stock are added to the director’s phantom stock unit balance. Upon termination of the individual’s service as a director, amounts represented by phantom stock units will be distributed in cash over a time period elected by the recipient.

Restricted performance units (“RPUs”) are bookkeeping units, the value of each of which corresponds to one share of UPS class A common stock. We grant RPUs to the Named Executive Officers under two programs, the Management Incentive Program and the Long-Term Incentive Performance Award Program.

Stock option deferral shares are shares held for the individual in a rabbi trust within the UPS Deferred Compensation Plan. Each individual elected to defer the receipt of these shares rather than acquiring them directly upon the exercise of a stock option.

Other deferred compensation plan shares are amounts within the UPS Deferred Compensation Plan allocated to UPS common stock. These represent the non-employee directors’ retainer fees that have been deferred and invested in UPS stock.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	31

EXECUTIVE COMPENSATION

The following sections provide information about our Named Executive Officers and our executive compensation program. It starts with the Compensation Discussion and Analysis, which explains how and why the Compensation Committee made its 2011 compensation decisions for the Named Executive Officers, followed by the report of our Compensation Committee, sometimes referred to in the following sections as the Committee. We then provide the detailed executive compensation tables in the format required by the SEC.

2011 Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes UPS’s executive compensation programs for 2011 and certain aspects of the programs for 2012. The focus of this section of the proxy is to explain how and why the Committee made its 2011 compensation decisions for the following Named Executive Officers, or NEOs:

D. Scott Davis	Chairman and Chief Executive Officer
David P. Abney	Senior Vice President and Chief Operating Officer
Kurt P. Kuehn	Senior Vice President and Chief Financial Officer
David A. Barnes	Senior Vice President and Chief Information Officer
John J. McDevitt	Senior Vice President, Human Resources and Labor Relations

Executive Summary

Business Environment

UPS had record earnings per share in 2011, despite the challenges faced by global markets, and continued to strengthen our standing as the leading enabler of commerce around the world. Throughout the year, we sought to expand our service offerings and maintain the high quality service and value our customers have come to expect from UPS, while continuing our efforts to effectively manage our costs. In our U.S. Domestic segment, we had strong revenue growth and significant margin expansion. In our International segment, we had record revenue on volume growth that outpaced the market. In our Supply Chain & Freight segment we upgraded our capabilities and had strong operating profit, with contributions from all business units.

We continued to make strategic investments in healthcare capabilities, global infrastructure, service alliances, technology and new products and services. For example, in 2011, we acquired an Italian healthcare distribution company and expanded our Cologne Air Hub.

Superior execution and employee commitment across all business units enhanced our ability to provide solutions that create value for our customers. Revenue, operating profit and earnings per share improved during 2011 as we managed our operations well, attracted and retained business and maintained focus on the long-term health of the Company, specifically:

•	We achieved a 7.2% increase in our 2011 consolidated revenue.

•	Our 2011 consolidated diluted earnings per share increased by 15.3%.

•	We continued to generate strong free cash flow in 2011.

•	Our 2011 total shareowner return was 3.88%, which compared favorably to the Dow Jones Transportation Average (which was flat) and the Standard & Poor’s 500 Index (which was 2.12%).

•	We expanded our Asia Air network, Chengdu, Guam, Tokyo to Taipei and Guangzhou, and added Hong Kong to Europe direct flights.

•	We formed a new alliance in Colombia, and increased our air network capacity in South America.

32	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

•	We expanded our healthcare logistics business.

•	We added new services, including UPS My Choice, UPS Returns Exchange and UPS Returns Pack and Collect.

We believe UPS has the global network, infrastructure, management team and portfolio of technological capabilities to provide an unparalleled array of customer solutions.

Summary of 2011 Compensation Actions

Key compensation decisions for the Named Executive Officers for 2011 include the following:

•	Our executive compensation programs were modified effective January 2011 so that all elements of equity compensation will be performance-based.

•	Base salaries of the NEOs were increased by an average of 4.8%; the base salary of the CEO was increased by 3.0% which was equivalent to the merit budget for the broader management population in 2011.

•

We modified our stock ownership guidelines for the CEO (eight times annualized salary), the Management Committee (five times annualized salary) and the board of directors (five times annualized retainer).

•	2011 annual incentive awards for the NEOs under the Management Incentive Program were earned at 95% of target. 2011 MIP ownership incentive awards equal to one month’s salary were earned by the NEOs.

•	The 10% potential increase in restricted performance units under the Long-Term Incentive program was not earned for the 2007 grant maturing in 2012, due to below target earnings per share performance.

•	2011 Long-Term Incentive Performance award tranches were earned at 95% of target based on revenue growth and operating return on invested capital and the 2011 earnings measurement tranche for the 2009 LTIP was earned at target based on earnings per share achievement.

•

The Compensation Committee approved a redesigned financial services benefit for executives through which the Company will reimburse fees from financial and tax services providers up to $15,000 per year per covered executive.

Compensation and Governance Practices

We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our shareowners by tying a significant portion of pay to company performance over a multi-year period and by promoting our long-standing owner-manager culture. Other compensation and governance practices that support these principles, each of which is described in more detail in this Compensation Discussion and Analysis, include the following:

•	We do not have employment agreements with any of our executive officers.

•	We do not have a separate change in control or severance agreement with any of our executive officers.

•	Our compensation practices provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics which mitigate excessive risk-taking.

•

Our 2009 Plan and the proposed 2012 Plan include a clawback provision that permits us to recover awards granted to executive officers if the financial results used to determine the amount of the award are materially restated and the executive officer engaged in fraud or intentional misconduct.

•	Our 2009 Plan and the proposed 2012 Plan generally require a “double trigger” — both a change in control and a termination of employment — to accelerate the vesting of unvested awards.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	33

EXECUTIVE COMPENSATION (CONTINUED)

•	We have robust stock ownership guidelines that include a target ownership of eight times annual salary for the Chief Executive Officer and five times annual salary for the other executive officers.

•

Executive officers and directors are prohibited from purchasing or selling derivative securities relating to UPS stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities.

•

Since equity award programs can have a dilutive impact on shareowner value, we regularly evaluate our overhang ratio and our annual grant rate, and we believe that our low overhang (7.21%) and grant rate (0.89%) percentages demonstrate our objective to effectively and responsibly manage equity usage.

Compensation Decisions — Process and Inputs

Executive Compensation Strategy

The UPS executive compensation programs are designed to:

•	Drive organizational performance by tying a significant portion of pay to company performance;

•	Retain and motivate talent by fairly compensating executive officers; and

•	Encourage long-term stock ownership and careers with UPS, linking executives to long-term value creation.

Our compensation programs are designed to emphasize strong annual performance and foster long-term operational performance and success. We believe that a majority of total compensation (base salary, annual incentives and long-term incentives) that can be earned by the Named Executive Officers should be “at risk”, meaning that the compensation is only earned by meeting annual or long-term performance goals. The 2011 compensation elements with “at risk” components are approximately 75% of the 2011 target compensation opportunity for all of the Named Executive Officers, and approximately 78% for our Chief Executive Officer.

Below are charts that demonstrate, for the CEO and for the NEOs as a group, the portion of target compensation that is at risk.

2011 Target Compensation for CEO

2011 Target Compensation for all NEOs

34	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Roles and Responsibilities

The UPS executive compensation program is administered by the Compensation Committee of the board of directors. Each of the four non-employee directors on the Compensation Committee meets the independence requirements of the NYSE. The Compensation Committee has sole authority to engage and terminate outside advisors and consultants to assist the Compensation Committee in carrying out its responsibilities. In 2011, the Committee retained Frederic W. Cook & Co. (“Cook”). Cook reports directly to the Chair of the Compensation Committee. Cook provides no additional services to UPS.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	35

EXECUTIVE COMPENSATION (CONTINUED)

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process.

Participant	Roles
Compensation Committee	• Reviews and recommends to the board the corporate goals and objectives relevant to the compensation for the Chief Executive Officer

• Evaluates the performance of the Chief Executive Officer in light of the goals and objectives and determines and approves the total compensation of the Chief Executive Officer based on this evaluation

• Reviews the Chief Executive Officer’s performance assessment of other executive officers, and reviews and approves compensation for the executive officers, including the Named Executive Officers
• Reviews and approves awards to executive officers under certain incentive compensation and equity-based plans, and reviews and approves the design of other benefit plans for executive officers
• Oversees the evaluation of risk associated with the Company’s total compensation strategy and compensation programs
• Reviews and discusses with management the Compensation Discussion and Analysis
• Prepares the Compensation Committee’s report on executive compensation
Independent Members of the Board of Directors	• Reviews the Committee’s assessment of the Chief Executive Officer’s performance
Independent Compensation Consultant	• Serves as a resource for market data on pay practices and trends
• Provides independent advice to the Compensation Committee
• Provides competitive analysis and advice related to outside director compensation
• Reviews the Compensation Discussion and Analysis
Executive Officers	• The Chief Executive Officer makes compensation recommendations to the Compensation Committee for the other executive officers with respect to base salary

• The Chief Executive Officer and the Chief Financial Officer make recommendations on performance goals under our incentive compensation plans and provide recommendations as to whether performance goals were achieved at the end of the performance period

• Executive officers are not present when the Compensation Committee meets in executive session, or when decisions about their own compensation are made

36	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Market Data

While the Compensation Committee considers market data in making compensation decisions, it does not target compensation at a particular percentile or within any targeted range based solely on competitive data. The data is one of a variety of factors considered by the Compensation Committee when considering base salary, annual and long-term equity awards and total compensation levels, and is generally considered as a market check.

Each year, we review general compensation survey data from sources such as Towers Watson to provide the Compensation Committee with information about our compensation levels relative to comparable sized companies. In addition, we look at pay practices and levels for a peer group of companies that typically have global operations, a diversified business and annual sales and market capitalizations comparable to UPS. The 2011 peer group consisted of the following 19 companies:

Boeing Co.	Dell Inc.	Lowes Companies Inc.	Target Corp.
Caterpillar Inc.	FedEx Corporation	McDonald’s Corp.	United Technologies Corp.
Coca-Cola Co.	Johnson & Johnson	PepsiCo Inc.	Walgreen Co.
Coca-Cola Enterprises Inc.	Kroger Co.	Procter & Gamble	Xerox Corp.
Costco Wholesale Corp.	Lockheed Martin	Sysco Corp.

Internal Equity

In addition to market data, the Compensation Committee considers the differentials between executive officer compensation and other UPS positions, and the additional responsibilities of the Chief Executive Officer compared to the other executive officers. Internal comparisons are made between executive officers and their direct reports in an effort to ensure that compensation paid to executive officers is reasonable compared to that of others with whom they work.

Annual Performance Reviews

Each year the Chief Executive Officer provides the Compensation Committee with a subjective assessment of the Named Executive Officers. The Compensation Committee undertakes a comprehensive review each year of the Chief Executive Officer’s performance and the full board meets in executive session to review the Chief Executive Officer’s performance. Factors considered include the Chief Executive Officer’s strategic vision and leadership, execution of our business strategy and achievement of our business goals, his demonstrated ability to make long-term decisions that create competitive advantage and his overall effectiveness as a leader and role model.

Elements of UPS Compensation

The components of the compensation program for our Named Executive Officers are:

•	Base salary;

•	Annual incentive awards delivered in both cash and equity;

•	Long-term equity incentive awards; and

•	Benefits and perquisites.

Base Salary

The Compensation Committee considers a number of factors in determining the annual base salaries of the Named Executive Officers. While company performance is the most important factor, scope of responsibility, leadership, market data and internal equity comparisons are all considered by the Compensation Committee when determining annual salary adjustments.

In 2011, as part of an initiative to simplify compensation, the half-month bonus program was discontinued as a separate payment and incorporated into monthly salaries. The half-month bonus was a cash bonus historically awarded in the fourth quarter to eligible salaried employees in the U.S., including the Named Executive Officers.

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EXECUTIVE COMPENSATION (CONTINUED)

In addition, base salaries of the NEOs were increased by an average of 4.8%. The base salary of the CEO was increased by 3.0% which was equivalent to the merit budget for the broader management population in 2011. Base salary increases were to reward performance and, for certain Named Executive Officers, to bring their compensation more in line with market rates.

Annual Incentives

MIP Award — Overview

The MIP award is designed to align pay with annual company performance. In 2011, the following changes were made to the program to strengthen the link between incentive compensation and company performance and to ensure that such awards satisfy the performance-based requirements for tax deductible compensation.

•	The performance period changed from October 1 though September 30 to January 1 to December 31 to be consistent with our fiscal year and business plan.

•

Time-vested restricted performance units, or RPUs, under the Long-Term Incentive program have been eliminated beginning in 2012 and the value is included in the MIP opportunity, which is 100% performance-based.

•

Based on the formula approved by the Compensation Committee for 2011, executive officer MIP awards are targeted at a pool of 0.5% of net income in total; the CEO’s maximum is 20% of the pool and each other NEO’s maximum is 7.25% of the pool. The same performance measure and maximum allocation were approved by the Compensation Committee for 2012.

The maximum incentive pool approach for the executive officers is intended to align pay with actual company performance in a manner that also provides compensation that is exempt from the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code. The awards are granted under the 2009 Plan. Company net income performance will fund the pool to a maximum level, but the actual awards are determined based on the Compensation Committee’s discretion. The Committee may approve awards that are less than the maximum but may not exceed the funded maximum amount for each NEO.

The primary factors considered by the Committee in exercising its discretion include:

•	Overall company performance, including the 2011 MIP Evaluation Metrics listed on the next page.

•	Business environment and economic trends.

•	Target opportunity for each executive.

•	MIP factor (percent of target) applied to the non-executive MIP participants to determine MIP awards.

Although the Compensation Committee will consider the awards earned by employees under the broad MIP plan, it is just one input to their determination.

The target opportunity for MIP was increased in 2011 to include the value of time-based RPUs historically provided in the Long-Term Incentive program. This change increases the amount of performance-based compensation fully at risk based on company performance. The change continues to support our emphasis on stock ownership and long-term performance because the award is provided two-thirds in RPUs and one-third in cash. As set forth in the terms and conditions approved by the Compensation Committee, MIP RPUs vest 20% per year over a five year period.

We determine the number of RPUs granted by calculating the dollar value of the portion of the MIP award allocated to RPUs and dividing by the applicable closing price of our class B common stock on the NYSE. In light of the five year vesting schedule, we do not maintain additional holding period requirements for our employees after vesting. When dividends are paid on UPS common stock, an equivalent value is credited to the participant’s bookkeeping account in additional RPUs.

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EXECUTIVE COMPENSATION (CONTINUED)

2011 MIP Performance Incentive Award Results

For 2011, the Company’s net income as shown on the company’s 2011 audited statements of consolidated net income was $3.804 billion which results in a maximum incentive pool for executive officers of $19.020 million. The maximum for the CEO is therefore $3.804 million and $1.379 million for the other Named Executive Officers. In exercising their discretion to more closely align executive officer MIP performance incentive awards with company performance, the Committee considered a number of factors including, but not limited to, company performance relative to target objectives for the executive officers detailed in the accompanying table (the 2011 MIP Evaluation Metrics), the level at which the MIP award was earned by non-executive employees (95%), the general macro-economic environment and the Company’s overall performance.

The 2011 MIP Performance Incentive Evaluation Metrics and actual results considered by the Committee are shown in the following table.

2011 Evaluation Metrics	Target	Actual
Consolidated Revenue Growth	8.0%	7.2%
Adjusted Consolidated Earnings Per Share Growth	19.0%	18.8%
Consolidated Package Average Daily Volume Growth	3.8%	1.4%

A specific weight was not assigned to any of the aspects of performance listed above. The Committee uses its judgment to determine final awards based on the Company’s success in implementing the business plan and the challenges of the economic and competitive market in which UPS operated during the year.

Summarized in the table below are the NEOs’ maximum funded MIP performance incentive award based on the net income formula, target MIP performance incentive award, and the actual MIP performance incentive award based on the Committee’s discretion.

2011 MIP Award	Maximum($)	Target($)	Actual($)
D.Scott Davis	3,803,999	1,700,127	1,615,121
David P. Abney	1,378,950	619,554	588,576
Kurt P. Kuehn	1,378,950	566,982	538,633
David A. Barnes	1,378,950	551,382	523,813
John J. McDevitt	1,378,950	562,614	534,483

MIP Ownership Incentive Award

To reward management employees for maintaining significant ownership of UPS equity securities, all MIP participants are eligible for an additional incentive award up to the equivalent of one month’s salary. The MIP ownership incentive award is paid in the same proportion of cash and RPUs as the MIP award.

The amount of the award is equal to the participant’s equity ownership multiplied by an ownership incentive award percentage, which is

1.25% for the Chief Executive Officer and 1.50% for the other Named Executive Officers. The maximum award that can be earned is one month’s salary.

Ownership levels for the 2011 awards were determined by totaling the number of UPS shares in the participant’s family group accounts and the participant’s unvested restricted units and deferred compensation shares, and then multiplying the sum by the closing price of a class B share on the NYSE on December 30, 2011 (the last trading day of the year). All of the Named Executive Officers earned the maximum MIP ownership incentive award of one month’s salary.

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EXECUTIVE COMPENSATION (CONTINUED)

Long-Term Incentives

Our long-term incentive programs provide participants with grants of equity-based incentives that are intended to reward performance over a multi-year period. For 2011, our equity programs included the Long-Term Incentive (“LTI”) program and the Long-Term Incentive Performance (“LTIP”) award program. All awards under the programs were granted under the 2009 Plan.

Program	Payment Form and Program Type	Target Amount	Performance Measures and/or Value Proposition	Program Objectives

Stock options under LTI	Stock options vest 20% per year over five years and have a ten-year term	25% of target LTI (175% of base salary for the Chief Executive Officer and 125% for the other executive officers)	Value recognized only if UPS stock price appreciates	Provides a significant link to company stock price performance Enhances stock ownership and shareowner alignment

Restricted performance units under LTI	RPUs are paid in UPS stock upon vesting Vest 20% per year over five years	75% of target LTI (175% of base salary for the Chief Executive Officer and 125% for the other executive officers)	Value increases or decreases with stock price	Retention Enhances stock ownership and shareowner alignment

Restricted performance units under LTIP	RPUs are settled in UPS stock if earned based on company performance If earned, award vests after the end of the third fiscal year	As a percent of base salary: 675% — Chief Executive Officer 575% — Chief Operating Officer 300% — Chief Financial Officer 250% — other executive officers	Revenue growth Operating return on invested capital Three-year EPS targets Value increases or decreases with stock price	Supports the Company’s annual and long-term operating plan and business strategy Enhances stock ownership and shareowner alignment

Long-Term Incentive Program — Overview

Our 2011 LTI program had two parts: stock option awards and restricted performance units. In 2011 and in prior years, grants were made annually, typically in May of each year. Region manager-level and above participants, including the Named Executive Officers, received 75% of their award in RPUs and 25% in stock options in an effort to more closely align their compensation with shareowner return. All other participants received 100% of their award in RPUs.

The LTI program has been eliminated for the Named Executive Officers beginning in 2012. We intend to continue making annual stock options awards to the Named Executive Officers in 2012 and future years.

2011 LTI Target Amounts

Target amounts vary to reflect the responsibility level of executive positions and competitive market practice. The 2011 total target award value at grant for the LTI awards was set at 175% of annualized base salary for the Chief Executive Officer and 125% of annualized base salary for the other executive officers. For other management employees, target award values range from 25% to 75% of annualized base salary.

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EXECUTIVE COMPENSATION (CONTINUED)

2011 LTI Grants

2011 LTI awards for the Named Executive Officers were granted 75% in restricted performance units and 25% in stock options. The number of stock options granted is determined by dividing 25% of the target award value by the Black-Scholes value of a UPS stock option on the date of grant. The number of restricted performance units granted is determined by dividing 75% of the target award value by the NYSE closing price of UPS stock on the date of grant. The number of stock options and restricted performance units granted to the Named Executive Officers on May 4, 2011 is shown in the Grants of Plan-Based Awards for 2011 table.

Stock Options

The Compensation Committee believes that stock options provide a significant link to company performance and maximize shareowner value, as the option holder receives value only if our stock price increases. Stock options also have retention value, as the option holder will not receive value from the options unless he or she remains our employee during the vesting period of the award (except in the case of retirement, death or disability during the vesting period).

Stock options granted during and after 2008 vest 20% per year over five years and expire ten years from the date of grant. In light of the five year duration of the vesting schedule, we do not maintain additional holding period requirements for our employees after vesting. Grants do not include dividend equivalents or any reload grant features.

Restricted Performance Units

RPUs are bookkeeping units, the value of which corresponds to one share of class A common stock. The decision by the Compensation Committee to use restricted performance units is based on two goals for the award:

•	Maintain the long-term nature of the award and its impact on retention; and

•	Align management with shareowner interests by utilizing an award linked to share price performance.

Restricted performance units granted under the LTI program after 2007 vest 20% per year over five years. Upon vesting of restricted performance units, the individual receives shares of UPS class A common stock. In light of the five year duration of the vesting schedule, we do not maintain additional holding period requirements for our employees after vesting. When dividends are paid on UPS common stock, an equivalent value is automatically credited to the participant’s bookkeeping account in additional restricted performance units.

The restricted performance units granted under the LTI program prior to 2008 provided that the number of restricted performance units ultimately earned would increase by 10% if we attain a performance measure, such as adjusted diluted earnings per share, for the five-year performance period. Beginning in 2008, the restricted performance units no longer include this provision.

Long-Term Incentive Performance Award Program — Overview

The LTIP award program is designed to further strengthen the performance component of our executive compensation package and enhance retention of key talent. Approximately 500 members of our senior management team, including the Named Executive Officers, participate in this program.

The program has a three-year award cycle. A target award of RPUs is granted to executive officers and certain other eligible managers at the beginning of the three-year period. Ninety percent of the total target award is divided into three substantially equal performance tranches, one for each calendar year in the three-year award cycle. The remaining 10% is based upon achievement of a diluted earnings per share target for the third year. Performance measures, such as revenue growth, operating return on invested capital (“ROIC”), and diluted earnings per share, are set by the Compensation Committee at the beginning of each calendar year in the three-year award cycle.

The actual number of RPUs that the management employee will receive is determined once the payment percentage for a particular tranche has been approved by the Compensation Committee, based on achievement of performance goals for the applicable calendar year.

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EXECUTIVE COMPENSATION (CONTINUED)

LTIP Target Award Values

The Compensation Committee approved 2011 target award values for the three-year 2011 LTIP awards at 675% of base salary for the Chief Executive Officer, 575% of base salary for the Chief Operating Officer, 300% of base salary for the Chief Financial Officer and 250% of base salary for the other executive officers. For other management employees, targets range from 50% to 200% of base salary. Target award values are based on internal pay equity considerations and market data regarding total compensation of comparable positions at similarly sized companies. Differences in the target award values are based on increasing levels of responsibility amongst the management team. The maximum LTIP award that can be earned is 150% of target.

The threshold, target and maximum number of RPUs that can be earned by the Named Executive Officers under the 2011 LTIP is shown in the Grants of Plan-Based Awards for 2011 table.

Total 2011 Long-Term Equity Incentive Award Target Values

Shown in the table is the total long-term incentive opportunity granted to the Named Executive Officers in 2011, based upon a percentage of annualized base salary.

Named Executive Officer	LTI Options and RPUs (% salary)	LTIP RPUs (% salary)	Total (% salary)
D. Scott Davis	175	675	850
David P. Abney	125	575	700
Kurt P. Kuehn	125	300	425
David A. Barnes	125	250	375
John J. McDevitt	125	250	375

Long-Term Incentive Awards Paid in 2012

LTI Restricted Performance Units Results

For the restricted performance units issued in 2007 under the LTI program, an adjusted earnings per share goal of $7.11 per diluted share for 2011 was established. Because the adjusted diluted earnings per share goal was not met in 2011, the 10% increase in restricted performance units will not be earned for the 2007 awards that will vest in May 2012.

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EXECUTIVE COMPENSATION (CONTINUED)

LTIP Performance Targets and Results

Performance targets and actual results for the completed performance periods for the 2009 LTIP, 2010 LTIP and 2011 LTIP are described below. Where the three-year LTIP cycles overlap, the performance goals for individual years are the same. The underlying units are earned based on actual performance as compared to pre-established performance criteria for each period over the three-year cycle of the award. The tranches based on 2011 performance, and the related Committee decisions, are shaded in the chart below.

	Percent of Total LTIP Award	Performance Goals	Actual Results	Percent of LTIP Tranche Earned
2009 LTIP Award
2009 Performance Tranche	30%	revenue growth — flat operating ROIC — 18.7%	revenue growth — (12.2)% operating ROIC, as adjusted — 15.0%	55%
2010 Performance Tranche	30%	revenue growth — 8.0% operating ROIC — 18.5%	revenue growth — 9.4% operating ROIC, as adjusted — 21.6%	120%
2011 Performance Tranche	30%	revenue growth — 8.0% operating ROIC — 24.0%	revenue growth — 7.2% operating ROIC, as adjusted —24.3%	95%
2011 Earnings Measurement Tranche	10%	2011 earnings per share — $3.94	2011 earnings per share, as adjusted — $4.23	100%
2010 LTIP Award
2010 Performance Tranche	30%	revenue growth — 8.0% operating ROIC — 18.5%	revenue growth — 9.4% operating ROIC, as adjusted — 21.6%	120%
2011 Performance Tranche	30%	revenue growth — 8.0% operating ROIC — 24.0%	revenue growth — 7.2% operating ROIC, as adjusted —24.3%	95%
2011 LTIP Award
2011 Performance Tranche	30%	revenue growth — 8.0% operating ROIC — 24.0%	revenue growth — 7.2% operating ROIC, as adjusted —24.3%	95%

As shown in the table above, based on actual performance, 95% of the 2011 performance tranche was earned for each of the outstanding LTIP awards. In addition, the 2011 earnings measurement tranche for the 2009 LTIP award was earned at target. The RPUs for 2011 are now earned based on performance, meaning the amount of the award for the 2011 performance period has been determined, but will not vest until January 31 following the third year of the cycle, provided the participant remains employed as of the vesting date. For example, units earned under the 2009 LTIP award vested January 31, 2012 and units earned under the 2011 LTIP award will not vest until January 31, 2014. Special vesting rules apply to terminations by reason of death, disability or retirement. A participant’s earned RSU and RPU account will be adjusted quarterly for dividends paid on class A common stock. Awards that vest will be distributed in the form of class A common stock.

Benefits and Perquisites

Consistent with our culture, the benefits and perquisites offered to the Named Executive Officers are the same or similar to programs offered to the entire UPS management team, with the exception of a financial planning service and executive health services. Additional information on these benefits can be found in the program descriptions below.

The UPS Savings Plan

The UPS Savings Plan is a 401(k) plan offered to all U.S.-based employees who are not subject to a collective bargaining agreement and who are not eligible to participate in another savings plan sponsored by UPS or one of its subsidiaries. We provided a matching contribution to those UPS employees who made elective deferrals to the UPS Savings Plan. The Company matches 50% of up to 5% of eligible pay contributed to the UPS Savings Plan for the Named Executive Officers. The match is paid in shares of class A common stock.

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EXECUTIVE COMPENSATION (CONTINUED)

Qualified and Non-Qualified Pension Plans

Named Executive Officers participate in our qualified retirement program, the UPS Retirement Plan, on the same terms as all other participants. Benefits payable under the plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as established by the Internal Revenue Service. Amounts exceeding these limits are paid pursuant to the UPS Excess Coordinating Benefit Plan, which is a non-qualified restoration plan designed to replace the amount of benefits limited under the tax-qualified plan. Without the Excess Coordinating Benefit Plan, the Named Executive Officers would receive a lower benefit as a percent of final average earnings than the benefit received by other participants in the UPS Retirement Plan.

Discounted Employee Stock Purchase Plan

To foster our manager-owner philosophy, we have maintained a Discounted Employee Stock Purchase Plan since 2001. The plan provides all U.S.-based employees, including the Named Executive Officers, and some internationally based employees, with the opportunity to purchase up to $10,000 in our class A common stock annually at a discount to the market price of our stock. The plan has been designed to comply with Section 423 of the Internal Revenue Code. The purchase price at which our class A common stock may be acquired under the plan is equal to 95% of the fair market value of the shares on the last day of each calendar quarter. Share purchases are made on a quarterly basis.

Financial Planning Service

In 2010, our current and former executive officers were eligible for financial planning services provided by the Ayco Company. In 2011, the Compensation Committee approved a redesigned financial services benefit for current executives through which the Company will reimburse fees from financial and tax services providers up to $15,000 per year per covered executive, beginning in 2012.

Executive Health Services

UPS’s business continuity is best facilitated by avoiding any prolonged or unexpected absences by members of its senior management team. To that end, all Named Executive Officers were provided certain executive health services, including comprehensive physical examinations.

Other Compensation and Governance Policies

Stock Ownership Guidelines

The board has adopted stock ownership guidelines that apply to management and to members of our board of directors. The guidelines further our core philosophy that managers should also be owners of our company. The guidelines are based on our expectation that each executive officer and director will maintain a targeted level of investment in our stock. Compensation programs are designed to foster long-term stock ownership by all of our managers; therefore each executive officer has accumulated a meaningful number of shares of our common stock. As a result, the interests of shareowners and our executive officers are closely aligned, and our executive officers have a strong incentive to provide effective management.

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EXECUTIVE COMPENSATION (CONTINUED)

Target ownership for the Chief Executive Officer is eight times annual salary, and for the other executive officers is five times annual salary. The target for our non-employee directors is five times their annual retainer. Shares of class A common stock, deferred units and vested and unvested RSUs and RPUs are considered as owned for purposes of calculating ownership. Managers and directors are expected to reach target ownership within five years of adoption of the guideline or the date that the manager or director became subject to the guideline. The chart below shows the dollar value of the stock ownership guidelines and the value of shares and units owned by each of the NEOs on December 30, 2011.

In addition, all of our non-employee directors who have been subject to the stock ownership guidelines for at least five years exceed their target ownership. Sandy Randt, who joined the board in 2010, and Candace Kendle, who joined the board in 2011, have an additional three and four years, respectively, to achieve target ownership. RSUs are required to be held by the non-employee director until he or she separates from the UPS board of directors.

Clawback Policy

The 2009 Plan provides that if an award is to an executive officer, and the Compensation Committee later determines that financial results used to determine the amount of the award are materially restated and that the executive officer engaged in fraud or intentional misconduct, we will seek repayment or recovery of the award. This clawback applies to all awards granted under the 2009 Plan. The proposed 2012 Plan includes the same clawback provision.

Equity Grant Practices

Grants for all equity programs under the 2009 Plan are approved by the Compensation Committee. Stock options have an exercise price equal to the closing market price on the NYSE on the date of grant.

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EXECUTIVE COMPENSATION (CONTINUED)

Employment or Change in Control Agreements

We do not have employment agreements with any of our executive officers. In addition, we do not have a separate change in control or severance agreement with any of our executive officers.

The 2009 Plan generally requires a “double trigger” — both a change in control and a termination of employment — to accelerate the vesting of unvested awards. The proposed 2012 Plan also requires a double trigger. The UPS Incentive Compensation Plan adopted in 1999 (the “1999 Plan”) included a provision for an automatic acceleration of unvested awards in the event of a change in control. This provision applies equally to all outstanding equity awards under the 1999 Plan. At the time of the adoption of the 1999 Plan, the accelerated vesting of all outstanding equity awards following a change in control was a customary and reasonable component of an equity incentive program. All of the equity awards granted to the Named Executive Officers prior to May 7, 2009 are subject to the single trigger, while equity awards granted after that date are subject to the double trigger.

Consideration of “Say on Pay” and “Say on Frequency” Voting Results

The Compensation Committee considered the results of the shareowner “say on pay vote” at our 2011 annual meeting of shareowners in making compensation decisions for 2011. Because over 93% of votes cast for or against the proposal approved our compensation program as described in our 2011 proxy statement, the Compensation Committee believes that shareowners support our pay for performance policies. Therefore, the Compensation Committee continued to apply the same principles in determining the amounts and types of executive compensation for 2011.

The Compensation Committee and the Board considered the results of the shareowner “say on frequency” vote at our 2011 annual meeting of shareowners in adopting a frequency policy for future say on pay votes. Because a substantial majority (over 70%) of votes cast for a say on pay vote every one, two or three years expressed a preference for having a say on pay vote every three years, and noting the strong support the say on pay vote received, the Board adopted a triennial frequency policy. Therefore, our next say on pay vote will be held at our 2014 annual meeting of shareowners. We welcome the input of our shareowners on our compensation policies and compensation program at any time, and not just in the year where we will conduct a say on pay vote.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code makes compensation paid to certain named executive officers in amounts in excess of $1 million not tax deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions. For 2011 and 2012, the MIP is administered by the Compensation Committee and the payments under MIP are intended to qualify as performance-based compensation and thus satisfy the performance-based requirements for tax deductible compensation. The Compensation Committee approved an award pool based on net income with a maximum portion set for each Named Executive Officer subject to Section 162(m). The Committee then has the discretion to determine the award based on company and business results. The Compensation Committee believes that the interests of our shareowners are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation plans and arrangements. While the Compensation Committee intends to structure awards to comply with Section 162(m), the Compensation Committee may approve elements of compensation for certain executive officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.

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EXECUTIVE COMPENSATION (CONTINUED)

Report of the Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in the 2012 proxy statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

The Compensation Committee

John W. Thompson, Chair

F. Duane Ackerman

Stuart E. Eizenstat

Ann M. Livermore

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EXECUTIVE COMPENSATION (CONTINUED)

Summary Compensation Table for 2011

The following table shows the compensation for each of the Named Executive Officers for 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
D. Scott Davis	2011	1,022,865	9,455,012	450,807	566,996	1,516,686	40,732	13,053,098
Chairman and Chief Executive Officer	2010	1,000,000	7,798,973	437,514	232,000	1,227,435	30,097	10,726,019
	2009	1,000,000	3,890,437	437,511	130,523	752,239	31,345	6,242,055
David P. Abney	2011	473,097	3,614,104	148,937	209,431	606,037	14,931	5,066,537
Senior Vice President and Chief Operating Officer	2010	462,500	3,037,551	144,533	107,300	2,120,391	8,104	5,880,379
	2009	462,500	1,523,098	144,534	62,900	106,154	8,269	2,307,455
Kurt P. Kuehn	2011	427,137	1,865,518	136,299	191,660	535,154	29,815	3,185,583
Senior Vice President and Chief Financial Officer	2010	400,000	1,631,710	125,015	92,800	494,949	22,374	2,766,848
	2009	400,000	963,909	125,006	54,400	289,639	22,612	1,855,566
David A. Barnes(7)	2011	418,137	1,566,642	132,558	186,386	485,169	14,648	2,803,540
Senior Vice President and Chief Information Officer	2010	400,000	1,407,412	125,015	92,800	1,588,489	7,994	3,621,710
John J. McDevitt	2011	429,621	1,633,122	135,248	190,183	168,010	13,796	2,569,980
Senior Vice President, Human Resources and Labor Relations	2010	420,000	1,477,730	131,259	97,440	175,609	7,146	2,309,184
	2009	420,000	943,485	131,259	57,120	104,461	8,054	1,664,379

(1)	This column represents the salary earned from January 1 through December 31 of the applicable year, including the historical half-month bonus program. Salary increases generally are effective in April of the relevant fiscal year and therefore account for any variations reflected in this column.
(2)	The values for stock awards in this column represent the aggregate grant date fair value for the stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. These awards include LTIP RSUs or RPUs, LTI RPUs and MIP RSUs. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2011 Annual Report on Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually realize, as the amounts, if any, ultimately received will depend on company performance and the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis” above.

In accordance with SEC rules, we also are required to disclose the grant date fair value for awards with performance conditions assuming maximum performance. The grant date fair value for the 2011 LTIP RPU awards, assuming maximum performance, are as follows: Davis — $11,816,346; Abney — $4,617,919; Kuehn — $2,124,919; Barnes — $1,703,445; and McDevitt — $1,788,528.

(3)	The values for stock option awards in this column represent the aggregate grant date fair value for the option awards granted in the applicable year computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2011 Annual Report on Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually realize, as the amounts, if any, ultimately received will depend on the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis” above.
(4)	This column shows the cash portion of the MIP award and the MIP Ownership Incentive award. For a description of the MIP, see “Compensation Discussion and Analysis” above. The MIP Ownership Incentive award was paid at 100% of target (one month’s salary) for each Named Executive Officer who met or exceeded his target ownership level in the same proportion that the MIP award is paid.

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EXECUTIVE COMPENSATION (CONTINUED)

(5)	This column represents an estimate of the annual increase in the actuarial present value of the Named Executive Officer’s accrued benefit under our retirement plans for the applicable year, assuming the greater of actual age or a retirement age of 60. In addition, David Abney and David Barnes first became eligible to participate in the UPS Excess Coordinating Benefit Plan in 2010. In the year that an individual first becomes eligible for the UPS Excess Coordinating Benefit Plan, the Change in Pension Value includes the full present value of the individual’s accrued benefit in the plan. See “2011 Pension Benefits” below for additional information, including the present value assumptions used in this calculation. The change in pension value can be impacted by a number of factors: additional credited service, changes in amounts of compensation covered by the benefit formula, plan amendments, impact of changes in assumptions used to estimate present values, and others. Amounts for 2011 were impacted by the decline in discount rates of 35 basis points for the Retirement Plan and 26 basis points for the UPS Excess Coordinating Benefit Plan. There are no above market or preferential earnings for the UPS Deferred Compensation Plan.

(6)	The following table breaks down the amounts shown in this column for 2011 (all amounts in $):

Name	401(k) Match	Life Insurance	RPRO	Financial Planning	Healthcare Benefits	Total
D. Scott Davis	6,125	7,705	5,394	14,885	6,623	40,732
David P. Abney	6,125	2,183	0	0	6,623	14,931
Kurt P. Kuehn	6,125	1,946	0	15,021	6,723	29,815
David A. Barnes	6,125	1,900	0	0	6,623	14,648
John J. McDevitt	6,125	1,048	0	0	6,623	13,796

For a description of the Restoration Plan Rollover Option, or RPRO, see “2011 Pension Benefits” below.

(7)	In accordance with SEC rules, because David Barnes first became a Named Executive Officer in 2010, only his 2010 and 2011 compensation is included in the table.

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EXECUTIVE COMPENSATION (CONTINUED)

Grants of Plan-Based Awards for 2011

The following table provides information about awards granted in 2011 to each of the Named Executive Officers.

								All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
D. Scott Davis		—	566,709	1,268,000
	03/01/2011				33,598	93,327	135,325				8,102,622
	05/04/2011							18,214			1,352,390
	05/04/2011								28,322	74.25	450,807
David P. Abney		—	206,518	459,650
	03/01/2011				13,237	36,769	53,316				3,167,267
	05/04/2011							6,018			446,837
	05/04/2011								9,357	74.25	148,937
Kurt P. Kuehn		—	188,994	459,650
	03/01/2011				5,973	16,592	24,059				1,456,623
	05/04/2011							5,507			408,895
	05/04/2011								8,563	74.25	136,299
David A. Barnes		—	183,794	459,650
	03/01/2011				4,978	13,827	20,050				1,168,959
	05/04/2011							5,356			397,683
	05/04/2011								8,328	74.25	132,558
John J. McDevitt		—	187,538	459,650
	03/01/2011				5,227	14,518	21,052				1,227,346
	05/04/2011							5,465			405,776
	05/04/2011								8,497	74.25	135,248

(1)	Reflects the target and maximum values of the cash portion of the 2011 MIP performance incentive award for each Named Executive Officer. Does not include the MIP ownership incentive award, which is equal to one-third of one month’s salary: Davis — $28,622; Abney — $13,238; Kuehn — $12,115; Barnes — $11,782; and McDevitt — $12,022. The potential payments for the MIP performance incentive award are performance-based and therefore at risk. The MIP program is described in the “Compensation Discussion and Analysis” above.
(2)	These columns show the potential number of units that would be awarded under the 2011 LTIP at the end of the applicable three-year performance period if the threshold, target or maximum performance goals are satisfied.
(3)	Represents the number of RPUs granted under the LTI on May 4, 2011.
(4)	This column shows the number of stock options granted under the LTI on May 4, 2011.
(5)	This column shows the grant date fair value of the LTIP RPUs, MIP RSUs, LTI RPUs and LTI stock options under FASB ASC Topic 718 granted to each of the Named Executive Officers in 2011. The grant date fair values are calculated using the NYSE closing price of UPS stock on the date of grant for RSUs and RPUs and the Black-Scholes option pricing model for stock options. The grant date fair value of the units granted under the 2009 LTIP, 2010 LTIP and 2011 LTIP, which have performance conditions, are computed based on the probable outcome of the performance condition for the 2011 performance period and the related earnings measurement tranche. There can be no assurance that the grant date fair value of stock and option awards will ever be realized.

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EXECUTIVE COMPENSATION (CONTINUED)

Outstanding Equity Awards at Fiscal Year-End 2011

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs and RPUs held by the Named Executive Officers on December 31, 2011.

						Stock Awards
	Option Awards					Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Grant	Option Expiration
Name	Exercisable	(1)	($)	Date	Date	(#)(2)	($)(3)	(#)(4)	($)(3)
D. Scott Davis	13,305		62.40	05/02/2003	05/02/2013
	12,260		70.70	05/03/2004	05/02/2014
	12,660		72.07	05/09/2005	05/08/2015
	11,844		80.88	05/01/2006	04/29/2016
		16,086	70.90	05/09/2007	05/08/2017
	15,653	10,436	71.58	05/07/2008	05/07/2018
	16,122	24,183	55.83	05/06/2009	05/06/2019
	5,899	23,600	67.18	05/05/2010	05/05/2020
		28,322	74.25	05/04/2011	05/04/2021
						187,912	13,753,309	227,283	16,634,843
David P. Abney	8,296		60.22	04/25/2002	04/25/2012
	9,321		62.40	05/02/2003	05/02/2013
	9,034		70.70	05/03/2004	05/02/2014
	9,812		72.07	05/09/2005	05/08/2015
	9,052		80.88	05/01/2006	04/29/2016
		11,260	70.90	05/09/2007	05/08/2017
	5,171	3,448	71.58	05/07/2008	05/07/2018
	5,326	7,989	55.83	05/06/2009	05/06/2019
	1,949	7,796	67.18	05/05/2010	05/05/2020
		9,357	74.25	05/04/2011	05/04/2021
						72,570	5,311,390	89,086	6,520,204
Kurt P. Kuehn	4,819		60.22	04/25/2002	04/25/2012
	2,420		62.40	05/02/2003	05/02/2013
	7,905		70.70	05/03/2004	05/02/2014
	8,862		72.07	05/09/2005	05/08/2015
	8,178		80.88	05/01/2006	04/29/2016
		9,652	70.90	05/09/2007	05/08/2017
	4,472	2,982	71.58	05/07/2008	05/07/2018
	4,606	6,910	55.83	05/06/2009	05/06/2019
	1,685	6,744	67.18	05/05/2010	05/05/2020
		8,563	74.25	05/04/2011	05/04/2021
						45,121	3,302,411	40,703	2,979,053

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EXECUTIVE COMPENSATION (CONTINUED)

						Stock Awards
	Option Awards					Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Grant	Option Expiration
Name	Exercisable	(1)	($)	Date	Date	(#)(2)	($)(3)	(#)(4)	($)(3)
David A. Barnes	4,781		60.22	04/25/2002	04/25/2012
	2,577		62.40	05/02/2003	05/02/2013
	2,404		70.70	05/03/2004	05/02/2014
	7,153		72.07	05/09/2005	05/08/2015
	8,178		80.88	05/01/2006	04/29/2016
		9,652	70.90	05/09/2007	05/08/2017
	4,472	2,982	71.58	05/07/2008	05/07/2018
	2,303	6,910	55.83	05/06/2009	05/06/2019
	1,685	6,744	67.18	05/05/2010	05/05/2020
		8,328	74.25	05/04/2011	05/04/2021
						40,637	2,974,200	32,582	2,384,677
John J. McDevitt	9,034		70.70	05/03/2004	05/02/2014
	9,495		72.07	05/09/2005	05/08/2015
	8,883		80.88	05/01/2006	04/29/2016
		10,488	70.90	05/09/2007	05/08/2017
	4,696	3,131	71.58	05/07/2008	05/07/2018
	2,418	7,256	55.83	05/06/2009	05/06/2019
	1,770	7,080	67.18	05/05/2010	05/05/2020
		8,497	74.25	05/04/2011	05/04/2021
						42,678	3,123,628	34,210	2,503,830

(1)	Stock options granted on May 1, 2006 and May 9, 2007 vest on May 2, 2011 and May 10, 2012. For these option grants, the options vest five years from the date of grant. For stock options granted on May 7, 2008, May 6, 2009, May 5, 2010 and May 4, 2011, the options vest over a five-year period with 20% of the option vesting at each anniversary date of the grant. All options expire ten years from the date of grant.
(2)	Unvested stock awards in this column include RSUs and RPUs. The units granted as part of MIP vest over a five-year period with approximately 20% of the award vesting at each anniversary date of the grant. Units were granted as part of MIP in 2007, 2008, 2009 and 2010 and will vest on October 15th of each year during the five-year vesting period. The units granted as part of LTIP will vest, if earned, on January 31 of the year following the end of the three-year performance cycle for each grant. The units granted under the LTI in 2007 will vest on May 9, 2012. For units granted under the LTI in 2008, 2009, 2010 and 2011, vesting is over a five-year period with 20% of the award vesting at each anniversary date of the grant. Values were rounded to the closest unit.
(3)	Market value based on NYSE closing price on December 31, 2011 of $73.19.
(4)	Represents the potential units to be earned under the 2009 LTIP award (for the 2011 performance period), the 2010 LTIP award (for the 2011 and 2012 performance periods) and the 2011 LTIP award (for the 2011, 2012 and 2013 performance periods), and the related earnings measurement tranches. For the 2011, 2012 and 2013 performance periods, we have assumed target performance goals will be met.

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EXECUTIVE COMPENSATION (CONTINUED)

Option Exercises and Stock Vested in 2011

The following table sets forth the number and corresponding value realized during 2011 with respect to options that were exercised and restricted stock units and restricted performance units that vested for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
D. Scott Davis	23,864	387,790	71,749	5,182,448
David P. Abney	0	0	32,105	2,320,429
Kurt P. Kuehn	0	0	19,400	1,408,196
David A. Barnes	0	0	18,332	1,331,718
John J. McDevitt	0	0	19,400	1,409,592

(1)	This number is calculated by subtracting the exercise price from the price of our class B common stock on the date of exercise and multiplying the number of shares underlying the options. The amounts in this column may not represent amounts that were actually realized.
(2)	The value in this column represents the 2006 LTI award granted in the form of RPUs that vested on May 1, 2011; approximately 20% of the 2008 LTI award granted in the form of RPUs that vested on May 7, 2011; approximately 20% of the 2009 LTI award granted in the form of RPUs that vested on May 6, 2011; approximately 20% of the 2010 LTI award granted in the form of RPUs that vested on May 5, 2011; the 2008 LTIP award granted in the form of RSUs that vested on January 31, 2011; and approximately 20% of the 2006, 2007, 2008, 2009 and 2010 MIP award granted in the form of RSUs that vested on October 15, 2011. Vested RSU and RPU awards are distributed to participants in an equivalent number of shares of class A common stock.
(3)	The value shown is based on the NYSE closing prices on January 31, 2011, the date the RSUs granted under the 2008 LTIP award vested, of $71.62 per share; May 5, 2011, the date that the RPUs granted under the 2010 LTI vested, of $73.96 per share; May 6, 2011, the date the RPUs granted under the 2009 LTI vested, of $74.10 per share; May 7, 2011, the date the RPUs granted under the 2008 LTI vested, of $74.10 per share; May 1, 2011, the date the RPUs granted under the 2006 LTI vested, of $74.97 per share; and October 15, 2011, the date the RSUs granted under MIP vested, of $68.96 per share. If the vesting date is not a NYSE trading day, the prior trading day’s closing price is used.

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EXECUTIVE COMPENSATION (CONTINUED)

2011 Pension Benefits

The following table quantifies the pension benefits expected to be paid to each of the Named Executive Officers from the UPS Retirement Plan, the Restoration Plan Rollover Option (“RPRO”) and the UPS Excess Coordinating Benefit Plan. The terms of each are described below.

Name	Plan Name	Number of Years Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
D. Scott Davis	UPS Retirement Plan	27.0 years	1,167,132	0
	Restoration Plan Rollover Option	24.0 years	1,370,241	0
	UPS Excess Coordinating Benefit Plan	27.0 years	4,068,327	0
	Total		6,605,700	0
David P. Abney	UPS Retirement Plan	37.8 years	1,263,783	0
	UPS Excess Coordinating Benefit Plan	37.8 years	2,349,014	0
	Total		3,612,797	0
Kurt P. Kuehn	UPS Retirement Plan	34.9 years	1,286,165	0
	UPS Excess Coordinating Benefit Plan	34.9 years	1,907,865	0
	Total		3,194,030	0
David A. Barnes	UPS Retirement Plan	32.8 years	1,158,387	0
	UPS Excess Coordinating Benefit Plan	32.8 years	1,708,808	0
	Total		2,867,195	0
John J. McDevitt	UPS Retirement Plan	35.2 years	1,037,266	0
	Total		1,037,266	0

(1)	This column represents years of service as of December 31, 2011 for all plans except for the RPRO. Service used for the RPRO was frozen for Scott Davis at age 57.
(2)	This column represents the total discounted value of the monthly lifetime benefit earned at December 31, 2011 assuming the executive continues in service and retires at age 60 or at the executive’s actual age, if later. The present value is not the monthly or annual lifetime benefit that would be paid to the executive. The present values are based on discount rates of 5.62%, 5.72% and 5.62% for the UPS Retirement Plan, Restoration Plan Rollover Option and UPS Excess Coordinating Benefit Plan, respectively, at December 31, 2011. The present values assume no pre-retirement mortality and utilize the RP 2000 mortality tables projected to 2018 using scale AA with no collar adjustments.

The UPS Retirement Plan is noncontributory and includes substantially all eligible employees of participating domestic subsidiaries who are not members of a collective bargaining unit, as well as certain employees covered by a collective bargaining agreement.

UPS also sponsors a non-qualified defined benefit plan, the UPS Excess Coordinating Benefit Plan, for non-union employees whose pay and benefits in the qualified plan are limited by the Internal Revenue Service. An employee must be at least age 55 with 10 years of service to be eligible to participate in this plan. David Abney and Dave Barnes first became eligible to participate in this plan in 2010. John McDevitt is not yet eligible to participate in the plan. In the year that an individual first becomes eligible to participate in the UPS Excess Coordinating Benefit Plan, there is an increase for the participant for that year equal to the full present value of the participant’s accrued benefit in the plan.

The Compensation Committee believes that the retirement, deferred compensation and/or savings plans offered at UPS are important for the long-term economic well-being of our employees, and are important elements of attracting and retaining the key talent necessary to compete. The UPS Retirement Plan and UPS Excess Coordinating Benefit Plan provide monthly lifetime benefits to participants and their eligible beneficiaries based on final average compensation at retirement, service with UPS and age at retirement. Participants may choose to receive a reduced benefit payable in an optional form of

54	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

annuity that is equivalent to the single lifetime benefit.

The plans provide monthly benefits based on the greatest result from up to four benefit formulas. Participants receive the largest benefit from among the applicable benefit formulas. For all executives except David Abney, the formula that results in the largest benefit is called the “grandfathered integrated formula.” This formula provides retirement income equal to 58.33% of final average compensation offset by a portion of the Social Security benefit. A participant with less than 35 years of benefit service receives a proportionately lesser amount. For David Abney, the formula that results in the largest benefit is called the “integrated account formula.” This formula provides retirement income equal to 1.2% of final average compensation plus 0.4% of final average compensation in excess of the Social Security Wage Base times years of benefit service.

Participants earn benefit service for the time they work as an eligible UPS employee. For purposes of the formulas, compensation includes salary and a portion of the MIP award. The average final compensation for each participant in the plans is the average covered compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

Benefits payable under the UPS Retirement Plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as prescribed and adjusted from time to time by the Internal Revenue Service. Eligible amounts exceeding these limits will be paid from the UPS Excess Coordinating Benefit Plan. Under this plan, participants receive the benefit in the form of a life annuity. From 1999 through 2002, certain executives were eligible for the RPRO, which allowed them to receive their benefit in excess of the Retirement Plan in a combination of life annuity and cash lump sum. Under this option, the cash lump sum is based on a projected benefit under the Excess Coordinating Benefit Plan using projected pay and service through the date the executive would have reached age 57.

The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with only a limited reduction in the amount of their monthly benefits. Each of the Named Executive Officers would be eligible to retire at age 60 and receive unreduced benefits from the plans. In addition, the plans allow participants with ten years or more of service to retire at age 55 with a larger reduction in the amount of their benefit. As of December 31, 2011, David Abney, Kurt Kuehn and Dave Barnes were eligible for early retirement with reduced benefits. If they had retired on December 31, 2011, their benefits would be reduced by 11.25%, 8.25% and 10.75%, respectively. Scott Davis is currently eligible for early retirement with unreduced benefits.

2011 Non-Qualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the UPS Deferred Compensation Plan for 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
D. Scott Davis	0	0	5,363	0	809,318
David P. Abney	0	0	28,412	0	1,521,115
Kurt P. Kuehn	0	0	20,351	0	1,008,891
David A. Barnes	0	0	24,858	0	668,444
John J. McDevitt	0	0	52,898	0	1,806,605

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EXECUTIVE COMPENSATION (CONTINUED)

(1)	Certain amounts in this column represent salary or bonus contributed by the Named Executive Officer to the plan and was or, if the individual had been a Named Executive Officer, would have been required to be reported in the summary compensation tables in prior years as follows:

Name	($)
D. Scott Davis	536,848
David P. Abney	1,122,199
Kurt P. Kuehn	711,254
David A. Barnes	492,880
John J. McDevitt	1,274,729

There are three deferred compensation vehicles in the UPS Deferred Compensation Plan, and not all of the Named Executive Officers participate in each feature of the UPS Deferred Compensation Plan.

2004 and Before Salary Deferral Feature

•	Prior to December 31, 2004, contributions could be deferred from executive officers’ monthly salary and the half-month bonus.

•

Prior to December 31, 2004, non-employee directors could defer retainer and meeting fees quarterly. Assets from the discontinued UPS Retirement Plan for Outside Directors were transferred to the 2004 and Before Salary Deferral Feature in 2003.

•	No contributions were permitted after December 31, 2004.

2005 and Beyond Salary Deferral Feature

•

Executive officers may defer 1 to 35% of their monthly salary and 1 to 100% of the cash portion of the MIP award. They may also defer excess pre-tax contributions if the UPS Savings Plan fails the annual average deferral percentage (ADP) test.

•	Non-employee directors may defer retainer fees quarterly.

•	Elections are made annually for the following calendar year.

Stock Option Deferral Feature

•	Assets are invested solely in shares of UPS stock.

•

Non-qualified or Incentive Stock Options which vested prior to December 31, 2004 were deferrable during the annual enrollment period for the following calendar year. Participants deferred receipt of UPS stock that would otherwise be taxable upon the exercise of the stock option.

•

The shares received upon exercise of these options are deferred into a rabbi trust. The shares held in this trust are classified as treasury stock, and the liability to participating employees is classified as “deferred compensation obligations” in the shareowners’ equity section of the balance sheet.

•

No deferrals of stock options which vest after December 31, 2004 are permitted. However, stock options that vested prior to December 31, 2004 and were deferred but not yet exercised will be deferred into the Stock Option Deferral Feature at the time of exercise, provided no separation from service has occurred.

•

As a result of the requirements applicable to non-qualified deferred compensation arrangements under Section 409A of the Internal Revenue Code and related guidance, deferral of stock options is no longer offered under the UPS Deferred Compensation Plan for options that vested after December 31, 2004.

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EXECUTIVE COMPENSATION (CONTINUED)

Withdrawals and Distributions under the UPS Deferred Compensation Plan

•

For the 2004 and Before Salary Deferral Feature, participants may elect to receive the funds in a lump sum or up to a 10 year installment (of 120 monthly payments), subject to restrictions if the balance is less than $20,000. For the Stock Option Deferral Feature, participants may elect to receive shares in a lump sum or up to 10 annual installments, subject to restrictions if the balance is less than $20,000.

•

For the 2005 and Beyond Salary Deferral Feature, participants may elect to receive funds in a lump sum or up to a 10 year installment (120 monthly payments), subject to restrictions if the balance, plus the total balance in any other account which must be aggregated with the 2005 and Beyond Salary Deferral Account under Section 409A of the Internal Revenue Code, is less than the Internal Revenue Code Section 402(g) annual limit in effect for qualified 401(k) plans on the date of the participant becomes eligible for a distribution.

•	The distribution election is irrevocable under the 2005 and Beyond Salary Deferral Feature, but may be changed under the 2004 and Before Salary Deferral Feature and the Stock Option Deferral Feature.

•	Hardship distributions are permitted under all three features of the UPS Deferred Compensation Plan.

•

Withdrawals are not permitted under the 2005 and Beyond Salary Deferral Feature, but withdrawals are permitted for 100% of the account under the 2004 and Before Salary Deferral Feature and Stock Option Deferral Feature. However, withdrawals will result in a forfeiture of 10% of the participant’s total account balances.

We do not make any company contributions to any of the three features of the UPS Deferred Compensation Plan. The aggregate balances shown in the table above represent amounts that the Named Executive Officers have earned but elected to defer, plus earnings (or less losses). There are no above-market or preferential earnings in the UPS Deferred Compensation Plan. The investment options mirror those in the UPS Savings Plan, our 401(k) plan. Dividends earned on shares of our stock in the UPS Deferred Compensation Plan are earned at the same rate as all other class A and class B shares of common stock. Dividends are added to the participant’s deferred compensation balance. Deferral elections made under the UPS Deferred Compensation Plan are irrevocable.

Potential Payments on Termination or Change in Control

We have not entered into any employment agreements with our Named Executive Officers that provide for severance or change in control benefits, nor do we have separate severance or change in control agreements or arrangements with our Named Executive Officers. As described earlier, our Compensation Committee believes that the UPS promotion from within policy has created a culture where long tenure for executives is the norm. As a result, the Named Executive Officers serve without employment contracts, as do most of our other U.S.-based non-union employees.

The equity awards that we have granted to our Named Executive Officers after May 7, 2009 are made pursuant to the 2009 Plan. Awards under the 2009 Plan generally can be granted to any of our employees, employees of our subsidiaries and affiliates, directors and certain consultants. The 2009 Plan and the related award certificates contain provisions that affect outstanding awards to all plan participants, including the Named Executive Officers, under certain circumstances, including a change in control (as defined below) of the Company and a participant’s retirement, death or disability. Pursuant to the terms of the 2009 Plan and the related award certificates, upon a participant’s retirement, death or disability:

•	All outstanding options become immediately exercisable;

•	Any restriction periods and restrictions imposed on shares of restricted stock, RSUs or RPUs which are not performance-based lapse; and

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EXECUTIVE COMPENSATION (CONTINUED)

•

Target payout opportunities attainable under all outstanding awards of performance-based restricted stock, RSUs and RPUs are deemed to have been fully earned for the applicable performance periods, and payment of the awards (in cash or stock, as applicable) is paid to the participant based upon an assumed achievement of all relevant targeted performance goals and the length of time within the applicable performance period which has elapsed.

In the event of a change in control, if the successor company continues, assumes or substitutes other grants for outstanding awards and within two years following the change in control, the participant is terminated by the successor without cause or resigns for good reason, then:

•	Options will become immediately exercisable as of the termination or resignation;

•	Restrictions imposed on restricted stock or RSUs that are not performance-based will lapse; and

•

Performance-based awards will vest with respect to each performance measurement tranche completed during the performance period prior to the termination or resignation (or, if the performance period is not divided into separate performance measurement tranches, proportionately based on the portion of the performance period completed prior to such resignation or termination).

In the event of a change in control, if the successor company does not continue, assume or substitute other grants for outstanding awards, or in the case of a dissolution or liquidation of UPS, then options will be fully vested and exercisable and the Compensation Committee will either give a participant a reasonable opportunity to exercise the option before the transaction resulting in the change in control or pay the participant the difference between the exercise price for the option and the consideration provided to other similarly situated shareowners. Other outstanding awards will vest and be paid generally as described in the bullet points above (except, where applicable, timing of payment generally will be tied to such change in control, rather than termination or resignation).

In addition, the 1999 Plan provides for tax gross-up payments to plan participants upon a change in control if the plan participants would be subject to certain excise taxes imposed as a result of the amounts paid to the participant pursuant to the treatment of the awards as a result of the event. The tax gross-ups are payable as an additional lump sum cash payment. The 2009 Plan does not provide for the payment of tax gross-ups.

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EXECUTIVE COMPENSATION (CONTINUED)

The following table shows the potential payments to the Named Executive Officers upon a termination of employment under various circumstances. In preparing the table, we assumed the termination occurred on December 31, 2011. The closing price per share of our common stock on December 31, 2011 was $73.19. With respect to the tax gross-ups, we assumed an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6% state income tax rate. In addition, as of December 31, 2011, Scott Davis, David Abney, Kurt Kuehn and Dave Barnes were eligible for early retirement.

Name	Severance Amount	Accelerated Vesting of Equity Awards ($)(1)	Benefits ($)(2)	Estimated Tax Gross-Up ($)(3)	Total ($)
D. Scott Davis
Termination (Voluntary or Involuntary)	0	0	0	0	0
Change in Control	0	14,368,601	0	1,980,916	16,349,517
Early Retirement	0	14,368,601	0	0	14,368,601
Normal Retirement	0	14,368,601	0	0	14,368,601
Death	0	14,368,601	0	0	14,368,601
Disability	0	14,368,601	0	0	14,368,601
David P. Abney
Termination (Voluntary or Involuntary)	0	0	0	0	0
Change in Control	0	5,528,270	0	611,468	6,139,738
Early Retirement	0	5,528,270	415,825	0	5,944,095
Normal Retirement	0	5,528,270	0	0	5,528,270
Death	0	5,528,270	0	0	5,528,270
Disability	0	5,528,270	0	0	5,528,270
Kurt P. Kuehn
Termination (Voluntary or Involuntary)	0	0	0	0	0
Change in Control	0	3,489,804	0	160,279	3,650,083
Early Retirement	0	3,489,804	256,619	0	3,746,423
Normal Retirement	0	3,489,804	0	0	3,489,804
Death	0	3,489,804	0	0	3,489,804
Disability	0	3,489,804	0	0	3,489,804
David A. Barnes
Termination (Voluntary or Involuntary)	0	0	0	0	0
Change in Control	0	3,121,613	0	111,652	3,233,265
Early Retirement	0	3,121,613	294,829	0	3,416,442
Normal Retirement	0	3,121,613	0	0	3,121,613
Death	0	3,121,613	0	0	3,121,613
Disability	0	3,121,613	0	0	3,121,613
John J. McDevitt
Termination (Voluntary or Involuntary)	0	0	0	0	0
Change in Control	0	3,279,225	2,171,230	0	5,450,455
Early Retirement	0	0	0	0	0
Normal Retirement	0	0	0	0	0
Death	0	3,279,225	1,067,357	0	4,346,582
Disability	0	3,279,225	2,171,230	0	5,450,455

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	59

EXECUTIVE COMPENSATION (CONTINUED)

(1)	Represents the value of accelerated vesting of stock options, RSUs and RPUs in accordance with the terms of the 1999 Plan, the 2009 Plan and the applicable award certificates.
(2)	Represents the actuarial present value of the incremental non-qualified amounts payable upon change in control, early retirement, death and disability from the UPS Excess Coordinating Benefit Plan. For information about the UPS Excess Coordinating Benefit Plan, see the 2011 Pension Benefits table and related narrative. The same assumptions were used to calculate the present value of the amounts in this table that were used for the 2011 Pension Benefits table except that benefits are assumed to be payable immediately as of December 31, 2011 (or age 55 if later) instead of as of age 60. Only individuals eligible for early retirement (55 with 10 years of service) who are not yet age 60 will have an early retirement value in the table. Only individuals not yet eligible for early retirement (55 with 10 years of service) will have a change in control, death or disability value in the table.
(3)	In accordance with the terms of the 1999 Plan, we are required to provide tax gross-ups in connection with the accelerated vesting of the equity awards granted under the plan in the event of a change in control. Tax gross-ups are not provided for awards made under the 2009 Plan.

Other Amounts

The tables above do not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees not subject to a collective bargaining agreement upon termination of employment. These include:

•	Life insurance upon death in the amount of 12 times the employee’s monthly base salary, with a December 31, 2011 maximum benefit payable of $1 million;

•	A death benefit in the amount of three times the employee’s monthly salary;

•	Disability benefits; and

•	Accrued vacation amounts.

The tables above also do not include amounts to which the executives would be entitled to receive that are already described in the compensation tables that appear earlier in this proxy statement, including:

•	The value of equity awards that are already vested;

•	Amounts payable under defined benefit pension plans; and

•	Amounts previously deferred into the deferred compensation plan.

Definition of a Change in Control

A change in control is deemed to have occurred as a result of any one of the following events:

•

The consummation of a reorganization, merger, share exchange or consolidation, in each case, where persons who were the shareowners immediately prior to such event do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged, surviving or consolidated company’s then outstanding securities entitled to vote generally in the election of directors; or

•

The board members as of May 7, 2009 or board members whose elections or nominations are approved by a majority of such board members cease for any reason to constitute at least an 80% majority of the board of directors.

60	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

The board has nominated the 12 persons named below for election as directors at the annual meeting to serve until the next annual meeting and until their respective successors are elected. Each of the nominees for director is currently serving on the board. If any nominee is unable to serve as a director, which we do not anticipate, the board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

•	F. Duane Ackerman

•	Michael J. Burns

•	D. Scott Davis

•	Stuart E. Eizenstat

•	Michael L. Eskew

•	William R. Johnson

•	Candace Kendle

•	Ann M. Livermore

•	Rudy H.P. Markham

•	Clark T. Randt, Jr.

•	John W. Thompson

•	Carol B. Tomé

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Our Board of Directors” beginning on page 10.

The board of directors recommends a vote FOR the election to the board of each of the 12 nominees for director.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	61

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP audited our consolidated financial statements for the year ended December 31, 2011. Our Audit Committee has appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2012 and to prepare a report on this audit, subject to ratification by our shareowners.

This proposal asks you to ratify the selection of Deloitte & Touche, LLP as your independent registered public accounting firm. Although we are not required to obtain such ratification from our shareowners, the board of directors believes it is good practice to do so. If the appointment of Deloitte & Touche is not ratified, the Audit Committee may reconsider the appointment.

A representative of Deloitte & Touche will be present at the annual meeting of shareowners, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareowners.

The board of directors recommends that shareowners vote FOR the ratification of the appointment of

Deloitte & Touche LLP as our independent registered public accounting firm.

62	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS

INCENTIVE COMPENSATION PLAN

The board of directors has adopted, and recommends that the shareowners approve, the United Parcel Service, Inc. 2012 Omnibus Incentive Compensation Plan, or 2012 Plan. The 2012 Plan permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, restricted performance shares, restricted performance units and cash awards (collectively, “awards”). Shareowner approval of the 2012 Plan is required by NYSE rules and is intended to permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code. If we receive shareowner approval, the 2012 Plan will become effective on May 3, 2012. If we do not receive shareowner approval, the 2012 Plan will not go into effect.

A summary of the material terms of the 2012 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2012 Plan that is included as Annex A to this proxy statement.

Key Features of the 2012 Plan

•	The maximum number of shares that can be issued pursuant to awards under the 2012 Plan is 27,000,000.

•	Individuals eligible to receive awards under the 2012 Plan include employees of, and consultants, agents or other service providers to, UPS or a subsidiary or affiliate of UPS, and directors of UPS.

•

The types of awards available under the 2012 Plan include: stock options; stock appreciation rights; restricted stock and restricted stock units; restricted performance units and restricted performance shares; and share and cash awards.

•	For awards under the 2012 Plan to qualify as performance-based compensation, there are limitations on the number of awards participants may be granted in any calendar year.

•	The 2012 Plan does not permit repricing of options without shareholder approval.

•

The 2012 Plan includes clawback provisions whereby UPS will seek repayment or recovery of an award paid to an executive officer (or to his or her spouse or beneficiary) if the Compensation Committee later determines that financial results used to determine the amount of that award are materially restated and that the executive officer engaged in fraud or intentional misconduct.

Shares Available for Issuance

The shares issuable pursuant to awards granted under the 2012 Plan will be shares of class A common stock. The maximum number of shares that may be issued pursuant to awards granted under the 2012 Plan (the “share reserve”) is 27,000,000, which includes unissued shares that were previously authorized for issuance under the United Parcel Service, Inc. 2009 Omnibus Incentive Compensation Plan or the United Parcel Service, Inc. Incentive Compensation Plan, as amended (the “prior plans”). No further grants will be made under the prior plans if the 2012 Plan is approved by shareowners. The share reserve is subject to adjustment as described below.

In the event UPS engages in a recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, acquisition or other business transaction with another organization (the “acquired organization”) and the terms of such business transaction require UPS or an affiliate to assume a plan of the acquired organization (the “acquired plan”), any shares of stock of the acquired organization available under the acquired plan (as adjusted and converted into shares in accordance with the terms of the business transaction) may become available for awards under the Plan, subject to applicable shareowner approval and stock exchange requirements, depending on the terms of the business transaction.

The maximum number of shares that can be issued upon the exercise of incentive stock options is 27,000,000.

Each share issued pursuant to an award under the 2012 Plan or a prior plan will reduce the share reserve by one share. To the extent that a distribution pursuant to an award is made in cash, the share reserve will be reduced by the number of

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

shares (if any) subject to the exercised or distributed portion of the award.

The share reserve will not be reduced for awards that may be settled solely in cash or for any shares issued in connection with awards issued in substitution for or the assumption of awards outstanding under an acquired plan.

If any shares subject to an award under the 2012 Plan or a prior plan are forfeited or any award under the 2012 plan or a prior plan otherwise expires, terminates or is cancelled without the issuance of the shares in full, the shares covered by such awards again will be available for use under the 2012 Plan and added to the share reserve.

Shares tendered or withheld under an award under the 2012 Plan, a prior plan, or an acquired plan will be deemed to have been delivered but will be available for use under the 2012 Plan if withheld to pay taxes (other than under an option or stock appreciation right) or to pay the exercise price of an award (other than an option or stock appreciation right).

The share reserve is subject to further adjustment as discussed below under Adjustments.

Award Limits

For awards designed to qualify as performance-based compensation (as discussed below), no participant may be granted in any one calendar year:

•	options to purchase more than 600,000 shares;

•	stock appreciation rights with respect to more than 600,000 shares;

•	restricted stock in excess of 600,000 shares and restricted stock units with a payout of more than 600,000 shares;

•	restricted performance shares or restricted performance units with a payout of more than 600,000 shares;

•	cash awards with a payout greater than the value of 600,000 shares;

•	any other award (other than an option, stock appreciation right, restricted stock, restricted stock unit, restricted performance share or restricted performance unit) in excess of 600,000 shares.

The award limits are subject to the provisions discussed below under Adjustments.

Adjustments

If UPS effects a subdivision or consolidation of shares of stock or other capital adjustment, the maximum number and class of shares that may be awarded under the 2012 Plan, the number and class of and/or price of shares subject to outstanding awards, and the annual award limits will be adjusted in the same manner and to the same extent as all other shares.

If there are material changes in the capital structure of UPS resulting from the payment of a special dividend, a spin-off, the sale of a substantial portion of UPS’s assets; a merger or consolidation in which UPS is not the surviving entity, or other extraordinary non-recurring event affecting the capital structure and the value of shares, the Compensation Committee will make equitable adjustments in the maximum number and class of shares that may be awarded under the 2012 Plan, the number and class of and/or price of shares subject to outstanding awards, and the annual award limits, to prevent the dilution or enlargement of the rights of award recipients.

Administration and Eligibility

The 2012 Plan is administered by the Compensation Committee, except that the Board administers the 2012 Plan with respect to non-employee directors of UPS. The Board also may at any time take on the powers, authority and duties of the Compensation Committee. The Compensation Committee generally may delegate its power, authority and duties under the 2012 Plan, except the power and authority to grant awards to persons required to file reports with respect to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or as prohibited by law.

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

The Compensation Committee determines who among those eligible to participate in the 2012 Plan will be granted awards, determines the amounts and types of awards to be granted, determines the terms and conditions of all awards, and construes and interprets the terms of the 2012 Plan. Determinations of the Committee are final, binding, and conclusive.

Individuals eligible to receive awards under the 2012 Plan include employees of UPS or a subsidiary or affiliate of UPS, consultants, agents or other service providers to UPS or a subsidiary or affiliate of UPS, and directors of UPS. As of February 1, 2011, there were 12 directors and approximately 35,000 employees who are eligible to receive awards under the 2012 Plan.

Type of Awards

Stock Options

Stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the option is granted. The term of a stock option cannot exceed ten years.

A stock option’s terms and conditions, including the number of shares to which the option pertains, exercise price, vesting and expiration of the option, are determined by the Compensation Committee and set forth in an award document.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. The exercise price may be paid (a) in cash or its equivalent, (b) by tendering previously acquired shares having an aggregate value at the time of exercise equal to the total exercise price, (c) through a reduction in the number of shares received through the exercise of the option, or (d) by a combination of (a), (b) and (c).

Stock Appreciation Rights (“SARs”)

Freestanding and tandem SARs, or any combination of these forms of SAR, may be granted to participants. A freestanding SAR means a SAR that is granted independently of any stock options. A tandem SAR means a SAR that is granted in connection with a related option, the exercise of which requires forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the tandem SAR similarly is canceled). Each SAR grant will be set forth in an award document that will specify the grant price, the term of the SAR and such other provisions as the Compensation Committee determines. The term of a SAR cannot exceed ten years.

The grant price of a freestanding SAR will be at least equal to the fair market value of a share on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related stock option.

Upon exercise of a SAR, a participant will be entitled to receive payment in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the grant price, by the number of shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee, the payment upon SAR exercise may be in cash, in shares of equivalent value, or in some combination of cash and shares.

Restricted Stock and Restricted Stock Units (“RSUs”)

Restricted stock or RSUs may be granted to participants in such amounts, upon such terms and at such times as determined by the Compensation Committee. Each RSU will have an initial value at the time of grant equal to the fair market value of a share on the date of grant. The Compensation Committee will impose such other conditions and/or restrictions on restricted stock or RSUs as it may deem advisable, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals. Restricted stock or RSUs will be forfeited to the extent that a participant fails to satisfy the applicable conditions or restrictions during the period of restriction. Each grant of restricted stock or RSUs will be evidenced by an award document specifying the terms of the award.

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

Except as otherwise provided in the award document, shares of restricted stock will become freely transferable by the participant as soon as practicable after the end of the applicable period of restriction, and RSUs will be paid in a single lump sum following the end of the applicable period of restriction in the form of cash or in shares (or in a combination of cash and shares) as determined by the Compensation Committee and as set forth in the award document.

Unless otherwise provided in the award document, participants holding restricted stock will have the right to vote the shares during the period of restriction and will be credited with and will be paid regular cash dividends paid with respect to the underlying shares, but stock dividends or other non-cash distributions will be subject to the same restrictions as the restricted stock. Participants awarded RSUs are not entitled to similar voting rights or dividends. If the grant or vesting of restricted stock or RSUs is subject to performance conditions, including conditions intended to comply with the requirements of performance-based compensation, dividends or dividend equivalents declared with respect to such restricted Stock or RSUs will be subject to the same performance conditions as the underlying restricted stock or RSUs.

Restricted Performance Units (“RPUs”) and Restricted Performance Shares (“RPSs”)

Each RPU or RPS will have an initial value equal to the fair market value of a share on the date of grant. The Compensation Committee will set performance goals, and achievement of the performance goals will determine the number and/or value of RPUs and RPSs that are paid to the participant; provided, however, that the value of an RPU or RPS will not exceed the value of a share on the date as of which the RPU or RPS is paid. RPUs or RPSs may be granted following the satisfaction of certain performance goals and may be subject to such other restrictions, for example, service restrictions, as the Compensation Committee determines. RPUs and RPSs will be forfeited to the extent that the applicable performance goals are not satisfied during the performance period.

Each RPU or RPS will be evidenced by an award document specifying the terms of the award. Except as otherwise provided in the award document, payment of earned RPUs or RPSs will be made in a single lump sum following the close of the applicable performance period in the form of cash or in shares (or in a combination thereof) as determined by the Compensation Committee and set forth in the award document, with an aggregate fair market value equal to the value of the earned RPUs or RPSs at the close of the performance period. At the discretion of the Compensation Committee, participants may be entitled to receive dividends or dividend equivalents declared with respect to shares payable with respect to RPUs or RPSs not yet distributed to participants and be entitled to exercise voting rights with respect to RPSs. If the grant or vesting of RPUs or RPSs is subject to performance conditions, including conditions intended to comply with the requirements of performance-based compensation, dividends or dividend equivalents declared with respect to such RPUs or RPSs will be subject to the same performance conditions as the underlying RPUs or RPSs.

Share and Cash Awards

Shares (other than restricted stock and RPSs) may be granted and cash may be paid to or for the benefit of participants in such amounts, upon such terms and at such times as determined by the Compensation Committee.

Provisions Applicable to All Awards

Award Documents

Each award will be evidenced by an award document that will specify the award terms, including the type of the award, the exercise price or grant price, if any, the number of shares subject to the award, the duration of the award and such other provisions as the Compensation Committee determines.

Termination of Employment/Directorship/Other Relationship

Each award document will set forth the extent to which the participant will have any rights with respect to the award following termination of the participant’s employment or directorship or other

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

relationship with UPS and its subsidiaries and affiliates. Such provisions will be determined in the sole discretion of the Compensation Committee, will be included in the award document, need not be uniform among all awards, and may reflect distinctions based on the reasons for termination.

Nontransferability of Awards

Except as otherwise provided in the applicable award document for awards other than incentive stock options, no award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Restrictions on Share Transferability

The Compensation Committee may impose such restrictions on any shares acquired pursuant to an award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

Section 162(m) and Performance Measures

Pursuant to Section 162(m) of the Internal Revenue Code, UPS ordinarily may not deduct compensation of more than $1 million that is paid to certain “covered employees” (i.e., any individual who, on the last day of the taxable year, is either UPS’s principal executive officer or an employee whose total compensation for the tax year is required to be reported to shareowners because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer). The limitation on deductions does not apply, however, to qualified “performance-based compensation.” Certain awards under the 2012 Plan may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.

Under the 2012 Plan, any performance goals applicable to awards, other than options and SARs, intended to qualify as “performance-based compensation” under Section 162(m) will be based on one or more of the following measures:

•	Earnings per share;

•	Net income (before or after taxes);

•	Return measures, including, but not limited to, return on assets, return on equity, return on operating capital, return on invested capital, and return on sales;

•	Cash flow return on investments which equals net cash flows divided by owners’ equity;

•	Earnings before or after taxes, interest and depreciation;

•	Gross revenues;

•	Share price;

•	Shareowner return;

•	Pretax profit;

•	Economic value added;

•	Volume growth;

•	Package flow technology;

•	Successfully integrating acquisitions;

•	Reducing non-operations expenses;

•	Other operating efficiency measures or ratios;

•	Operating income;

•	Return on capital;

•	Return on capital employed; and/or

•	Pre-tax income margin.

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

In determining attainment of performance goals, the Compensation Committee will exclude the effect of unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable performance period (or such earlier time as specified in the 2012 Plan) to exclude the effect of other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statement or discussion and analysis of management.

Awards which are intended to qualify a performance-based compensation may not be adjusted upward, but the Compensation Committee will retain the discretion to adjust such awards downward.

Change in Control

In the event of a change in control in UPS, if the successor company continues, assumes or substitutes other grants for outstanding awards and within two years following the change in control (as defined in the 2012 Plan), the participant is terminated by the successor without cause or resigns for good reason (as defined in the 2012 Plan), then (unless otherwise specifically provided in the applicable award document):

•	options and SARs will become immediately exercisable as of the termination or resignation;

•

restrictions imposed on restricted stock, RSUs, RPSs or RPUs that are not performance-based will lapse. RSUs or RPUs (to the extent restrictions were not performance-based) will be paid in cash or stock (as provided in the award document), with payment of RSUs or RPUs that are exempt from Section 409A of the Internal Revenue Code (“Section 409A”) made within 30 days after the termination or resignation, and payment of RSUs or RPUs that are subject to Section 409A made within the 30-day period following the 6-month anniversary of the participant’s separation from service (as defined in regulations under Section 409A); and

•

performance-based awards will vest with respect to each performance measurement tranche completed during the performance period prior to the termination or resignation (or, if the performance period is not divided into separate performance measurement tranches, proportionately based on the portion of the performance period completed prior to such resignation or termination), with payment to be made, based on actual performance, in cash or shares at such time following the performance period as otherwise specified in the award document.

In the event of a change in control of UPS, if the successor company does not continue, assume or substitute other awards for outstanding awards, or in the case of a dissolution or liquidation of UPS:

•

options and SARs will become immediately exercisable and the Compensation Committee will either give a participant a reasonable opportunity to exercise the option and SAR before the transaction resulting in the change in control or pay the participant the difference between the exercise price for the option or grant price of the SAR and the consideration provided to other similarly situated shareowners. In either case, the option or SAR will be cancelled, and the Compensation Committee is not obligated to treat all options and SARs in the same manner;

•

restrictions imposed that are not performance-based will lapse. RSUs or RPUs that are not subject to performance-based restrictions will be paid in cash or stock (as provided in the award document), with payment of RSUs or RPUs that are exempt from Section 409A made within 30 days after the change in control and payment of RSUs or RPUs that are subject to Section 409A made within the 30-day period following the 6-month anniversary of the change in control (as defined in regulations under Section 409A) or if the change in control is not a change in control

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

within the meaning of Section 409A, RSUs or RPUs will be paid as of the earlier of the time specified in the award document or one day after the 6-month anniversary of the date the participant has a separation from service (as defined in regulations under Section 409A); and

•

performance-based awards will vest with respect to each performance measurement tranche completed during the performance period prior to the change in control or dissolution or liquidation (or, if the performance period is not divided into separate performance measurement tranches, proportionately based on the portion of the performance period completed prior to such change in control or dissolution or liquidation), with payment to be made, based on actual performance, in cash or shares at such time following the performance period as otherwise specified in the award document.

Clawback of Awards

If an award has been paid to an executive officer or to his or her spouse or beneficiary, and the Compensation Committee later determines that financial results used to determine the amount of that award are materially restated and that the executive officer engaged in fraud or intentional misconduct, UPS will seek repayment or recovery of the award.

Amendment and Termination

Except for an amendment or termination of the provisions related to change in control and as otherwise provided in the 2012 Plan, the Compensation Committee has the right to amend or terminate the 2012 Plan at any time; provided that, (1) no amendment or termination of the 2012 Plan may adversely affect in any material way any award previously granted without the award holder’s consent, (2) without the prior approval of our shareowners, the 2012 Plan may not be materially amended if shareowner approval is required by law or applicable stock exchange listing requirement, if the amendment would increase the number of shares available for awards under the 2012 Plan, or if the amendment would permit options, SARs or other stock-based awards encompassing rights to purchase shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise or purchase price of a previously granted award (except for certain adjustments and award substitutions authorized under other provisions of the 2012 Plan). Therefore, the 2012 Plan does not permit repricing without shareowner approval. The 2012 Plan provisions related to change in control generally may not be amended after a change in control to affect adversely any award theretofore granted without the award holder’s consent. In any event, no awards may be granted under the 2012 Plan on or after May 2, 2022.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards made pursuant to the 2012 Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with the awards, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than U.S. federal income tax consequences or any state, local or foreign tax consequences that may apply.

Incentive Stock Options (ISOs).    An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

has held the shares for at least one year after the date of exercise (the two-year and one-year periods are referred to as “holding periods”), and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before completion of the holding periods, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price of the ISO shares. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Nonqualified Stock Options (NQSOs).    An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price of the NQSO shares. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the NQSO.

Restricted Stock or RPSs.    A participant who receives an award of restricted stock or RPSs does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income to the extent and in the first taxable year in which his or her interest in the shares subject to the award becomes either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize U.S. federal taxable income at the time of grant of restricted stock or RPSs in an amount equal to the fair market value of the shares subject to the award (less any cash paid for the shares) on the date the award is granted by filing an election under Code Section 83(b) within thirty days of the award.

We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income).

SARs.    A participant who exercises an SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received on as a result of the exercise. We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.

RSUs, RPUs or Cash.    A participant who receives an award of RSUs or RPSs does not generally recognize taxable income at the time of the award. In the case of an award of RSUs, RPUs or cash, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date the award is paid. In that taxable year, we would receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Shares.     A participant who receives shares will recognize ordinary income in the first taxable year in which his or her interest in the shares becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant, including an officer or director of UPS, may elect to recognize U.S. federal income when the shares are received in an amount equal to the fair market value of the shares (less any cash paid for the shares) on the date the shares are transferred to the participant by filing an election under Section 83(b) of the Code within thirty days of the date of the Award.

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PROPOSAL 3—APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN (CONTINUED)

We will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Code Section 83(b) to accelerate recognition of income).

Any gain or loss realized by the participant from a later sale of the shares will be reportable as a long-term or short-term capital gain or loss.

Officers and Directors.    In the case of an officer or director of UPS who is subject to the provisions of Section 16(b) of the Exchange Act, the recognition of income in connection with the receipt of shares under an award, the sale of which would be restricted by the Exchange Act, will be deferred until the date that the restriction lapses or 6 months from the date the award is granted, whichever is earlier. In addition, the amount of such income will be measured for U.S. federal income tax purposes by the value of the shares on the earlier of the date the restriction under the Exchange Act lapses or 6 months from the date the award is granted, rather than on the date of receipt. However, such an officer or director may elect to recognize U.S. federal income on the date the shares are received and to measure the U.S. federal income by the value of the shares on that date by filing an election under Section 83(b) of the Code within thirty days of the date the shares are received.

Section 409A.    Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of U.S. federal income tax purposes along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2012 Plan could be subject to Section 409A, the 2012 Plan and awards have been drafted to comply with the requirements of Section 409A, where applicable.

2012 Plan Benefits

Because benefits under the 2012 Plan will depend on the Compensation Committee’s actions and the fair market value of the shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2012 Plan is approved by the shareowners.

The board of directors recommends that shareowners vote FOR

approval of the 2012 Plan.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	71

EQUITY COMPENSATION PLANS

Equity Compensation Plans

The following table sets forth information as of December 31, 2011 concerning shares of our common stock authorized for issuance under all of our equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	30,789,084	$30.09	38,753,037
Equity compensation plans not approved by security holders	0	N/A	0
Total	30,789,084	$30.09	38,753,037

(1)	Includes the 1999 Plan, the 2009 Plan and the Discounted Employee Stock Purchase Plan, each of which has been approved by our shareowners. Effective with the authorization of the 2009 Plan that was approved by our shareowners in May 2009, no additional securities may be issued under the 1999 Plan. The 2009 Plan uses a “fungible share pool” approach to account for authorized shares. The 2009 Plan will be replaced with the 2012 Plan if approved by our shareowners. Under the 2009 Plan, with respect to stock options and SARs, the number of shares available for awards is reduced by one share for each share covered by such award or to which the award relates, and with respect to awards other than stock options and SARs, the number of shares available for awards is reduced by 2.76 shares for each share covered by such award or to which such award relates. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2009 Plan.
(2)	In addition to grants of options, warrants or rights, includes up to 36,989,383 shares of common stock or other stock-based awards that may be issued under the 2009 Plan, and up to 1,763,654 shares of common stock that may be issued under the Discounted Employee Stock Purchase Plan. Does not include shares under the 1999 Plan because no new awards may be made under that plan.

72	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE

DISCOUNTED EMPLOYEE STOCK PURCHASE PLAN

The board of directors has adopted, and recommends that the shareowners approve, an amendment to the Discounted Employee Stock Purchase Plan, or DESPP, to increase the number of shares available under the DESPP to 20 million shares of our class A common stock. The DESPP was approved by shareowners in 2001 and is designed to encourage ownership of our class A common stock by eligible employees of UPS and certain UPS subsidiaries of which we own at least 50% of the total combined voting power. We believe that ownership of our common stock encourages their interest in our success and provides incentives for them to remain with us.

The DESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. The amendment to increase the number of shares available is being presented to shareowners for their approval so that the DESPP continues to qualify as an “employee stock purchase plan” within the meaning of Section 423.

Shares Available under the DESPP

The proposed amendment will increase to 20,000,000 the number of shares of our class A common stock available under the DESPP. The number of shares under the DESPP will be adjusted by our board of directors for any change in the number of outstanding shares of class A common stock resulting from a subdivision or consolidation of shares, from the payment of dividends in the form of class A common stock or from any other increase or decrease in the number of shares of class A common stock effected without receipt of consideration by UPS.

Eligibility and Participation

To be eligible to participate in the DESPP, an employee must:

•	have been employed by us, or by a participating subsidiary, continuously for at least 6 months;

•	not be prohibited under applicable foreign law from participating in the DESPP; and

•	not own 5% or more of the total combined voting power or value of all of our common stock.

Employees may elect to participate in the DESPP for the purchase period (a calendar quarter) by properly completing and filing a subscription form with the administrator at any time during the calendar quarter immediately preceding the purchase period.

Purchase of Shares

A subscription to purchase shares of our class A common stock will be in effect until it is amended by the employee or until the employee’s status as an “eligible employee” terminates. An employee, as part of his or her election to participate in the DESPP, will authorize us to withhold an amount, which may not exceed $10,000 for a calendar year, of his or her base salary or regular hourly wages paid during the purchase period. Each employee’s payroll deductions will be credited to a subscription account established for him or her by the recordkeeper. An employee may not make any contribution under the DESPP except through payroll deductions unless the employee is prohibited under applicable foreign or commonwealth law (as determined by the administrator) from participating in the DESPP via payroll deductions.

On the last day of the purchase period, the balance credited to an employee’s subscription account automatically will be used to purchase from us shares of class A common stock at the purchase price (as defined below), up to the maximum number of shares permitted under the DESPP. The maximum number of shares that may be purchased under the DESSP (or under any other employee stock purchase plan (within the meaning of Code Section 423)) in any purchase period is determined by dividing

•	$6,250 (a figure based on limitations imposed under Section 423 of the Internal Revenue Code) by

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	73

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE DISCOUNTED EMPLOYEE STOCK

PURCHASE PLAN (CONTINUED)

•	the closing price of our class B common stock on the NYSE on the first day of the purchase period.

The maximum amount that can be purchased during any purchase period also may be limited by the number of authorized shares remaining for sale under the DESPP. If an employee’s subscription account has a cash balance remaining at the end of a purchase period for any reason, including a limitation on the number of authorized shares, this balance will be refunded to the employee in cash (without interest) after the purchase period. The shares of class A common stock to be purchased under the DESPP may be authorized but unissued shares, or shares that have been reacquired by us.

An employee may amend his or her subscription once during a purchase period to increase, reduce or stop payroll deductions. If an employee’s subscription account has a cash balance remaining when he or she stops deductions, this balance will be retained in the employee’s subscription account and used to purchase shares at the end of the then-current purchase period.

Purchase Price

The purchase price for shares of class A common stock under the DESPP is 95% of the closing price of our class B common stock on the NYSE on the last day of the purchase period.

Termination of Employment

If an individual’s eligibility status terminates for any reason before the last day of the purchase period, the termination will cause payroll deductions to cease immediately. If the employee’s subscription account has a cash balance remaining when he or she terminates, this balance will be retained in the employee’s subscription account and used to purchase shares at the end of the then-current purchase period.

Transferability of Shares

No shares of class A common stock acquired by an employee under the DESPP may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period of two years following the acquisition of the shares by the employee, subject to certain hardship exemptions that may be granted by the administrator.

No employee may assign, transfer or otherwise dispose of the balance credited to his or her subscription account, or his or her right to purchase class A common stock pursuant to the DESPP.

Administration

The DESPP is administered by the Salary Committee of our board of directors. The administrator may delegate its administrative functions as it deems appropriate under the circumstances.

Amendment and Termination of Plan

The DESPP may be amended from time to time by our board of directors. Certain amendments may be subject to the approval of our shareowners to the extent this approval is required by Section 423 of the Internal Revenue Code, the laws of the State of Delaware or the rules of the NYSE. The board of directors may terminate the DESPP or any purchase period at any time. Upon the effective date of termination, all subscriptions will be void, no further payroll deductions will be made and each employee’s subscription account balance will be distributed to him or her in cash (without interest) as soon as practicable.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards made pursuant to the DESPP are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax

74	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE DISCOUNTED EMPLOYEE STOCK

PURCHASE PLAN (CONTINUED)

consequences associated with the DESPP, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than U.S. federal income tax consequences or any state, local or foreign tax consequences that may apply. This summary assumes that the DESPP satisfies the requirements of Section 423 of the Internal Revenue Code.

The amounts deducted from an employee’s pay to purchase shares of our class A common stock will be U.S. federal taxable income to the employee. These amounts must be included in gross income for U.S. federal income tax purposes in the year in which the amounts otherwise would have been paid to the employee. An employee will not be required to recognize any income for U.S. federal income tax purposes upon the purchase of shares. However, the employee will determine his or her U.S. federal taxable income for the year in which he or she sells or otherwise disposes of shares purchased under the DESPP in accordance with the following paragraphs.

The U.S. federal income tax consequences of a sale or disposition of shares of class A common stock acquired under the DESPP depend in part on the length of time the shares are held by an employee. If an employee sells or otherwise disposes of shares acquired under the DESPP (other than any transfer resulting from death) within two years after the first day of the purchase period for the shares, the employee must recognize ordinary income for U.S. federal income tax purposes in the year of the sale or disposition. This ordinary income will be recognized in an amount equal to the fair market value of the shares on the date they were purchased less the purchase price. This amount of ordinary income is recognized by the employee even if the fair market value of the shares has decreased since the date the shares were purchased. This ordinary income recognized is added to the employee’s basis in the shares. After increasing the basis by the amount of the ordinary income recognized, any gain realized on the sale or disposition in excess of the basis in the shares will be taxed as capital gain, and any loss realized will be a capital loss. Whether the capital gain or loss will be long-term or short-term will depend on how long the shares were held.

If an employee sells or otherwise disposes of shares of class A common stock acquired under the DESPP after holding the shares for two years after the first day of the purchase period for the shares, or the employee dies, he or she must include as ordinary income for U.S. federal income tax purposes in the year of sale (or the taxable year ending with his or her death) an amount equal to the lesser of

•	5% of the fair market value of the shares on the last day of the purchase period, or

•	the fair market value of the shares on the date he or she sells or otherwise disposes of the shares, or on the date of death, less the purchase price.

Except in the case of a transfer as a result of death, the amount of the ordinary income recognized by the employee is added to his or her basis in the shares. The basis of shares transferred as a result of the death of an employee will not be increased as a result of the ordinary income recognized by the deceased employee. After increasing the basis in the shares by the ordinary income recognized, any gain realized on the sale or disposition in excess of the employee’s basis will be taxed as a long-term capital gain. Any loss realized will be treated as a long-term capital loss.

We do not receive any U.S. federal income tax deduction as a result of issuing shares pursuant to the DESPP, except upon a sale or disposition of shares by an employee prior to the expiration of the two year holding period. In this event, we, or a participating subsidiary, generally will be entitled to a U.S. federal income tax deduction equal to the amount of ordinary income recognized by the employee with respect to the sale or disposition of the shares.

The board of directors recommends that shareowners vote FOR approval of an amendment to the Discounted Employee Stock Purchase Plan.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	75

PROPOSAL 5—SHAREOWNER PROPOSAL

Walden Asset Management has advised us that it intends to submit the proposal set forth below for consideration at the annual meeting:

Shareowner Proposal

Whereas, businesses, like individuals, have a recognized legal right to express opinions to legislators and regulators on public policy matters.

It is important that our company’s lobbying positions, as well as processes to influence public policy, are transparent. Public opinion is skeptical of corporate influence on Congress and public policy and questionable lobbying activity may pose risks to our company’s reputation when controversial positions are embraced. Hence, we believe full disclosure of UPS’s policies, procedures and oversight mechanisms is warranted.

Resolved, the shareholders of United Parcel Service, Inc. (“UPS”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company’s policy and procedures governing the lobbying of legislators and regulators, including that done on our company’s behalf by trade associations. The disclosure should include both direct and indirect lobbying as well as grassroots lobbying communications.

2.	A listing of payments (both direct and indirect, including payments to trade associations) used for direct lobbying as well as grassroots lobbying communications, including the amount of the payment and the recipient.

3.	Membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by the management and Board for

a.	direct and indirect lobbying contribution or expenditure; and

b.	payment for grassroots lobbying expenditure.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in shareholders’ best interests. Absent a system of accountability, company assets could be used for objectives contrary to UPS’s long-term interests.

UPS spent approximately $14 million in 2009 and 2010 on direct federal lobbying activities, according to disclosure reports. (U.S. Senate Office of Public Records). In 2010, UPS also spent at least $384,279 in 4 states that require lobbying expenditure disclosure (according to state disclosure reports). These figures may not include grassroots lobbying to influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures to influence legislation or regulation. And UPS does not disclose contributions to tax-exempt organizations that write and endorse model legislation, such as the company’s $25,000 contribution to ALEC’s annual meeting (http://thinkprogress.org/politcs/2011/08/05/288823/alec-exposed-corporations-funding/).

Such expenditures and contributions can potentially involve the company in controversies posing reputational risks.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

76	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

PROPOSAL 5—SHAREOWNER PROPOSAL (CONTINUED)

The board of directors recommends that shareowners vote AGAINST the proposal. Our response to the shareowner proposal appears below.

Response of UPS

UPS engages with public policymakers at the federal, state and local levels when we believe it will serve the best interests of our company and our shareowners. The board recommends that shareowners vote AGAINST this proposal because UPS already has effective policies for the appropriate disclosure and oversight of the Company’s lobbying and political activities. For example:

•

UPS Has Independent Board Oversight: Independent oversight of UPS lobbying and political contributions and expenditures already exists. UPS’s Public Affairs Manager regularly reports to the board of directors concerning its lobbying and political activities. Moreover, all lobbying activities are conducted only with the prior approval of the Company’s Public Affairs department, which works with senior management to focus our involvement at all levels of government on furthering the Company’s business objectives and our goal of protecting and enhancing shareowner value.

•

UPS is a Leader in Political Accountability and Disclosure: UPS was named in 2011 as one of the top 10 companies for political transparency and accountability by the Center for Political Accountability-Zicklin Index of Corporate Political Disclosure and Accountability.

•

UPS Complies with Legal Obligations: UPS complies with all federal, state and local reporting requirements governing the Company’s political contributions and lobbying activities. UPS files a publicly available federal Lobbying Disclosure Act Report each quarter as required by law. This Report provides information on activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch official. It also provides disclosure on expenditures for the quarter, describes the specific pieces of legislation that were the topic of communications, and identifies the individuals who lobbied on behalf of the Company. These reports are available at http://lobbyingdisclosure.house.gov/ and http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. UPS files similar periodic reports with state agencies reflecting state lobbying activities which are also publicly available.

•

UPS Has Not Engaged in “Grassroots” Lobbying: In recent years, the Company has not engaged in any communications directed to the general public that (a) refer to specific legislation, (b) reflect a view on the legislation and (c) encourage the recipient of the communication to take action with respect to the legislation (defined by the proponent as “grassroots lobbying communications”).

•

UPS Provides Additional Disclosure: UPS publishes on its website (www.investors.ups.com) a semi-annual report disclosing the amounts and recipients of all federal and state political contributions and expenditures made by the Company in the United States.

For these reasons, the board recommends that shareowners vote AGAINST this proposal.

The board of directors recommends that shareowners vote AGAINST the shareowner proposal.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	77

OTHER INFORMATION FOR SHAREOWNERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of either our class A or class B common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, each of our directors and executive officers complied during 2011 with all applicable Section 16(a) filing requirements, except for a late Form 4 filing for Duane Ackerman, one of our directors, and a late Form 5 filing for Alan Gershenhorn, one of our executive officers, both due to an administrative error.

Solicitation of Proxies

We will pay our costs of soliciting proxies. Directors, officers and other employees, acting without special compensation, may solicit proxies by mail, email, in person or by telephone. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials and Notice to, and obtaining instructions relating to the proxy materials and Notice from, beneficial owners. In addition, we have retained Georgeson to assist in the solicitation of proxies for the 2012 annual meeting at a fee of approximately $10,000, plus associated costs and expenses.

Householding

We have adopted a procedure approved by the SEC called “householding” under which multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice. If you wish to opt out of householding and continue to receive multiple copies of the proxy materials or Notice at the same address, or if you wish to participate in householding, you may do so by notifying us in writing or by telephone at: UPS Investor Relations, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6059. You also may request additional copies of the proxy materials or Notice by notifying us in writing or by telephone at the same address or telephone number.

Shareowner Proposals or Shareowner Nominations for Director at 2013 Annual Meeting

Shareowners who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2013 annual meeting of shareowners must submit their proposals so that they are received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than the close of business on November 12, 2012. Any proposal also will need to comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored material.

Shareowners who wish to propose business or nominate persons for election to the board of directors at the 2013 annual meeting of shareowners must provide a notice of shareowner business or nomination in accordance with Section 10.1 of our Bylaws. In order to be properly brought before the 2013 annual meeting of shareowners, Section 10.1 of our Bylaws requires that a notice of a matter the shareowner wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the shareowner wishes to nominate as a director, must be received by our Corporate Secretary not less than 120 days prior to the first anniversary of the date on which we first mailed the proxy statement for the preceding year’s annual shareowner meeting. Therefore, any notice intended to be given by a shareowner with respect to the 2013 annual meeting of shareowners pursuant to our Bylaws must be received our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than November 12, 2012. However, if the date of our 2013 annual meeting occurs more than 30 days before or 30 days after May 3, 2013, the anniversary of the 2012 annual meeting, a shareowner notice will be timely if it is received by our Corporate Secretary by the later of (a) the close of business on the 120th day prior to the date of the 2013 annual meeting and (b) the close of business

78	Notice of Annual Meeting of Shareowners and 2012 Proxy Statement

OTHER INFORMATION FOR SHAREOWNERS (CONTINUED)

on the 10th day following the day on which we first make a public announcement of the date of the 2013 annual meeting. To be in proper form, a shareowner’s notice must include the specified information concerning the proposal or nominee as described in Section 10.1 of our Bylaws. Our Bylaws are available on the governance page of our investor relations website at www.investors.ups.com

2011 Annual Report on Form 10-K

A copy of our 2011 annual report on Form 10-K, including financial statements, as filed with the SEC, may be obtained without charge upon written request to: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. It is also available on our investor relations website at www.investors.ups.com.

Other Business

Our board of directors is not aware of any business to be conducted at the annual meeting of shareowners other than the proposals described in this proxy statement. Should any other matter requiring a vote of the shareowners arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

Notice of Annual Meeting of Shareowners and 2012 Proxy Statement	79

Annex A

UNITED PARCEL SERVICE, INC.

2012 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE 1.	ESTABLISHMENT, OBJECTIVES, AND DURATION	A-4
1.1	Establishment of the Plan	A-4
1.2	Objectives of the Plan	A-4
1.3	Duration of the Plan	A-4
1.4	Successor Plan	A-4

ARTICLE 2.	DEFINITIONS	A-4
2.1	“2009 Plan”	A-4
2.2	“Acquired Organization”	A-4
2.3	“Acquired Plan”	A-4
2.4	“Affiliate”	A-4
2.5	“Award”	A-4
2.6	“Award Document”	A-4
2.7	“Beneficial Owner” or “Beneficial Ownership”	A-4
2.8	“Board” or “Board of Directors”	A-5
2.9	“Cause”	A-5
2.10	“Change in Control”	A-5
2.11	“Code”	A-5
2.12	“Committee”	A-5
2.13	“Company”	A-5
2.14	“Director”	A-5
2.15	“Effective Date”	A-5
2.16	“Employee”	A-5
2.17	“ERISA”	A-6
2.18	“Exchange Act”	A-6
2.19	“Executive Participant”	A-6
2.20	“Fair Market Value of a Share”	A-6
2.21	“409A Guidance”	A-6
2.22	“Freestanding SAR”	A-6
2.23	“Good Reason”	A-6
2.24	“Incentive Stock Option” or “ISO”	A-6
2.25	“Insider”	A-6
2.26	“Key Person”	A-6
2.27	“Nonqualified Stock Option” or “NQSO”	A-6
2.28	“Option”	A-7
2.29	“Option Price”	A-7
2.30	“Outside Director”	A-7
2.31	“Participant”	A-7
2.32	“Performance-Based Exception”	A-7
2.33	“Performance Period”	A-7
2.34	“Period of Restriction”	A-7
2.35	“Person”	A-7
2.36	“Prior Plan”	A-7
2.37	“Restricted Performance Share”	A-7
2.38	“Restricted Performance Unit” or “RPU”	A-7
2.39	“Restricted Stock”	A-7
2.40	“Restricted Stock Unit” or “RSU”	A-7
2.41	“Retirement”	A-7
2.42	“Share Reserve”	A-7
2.43	“Shares”	A-7
2.44	“Stock Appreciation Right” or “SAR”	A-7
2.45	“Subsidiary”	A-7
2.46	“Tandem SAR”	A-8
2.47	“UPS”	A-8

ARTICLE 3.	ADMINISTRATION	A-8
3.1	General	A-8
3.2	Authority of the Committee	A-8
3.3	Delegation	A-8
3.4	Decisions Binding	A-8

ARTICLE 4.	SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS	A-8
4.1	Number of Shares Available for Grants	A-8
4.2	Maximum Awards for Performance-Based Exception	A-9
4.3	Maximum Number of Shares Available for ISOs	A-9
4.4	Share Counting	A-9
4.5	Adjustments in Authorized Shares	A-9
4.6	Increase to Share Reserve	A-10

ARTICLE 5.	ELIGIBILITY AND PARTICIPATION	A-10
5.1	Eligibility	A-10
5.2	Actual Participation	A-10

ARTICLE 6.	OPTIONS	A-10
6.1	Grant of Options	A-10
6.2	Award Document	A-10
6.3	Option Price	A-10
6.4	Duration of Options	A-11
6.5	Exercise of Options	A-11
6.6	Payment	A-11
6.7	Nontransferability of Options	A-11

ARTICLE 7.	STOCK APPRECIATION RIGHTS (SARs)	A-11
7.1	Grant of SARs	A-11
7.2	Exercise of Tandem SARs	A-11
7.3	Exercise of Freestanding SARs	A-11
7.4	Duration of SARs	A-12
7.5	Payment of SAR Amount	A-12

ARTICLE 8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS (RSUs)	A-12
8.1	Grant of Restricted Stock or RSUs	A-12
8.2	Value of RSU	A-12
8.3	Other Restrictions	A-12
8.4	Voting Rights	A-12
8.5	Dividends	A-12
8.6	Lapse of Restrictions, Payment of RSUs	A-12

ARTICLE 9.	RESTRICTED PERFORMANCE SHARES AND RESTRICTED PERFORMANCE UNITS (RPUs)	A-13
9.1	Grant of Restricted Performance Shares or RPUs	A-13
9.2	Value of Restricted Performance Shares and RPUs	A-13
9.3	Earning of Restricted Performance Shares and RPUs	A-13
9.4	Form and Timing of Payment	A-13
9.5	Dividends	A-13
9.6	Voting Rights.	A-13

ARTICLE 10.	SHARE AND CASH AWARDS	A-13

ARTICLE 11.	PROVISIONS APPLICABLE TO ALL AWARDS	A-13
11.1	Award Document	A-13
11.2	Termination of Employment/Directorship/Other Relationship	A-14
11.3	Nontransferability of Awards	A-14
11.4	Restrictions on Share Transferability	A-14

ARTICLE 12.	PERFORMANCE-BASED EXCEPTION AWARDS	A-14
12.1	Purpose	A-14
12.2	Objective Performance Goals	A-14
12.3	Performance Measures	A-14
12.4	Committee Certification	A-15
12.5	Compliance with Code §162(m)	A-15

ARTICLE 13.	RIGHTS OF EMPLOYEES/DIRECTORS/KEY PERSONS	A-15
13.1	Employment and Performance of Services	A-15
13.2	Participation	A-15

ARTICLE 14.	CHANGE IN CONTROL	A-16
14.1	Continuation, Assumption or Substitution of Awards	A-16
14.2	No Continuation, Assumption or Substitution of Awards	A-16
14.3	Termination, Amendment and Modification of Change in Control Provisions	A-17

ARTICLE 15.	AMENDMENT, MODIFICATION AND TERMINATION	A-17
15.1	Amendment, Modification and Termination	A-17
15.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	A-17
15.3	Awards Previously Granted	A-18
15.4	Section 409A and Performance-Based Exception Compliance	A-18

ARTICLE 16.	WITHHOLDING	A-18
16.1	Tax Withholding	A-18
16.2	Share Withholding	A-18

ARTICLE 17.	INDEMNIFICATION	A-18

ARTICLE 18.	SUCCESSORS	A-18

ARTICLE 19.	MISCELLANEOUS	A-19
19.1	Number	A-19
19.2	Severability	A-19
19.3	Requirements of Law	A-19
19.4	Securities Law Compliance	A-19
19.5	Governing Law	A-19
19.6	Plan Document Controls	A-19
19.7	Unfunded Arrangement	A-19
19.8	Custody of Awards Paid in Shares	A-19
19.9	Awards Granted in Substitution	A-19
19.10	Repayment of Awards as a Result of Certain Improper Conduct	A-20
19.11	Section 409A Compliance	A-20

Article 1.    Establishment, Objectives, and Duration

1.1	Establishment of the Plan. United Parcel Service, Inc., a Delaware corporation (hereinafter referred to as “UPS” or the “Company”), hereby establishes an incentive compensation plan to be known as the “United Parcel Service, Inc. 2012 Omnibus Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Restricted Performance Shares, Restricted Performance Units and other Awards.

Subject to approval by the Company’s shareowners, the Plan shall become effective as of the Effective Date and shall remain in effect as provided in Section 1.3 hereof.

1.2	Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the compensation of Participants to the value of the Company’s Shares and thereby align the interests of Participants more closely with those of the Company’s shareowners; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3	Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 2.15 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

1.4	Successor Plan. The Plan shall be treated as a successor to the United Parcel Service, Inc. 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”) for purposes of the UPS Management Incentive Program, the UPS Long-Term Incentive Program, the UPS Non-employee Director Equity Compensation Program, the UPS International Management Incentive Program and any other program approved by the Committee under the 2009 Plan, the terms of which make reference to a successor plan. Except as provided in Section 4.5, any awards granted under a Prior Plan shall remain subject to the terms of the applicable award document and the Prior Plan under which such award was granted.

Article 2.    Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1	“2009 Plan” shall have the meaning ascribed to such term in Section 1.4.

2.2	“Acquired Organization” shall have the meaning ascribed to such term in Section 4.1.

2.3	“Acquired Plan” shall have the meaning ascribed to such term in Section 4.1.

2.4	“Affiliate” means any corporation, partnership, joint venture or other entity in which the Company either directly or indirectly controls at least twenty-five percent (25%) of the voting interest or owns at least twenty-five percent (25%) or more of the value or capital or profits interest of such entity.

2.5	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Restricted Performance Shares, Restricted Performance Units, Shares or cash awards.

2.6	“Award Document” means the document or documents setting forth the terms and provisions applicable to an Award.

2.7	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule13d-3 of the Exchange Act.

2.8	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.9	“Cause” means (a) for a Director or Key Person, as defined in the Award Document, and (b) for an Employee, except as otherwise provided in the Award Document, that the Company or a Subsidiary or an Affiliate for which an Employee works has determined that (1) the Employee has been insubordinate or refused or failed to carry out the instructions or policies of the Company or the Subsidiary or Affiliate for which the Employee works, or the supervisors or managers to whom the Employee reports; (2) the Employee has engaged in misconduct or negligence in performing the Employee’s duties and responsibilities; (3) the Employee has engaged in conduct which is dishonest, fraudulent or materially injurious to the Company, or the Subsidiary or Affiliate for which the Employee works; (4) the Employee has been indicted for a felony or any crime involving dishonesty, fraud or moral turpitude; and/or (5) the Employee has materially breached the Employee’s employment agreement, if any, or engaged in activity prohibited by any other agreement between the Employee and the Company or the Subsidiary or Affiliate for which the Employee works.

2.10	“Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)	The consummation of a reorganization, merger, share exchange or consolidation, in each case, where persons who were shareowners of UPS immediately prior to such reorganization, merger, share exchange or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power of the reorganized, merged, surviving or consolidated company’s then outstanding securities entitled to vote generally in the election of directors; or a liquidation or dissolution of UPS or the sale of substantially all of UPS’s assets; or

(b)	Individuals who, as of any date (the “Beginning Date”), constitute the Board of Directors (the “Incumbent Board”) and who, as of the end of the two-year period beginning on such Beginning Date, cease for any reason to constitute at least an eighty percent (80%) majority of the Board of Directors, provided that any person becoming a director subsequent to the Beginning Date whose election, or nomination for election by UPS’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of UPS, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board.

2.11	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.12	“Committee” means the Compensation Committee of the Board.

2.13	“Company” means UPS.

2.14	“Director” means any individual who is a member of the Board of Directors.

2.15	“Effective Date” means May 3, 2012.

2.16

“Employee” means any employee of the Company, a Subsidiary or an Affiliate. Under no circumstances shall an individual who performs services for the Company, a Subsidiary or an Affiliate, but who is not classified on the payroll of such entity as an employee (for example, an individual performing services for the Company, a Subsidiary or an Affiliate pursuant to a leasing agreement), be treated as an Employee even if such individual qualifies as an “employee” of the Company, a Subsidiary or an Affiliate by virtue of common law principles or the leased employee rules under Code § 414(n). Further, if an individual performing services for the Company, a Subsidiary or an Affiliate is retroactively reclassified as an employee of the Company, Subsidiary or an Affiliate for any reason (whether pursuant to court order, settlement negotiation, arbitration, mediation, government agency (e.g., Internal Revenue Service) reclassification, or otherwise), such reclassified individual shall not be treated as an Employee for purposes of the Plan for any period prior to the actual date (and not the effective date) of such reclassification. Directors who are classified as employees on the payroll of the Company, a Subsidiary or an Affiliate shall be considered Employees under the Plan.

2.17	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19	“Executive Participant” means an “executive officer” as defined in Rule 3b-7 under the Exchange Act.

2.20	“Fair Market Value of a Share” means, as of any date, the value of a Share determined as follows:

(a)	The value of a Share shall be equal to the value of a share of the Class B common stock of the Company, as determined in accordance with the following provisions:

(1)	If shares of Class B common stock are listed on any established stock exchange or a national market system, the closing price for a share of Class B common stock as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(2)	If shares of Class B common stock are not listed on any established stock exchange or a national market system, the value of a Share shall be determined by the Committee in its sole and absolute discretion.

(b)	If, for any reason, the value of a Share (as described in (a) ) cannot be ascertained or is unavailable for the date in question, the value of a Share may, in the sole and absolute discretion of the Committee, be determined as of the nearest preceding date on which such value can be ascertained under the appropriate method indicated above.

2.21	“409A Guidance” means the regulations and other guidance issued under Code § 409A.

2.22	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.23	“Good Reason” means (a) for a Director or Key Person, as defined in the Award Document, and (b) for an Employee, except as otherwise provided in the Award Document, the occurrence, without an Employee’s written consent, of either of the following: (1) material diminution in the Employee’s authority, duties or responsibilities from those in effect immediately prior to the Change in Control; or (2) a material reduction in the Employee’s annual base salary from that in effect immediately prior to the Change in Control. Notwithstanding the foregoing, a termination of employment shall not be considered for Good Reason unless the Employee provides the Company, or the Subsidiary or Affiliate for which the Employee works, written notice within thirty (30) calendar days of the occurrence of the act or omission giving rise to the Employee’s intention to terminate for Good Reason, detailing the particular act or acts or omission or omissions that constitute the grounds on which the proposed termination for Good Reason is based, and the Company, or the Subsidiary or Affiliate for which the Employee works, fails to correct the breach (if correctable) within thirty (30) calendar days of the date of receipt of such written notice.

2.24	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code § 422.

2.25	“Insider” means an individual who is, on the relevant date, an officer, Director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.26	“Key Person” means a consultant, agent or other person who has rendered or will render valuable services to the Company or a Subsidiary or an Affiliate.

2.27	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to be treated as an ISO under Code § 422.

2.28	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.29	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.30	“Outside Director” means a member of the Board who is not an employee of the Company or any Subsidiary or Affiliate thereof and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) of the Exchange Act, as amended from time to time, and (b) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

2.31	“Participant” means an Employee, Director or Key Person who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.32	“Performance-Based Exception” means the performance-based exception from the deduction limitations of Code §162(m) and Treas. Reg. §1.162-27(e).

2.33	“Performance Period” means (a) the period during which the Restricted Performance Shares and RPUs granted pursuant to Article 9 are subject to a substantial risk of forfeiture as a result of the failure to satisfy the applicable performance or other conditions and (b) for purposes of Article 12, the period of service to which a performance goal or goals relates.

2.34	“Period of Restriction” means the period during which Restricted Stock and RSUs are subject to a substantial risk of forfeiture, as provided in Article 8.

2.35	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36	“Prior Plan” means the United Parcel Service, Inc. 2009 Omnibus Incentive Compensation Plan or the United Parcel Service, Inc. Incentive Compensation Plan, as amended.

2.37	“Restricted Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.38	“Restricted Performance Unit” or “RPU” means an Award of a unit tied to the value of a Share granted to a Participant, as described in Article 9 herein.

2.39	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.40	“Restricted Stock Unit” or “RSU” means an Award of a unit tied to the value of a Share granted to a Participant, as described in Article 8 herein.

2.41	“Retirement” means (1) except as otherwise determined by the Committee in its sole discretion, with respect to Participants who participate in the Company’s tax-qualified defined benefit retirement plan, the attainment of “early retirement age” (as defined in the Company’s tax-qualified defined benefit retirement plan) accompanied by a cessation of employment with the Company and all Subsidiaries and an election by the employee to receive (or commence receiving) retirement benefits under the Company’s tax-qualified defined benefit retirement plan, and (2) with respect to all other Participants, “retirement” as determined by the Committee in its sole discretion.

2.42	“Share Reserve” shall have the meaning ascribed to such term in Section 4.1.

2.43	“Shares” means shares of the Class A common stock of the Company.

2.44	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 herein.

2.45	“Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company either directly or indirectly controls at least fifty percent (50%) of the voting interest or owns at least fifty percent (50%) of the value or capital or profits interest.

2.46	“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.47	“UPS” means United Parcel Service, Inc., a Delaware corporation.

Article 3.    Administration

3.1	General. The Plan shall be administered by the Committee; provided, however, (a) the Board may at any time take on the powers, authority and duties of the Committee hereunder, and (b) the Board shall have the powers, authority and duties of the Committee with respect to the granting and interpretation of Awards to Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. With respect to Committee appointments and composition, while the Board has complete discretion with respect to such matters, it should be noted that only a Committee (or a sub-committee thereof) comprised solely of two or more Outside Directors may grant Awards intended to meet the Performance-Based Exception.

3.2	Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors and Key Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement, instrument or other document entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 and Article 15 herein) amend the Plan or the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

3.3	Delegation. The Committee may delegate its power, authority and duties as identified herein, except (a) the power and authority to grant Awards to persons required to file reports with respect to the Company pursuant to Section 16(b) of the Exchange Act or Awards intended to satisfy the Performance-Based Exception and (b) as otherwise prohibited by law.

3.4	Decisions Binding. All determinations and decisions made by the Board, the Committee or the Committee’s delegate pursuant to the provisions of the Plan and all related orders and resolutions of the Board, the Committee or the Committee’s delegate shall be final, conclusive and binding on all persons, including the Company, its shareowners, Directors, Employees, Key Persons, and their estates and beneficiaries.

Article 4.    Shares Subject to the Plan and Maximum Awards

4.1	Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.5 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards shall not exceed 27 million (27,000,000) Shares, which includes Shares that were authorized but unissued under the Prior Plans as of the Effective Date (the “Share Reserve”).

In the event the Company engages in a recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, acquisition or other business transaction with another organization (the “Acquired Organization”) and the terms of such business transaction require the Company or an Affiliate to assume a plan of the Acquired Organization (the “Acquired Plan”), any shares of stock of the Acquired Organization available under the Acquired Plan (as adjusted and converted into Shares in accordance with the terms of the business transaction) shall be available for Awards under the Plan, subject to applicable shareowner approval and stock exchange requirements, unless the terms of the business transaction require such Acquired Plan to be maintained as a separate plan following the completion of the business transaction.

4.2	Maximum Awards for Performance-Based Exception. The following maximum limits shall apply to Awards designed to comply with the Performance-Based Exception, subject to adjustment as provided in Section 4.5 herein:

(a)	Options. The maximum aggregate number of Shares that may be granted in the form of Options in any one calendar year to any one Participant shall be six hundred thousand (600,000).

(b)	SARs. The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights in any one calendar year to any one Participant shall be six hundred thousand (600,000).

(c)	Restricted Stock or RSUs. The maximum aggregate number of Shares that may be granted in the form of Restricted Stock in any one calendar year to any one Participant shall be six hundred thousand (600,000). The maximum aggregate number of Shares paid RSUs granted in any one calendar year to any one Participant shall be six hundred thousand (600,000) Shares.

(d)	Restricted Performance Shares or RPUs. The maximum aggregate number of Shares paid with respect to Restricted Performance Shares granted in any one calendar year to any one Participant shall be six hundred thousand (600,000) Shares. The maximum aggregate number of Shares paid with respect to RPUs granted in any one calendar year to any one Participant shall be six hundred thousand (600,000) Shares.

(e)	Cash Awards. The maximum aggregate payout with respect to Awards payable in cash (and not limited to the value of a specific number of Shares) granted in any one calendar year to any one Participant shall be equal to the value of six hundred thousand (600,000) Shares determined as of the date as of which the Award is paid.

(f)	Shares. The maximum aggregate number of Shares that may be granted in an Award (other than an Award of Options, SARs, Restricted Stock, RSUs, Restricted Performance Shares or RPUs) in any one calendar year to any one Participant shall be equal to six hundred thousand (600,000) Shares.

4.3	Maximum Number of Shares Available for ISOs. Subject to adjustment as provided in Section 4.5, the maximum aggregate number of Shares that can be issued under the Plan upon the exercise of ISOs is 27 million (27,000,000) Shares.

4.4	Share Counting. Each Share issued pursuant to an Award (or an award under a Prior Plan) shall reduce the Share Reserve by one (1) Share. To the extent that a distribution pursuant to an Award (or an award under a Prior Plan) is settled in cash, the Share Reserve shall be reduced by the number of Shares (if any) subject to the exercised or distributed portion of the award.

The Share Reserve shall not be reduced for Awards that may be settled solely in cash or for any Shares issued in connection with Awards issued in substitution for or the assumption of awards outstanding under an Acquired Plan pursuant to Section 19.9.

4.5

Adjustments in Authorized Shares.    If the Company effects a subdivision or consolidation of shares of stock or other capital adjustment, the number and class of Shares which may be delivered under Section 4.1, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and the Award limits set forth in Sections 4.2 and 4.3, shall be adjusted in the same manner and to the same extent as all other Shares. If there are material changes in the capital structure of the Company resulting from the payment of a special dividend (other than regular quarterly dividends) or other distributions to shareowners without receiving consideration therefore; the spin-off of a subsidiary; the sale of a substantial portion of the Company’s assets; in the event of a merger or consolidation in which the Company is not the surviving entity; or other extraordinary non-recurring events affecting the Company’s capital structure and the value of Shares, the Committee shall make equitable adjustments in the number and class of Shares which may be delivered under Section 4.1, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and the Award limits set forth in Sections 4.2 and 4.3, to prevent the dilution or enlargement of the rights of Award recipients. Following any such adjustment, the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing provisions of this Section 4.5, no adjustment shall be made to an Option or SAR to the extent that it causes such Option or SAR to provide for a deferral of compensation subject to Code § 409A and the 409A Guidance.

4.6	Increase to Share Reserve. If any Shares subject to an Award are forfeited before vesting or any Award otherwise expires, terminates or is cancelled without the issuance of such Shares in full to a Participant, such Shares, to the extent of any such forfeiture, expiration, termination or cancellation, shall again be available for grant under the Plan and be added to the Share Reserve. If, after the Effective Date, any Shares subject to an award under a Prior Plan are forfeited or such award otherwise expires, terminates or is cancelled without the issuance of Shares in full, then to the extent of such forfeiture, expiration, termination or cancellation, any Shares not issued under such Prior Plan award shall be available for grant under the Plan and be added to the Share Reserve.

Shares tendered or withheld under an Award or an award under a Prior Plan or an Acquired Plan shall be deemed to have been delivered but shall be added to the Share Reserve in the following circumstances:

(a)	Shares withheld to pay taxes other than Shares withheld to pay taxes under an Option or SAR or under an award made under a Prior Plan or an Acquired Plan that is a stock option or a stock appreciation right.

(b)	Shares tendered or withheld to pay the exercise price of an Award or an award under a Prior Plan or an Acquired Plan other than Shares tendered or withheld to pay the exercise price of an Option or SAR or an award under a Prior Plan or an Acquired Plan that is a stock option or a stock appreciation right.

Article 5.    Eligibility and Participation

5.1	Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and Key Persons.

5.2	Actual Participation. Subject to the provisions of the Plan,

(a)	the Committee may from time to time select from all eligible Employees, Directors and Key Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award, and

(b)	Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee, including in connection with any other compensation program established by the Company.

Article 6.    Options

6.1	Grant of Options. Options may be granted to Participants in such number, upon such terms, and at such times as determined by the Committee; provided, however, that ISOs may be granted only to Participants who are Employees of the Company or a Subsidiary that is a “subsidiary” of the Company within the meaning of Code § 424(f).

6.2	Award Document. The Award Document for each Option shall specify whether the Option is intended to be an ISO or a NQSO.

6.3	Option Price. The Option Price for each Option shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date as of which the Option is granted. In addition, the Option Price of any ISO which is granted to an individual who owns more than ten percent (10%) of the voting power of all classes of stock of the Company or any “parent” or “subsidiary” corporation of the Company (within the meaning of Code § 424(e) and (f)) (a “10% Owner”) may not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

6.4	Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant (and no ISO granted to a 10% Owner shall be exercisable later than the fifth (5th) anniversary of its grant).

6.5	Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6	Payment. Options shall be exercised by the delivery of notice of exercise to the Company (in accordance with the procedures established by the Committee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Unless otherwise provided under the terms of an Award Document, the Option Price shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate value at the time of exercise equal to the total Option Price, (c) through a reduction in the number of Shares received through the exercise of the Option, or (d) by a combination of (a), (b) and (c). Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall transfer Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7	Nontransferability of Options. Each ISO shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her ISO, such ISO may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. NQSOs shall be subject to the same rule except as otherwise provided in the applicable Award Document. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Committee in its sole and absolute discretion.

Article 7.    Stock Appreciation Rights (SARs)

7.1	Grant of SARs. SARs may be granted to Participants in such number, upon such terms and at such times as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Option Price of the related Option.

7.2	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Upon exercise of a Tandem SAR as to all or some of the Shares subject to such Award, the related Option shall be automatically canceled to the extent of the number of Shares subject to the exercise. Conversely, if the related Option is exercised as to some or all of the Shares subject to such Award, the Tandem SAR shall automatically be canceled to the extent of the number of Shares subject to the exercise of the related Option.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR shall not exceed one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3	Exercise of Freestanding SARs. Subject to Section 7.1, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4	Duration of SARs. The term of a SAR shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.5	Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying

(a)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price, by

(b)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Document pertaining to the grant of the SAR.

Article 8.    Restricted Stock and Restricted Stock Units (RSUs)

8.1	Grant of Restricted Stock or RSUs. Restricted Stock or RSUs may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee.

8.2	Value of RSU. Each RSU shall have an initial value at the time of grant equal to the Fair Market Value of one Share on the date of grant.

8.3	Other Restrictions. The Committee shall impose such other conditions and/or restrictions on Restricted Stock or RSUs as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals. Restricted Stock or RSUs shall be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the Period of Restriction.

The Company may retain possession of Shares of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.4	Voting Rights. Participants holding Restricted Stock shall have the right to exercise full voting rights with respect to Restricted Stock during the Period of Restriction, unless otherwise provided in the Award Document.

8.5	Dividends. Unless otherwise provided in a Participant’s Award Document, during the Period of Restriction, (a) Participants holding Restricted Stock granted hereunder shall be credited with and shall be paid regular cash dividends paid with respect to the underlying Shares while they are so held, but stock dividends or other non-cash distributions shall be subject to the same restrictions as the Restricted Stock, and (b) Participants awarded RSUs shall not be entitled to any dividends or dividend equivalents declared with respect to Shares. The Committee may apply any additional restrictions to dividends and dividend equivalents that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock or RSUs is subject to performance conditions, including conditions intended to comply with the requirements of the Performance-Based Exception, such dividends or dividend equivalents declared with respect to such Restricted Stock or RSUs shall be subject to the same performance conditions as the underlying Restricted Stock or RSUs.

8.6	Lapse of Restrictions, Payment of RSUs. Except as otherwise provided in the Award Document, Shares subject to a Restricted Stock Award shall become freely transferable by the Participant as soon as practicable after the end of the applicable Period of Restriction. RSUs shall be paid in a single lump sum following the end of the applicable Period of Restriction in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the Award Document.

Article 9.    Restricted Performance Shares and Restricted Performance Units (RPUs)

9.1	Grant of Restricted Performance Shares or RPUs. Restricted Performance Shares and RPUs may be granted to Participants in such amounts, upon such terms and at such time as determined by the Committee.

9.2	Value of Restricted Performance Shares and RPUs. Each Restricted Performance Share and RPU shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Restricted Performance Shares or RPUs that will be paid out to the Participant; provided, however, that the value of a Restricted Performance Share or an RPU shall not exceed the value of a Share on the date as of which the Restricted Performance Share or RPU is paid. Restricted Performance Shares or RPUs may be granted following the satisfaction of certain performance goals and may be subject to such other restrictions, for example, service restrictions, as the Committee shall determine.

9.3	Earning of Restricted Performance Shares and RPUs. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Restricted Performance Shares or RPUs shall be entitled to receive a payment based on the number and value of Restricted Performance Shares or RPUs earned by the Participant over the Performance Period to be determined as a function of the extent to which the corresponding performance goals or other conditions applicable to such Award have been achieved. Restricted Performance Shares or RPUs shall be forfeited to the extent that a Participant fails to satisfy the applicable performance goals or other conditions during the Performance Period.

9.4	Form and Timing of Payment. Except as otherwise provided in the Award Document, payment of earned Restricted Performance Shares or RPUs shall be made in a single lump sum following the close of the applicable Performance Period in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the Award Document which have an aggregate Fair Market Value equal to the value of the earned Restricted Performance Shares or RPUs at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.5	Dividends. At the discretion of the Committee and as provided in the Award Document, Participants may be entitled to receive dividends or dividend equivalents declared with respect to Shares payable with respect to Restricted Performance Shares or RPUs not yet distributed to Participants. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Performance Shares or RPUs is subject to performance conditions, including conditions intended to comply with the requirements of the Performance-Based Exception, such dividends or dividend equivalents declared with respect to such Restricted Performance Shares or RPUs, shall be subject to the same performance conditions as the underlying Restricted Performance Shares or RPUs.

9.6	Voting Rights. Participants may, at the discretion of the Committee and as provided in the Award Document, be entitled to exercise their voting rights with respect to Restricted Performance Shares.

Article 10.    Share and Cash Awards

Shares (other than Restricted Stock described in Article 8 and Restricted Performance Shares described in Article 9) may be granted and cash may be paid to or for the benefit of Participants in such amounts, upon such terms and at such times as determined by the Committee.

Article 11.    Provisions Applicable to All Awards

11.1	Award Document. Each Award shall be evidenced by an Award Document that shall specify the terms of the Award, including without limitation, the type of the Award, the Option Price or grant price, if any, the number of Shares subject to the Award, the duration of the Award and such other provisions as the Committee shall determine.

11.2	Termination of Employment/Directorship/Other Relationship. Each Award Document shall set forth the extent to which the Participant shall have any rights with respect to such Award following termination of the Participant’s employment or directorship or other relationship with the Company and its Subsidiaries and Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Document, need not be uniform among all Awards, and may reflect distinctions based on the reasons for termination.

11.3	Nontransferability of Awards. Except as otherwise provided in the applicable Award Document for Awards other than ISOs, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

11.4	Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Article 12.    Performance-Based Exception Awards

12.1	Purpose. If the Committee deems it appropriate to make an Award that is intended to qualify for the Performance-Based Exception, then any such Award shall satisfy the requirements of this Article 12 and requirements of Code §162(m) and Treas. Reg. §1.162-27(e). Such Awards, in the Committee’s discretion, may be made in connection with any other compensation program established by the Company. Notwithstanding the preceding sentence, the grant of an Option or SAR is not subject to this Article 12.

12.2	Objective Performance Goals. The compensation attributable to an Award subject to this Article 12 must be paid solely on account of the attainment of one or more preestablished, objective performance goals in accordance with Code §162(m) and the regulations thereunder. A performance goal will be considered preestablished if it is established in writing by the Committee not later than ninety (90) days after the commencement of the Performance Period; provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal or goals. In no event, however, will a performance goal be considered to be preestablished if it is established after twenty-five percent (25%) of the performance period has elapsed. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.

Performance goals must be based on one or more of the performance measures set forth in Section 12.3 that apply to the Participant, a business unit, a Subsidiary or the Company as a whole.

12.3	Performance Measures. One or more of the following performance measure(s) must be used to establish performance goals for Awards which are intended to qualify for the Performance-Based Exception:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Return measures, including, but not limited to:

(1)	Return on assets;

(2)	Return on equity;

(3)	Return on operating capital;

(4)	Return on invested capital; and

(5)	Return on sales;

(d)	Cash flow return on investments which equals net cash flows divided by owners equity;

(e)	Earnings before or after taxes, interest and depreciation;

(f)	Gross revenues;

(g)	Share price;

(h)	Shareowner return;

(i)	Pretax profit;

(j)	Economic Value Added;

(k)	Volume growth;

(l)	Package flow technology;

(m)	Successfully integrating acquisitions;

(n)	Reducing non-operations expenses;

(o)	Other operating efficiency measures or ratios;

(p)	Operating income;

(q)	Return on capital;

(r)	Return on capital employed; and/or

(s)	Pre-tax income margin.

In determining attainment of performance goals, the Committee will exclude the effect of unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable performance period (or such earlier time as specified in Section 12.2) to exclude the effect of other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statement or discussion and analysis of management.

12.4	Committee Certification. The Committee must certify in writing prior to payment of, or such other event that results in the inclusion of income (for example, the vesting of Restricted Stock) from, an Award intended to qualify for the Performance-Based Exception that the performance goals and any other material terms of the Award were in fact satisfied. Awards which are intended to qualify for the Performance-Based Exception may not be adjusted upward, but the Committee shall retain the discretion to adjust such Awards downward. Approved written minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

12.5	Compliance with Code §162(m). The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Code §162(m) and the regulations thereunder. In addition, in the event that changes are made to Code §162(m) to permit greater flexibility with respect to any Awards, the Committee may make any adjustments to the process described in this Article 12 it deems appropriate.

Article 13.    Rights of Employees/Directors/Key Persons

13.1	Employment and Performance of Services. Nothing in the Plan shall interfere with or limit in any way the right of the Company, a Subsidiary or an Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Subsidiary or an Affiliate. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s services at any time, nor confer upon any Participant any right to continue performing services for the Company, a Subsidiary or an Affiliate.

13.2	Participation. No Employee, Director or Key Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 14.    Change in Control

14.1	Continuation, Assumption or Substitution of Awards. In the event of a Change in Control, any or all outstanding Awards may be continued or assumed by the continuing or successor (as the case may be) organization (the “Successor”), or the Successor may substitute equivalent awards. If an Award is continued, assumed or substituted by the Successor and within two (2) years following a Change in Control the Participant (a) is terminated by the Successor (or an affiliate thereof) without Cause or (b) resigns for Good Reason, the following rules shall apply to the continued, assumed or substituted Awards, unless otherwise specifically provided in the applicable Award Document:

(a)	Vesting of Options and SARs. Any and all such Options and SARs shall become immediately exercisable as of the termination or resignation.

(b)	Lapse of Restrictions that are not Performance-Based. Any restrictions imposed on Restricted Stock, RSUs, Restricted Performance Shares or RPUs that are not performance-based shall lapse. RSUs or RPUs (to the extent restrictions were not performance-based) shall be paid in cash or stock as provided in the Award Document (as adjusted, if applicable, pursuant to Section 4.5). If such RSUs or RPUs are exempt from the requirements of Code § 409A, the RSUs or RPUs shall be paid within thirty (30) days following the termination or resignation. If such RSUs or RPUs are subject to the requirements of Code § 409A, then the RSUs or RPUs shall be paid within the thirty (30) day period following the six (6) month anniversary of the Participant’s separation from service (within the meaning of the 409A Guidance) (a “Separation from Service”). If a Participant’s termination or resignation is not a Separation from Service, RSUs or RPUs subject to the requirements of Code § 409A shall be paid as of the earlier of the time specified in the Award Document or one day after the six (6) month anniversary of the date the Participant has a Separation from Service following such Change in Control.

(c)	Vesting, Payment and Achievement of Performance-Based Awards. Performance-based Awards shall vest with respect to each performance measurement tranche completed during the Performance Period prior to the termination or resignation (or, if the Performance Period is not divided into separate performance measurement tranches, proportionately based on the portion of the Performance Period completed prior to such resignation or termination), with payment to be made, based on actual performance, in cash or Shares (as adjusted, if applicable, pursuant to Section 4.5) at such time following the Performance Period as otherwise specified in the Award Document.

(d)	Transfer. A transfer among the Successor and its affiliates shall not be deemed a termination or resignation of employment.

14.2	No Continuation, Assumption or Substitution of Awards. In the event of a Change in Control, any outstanding Awards that are not continued, assumed, or substituted with equivalent awards by the Successor, or in the case of a dissolution or liquidation of the Company, all Awards, shall be subject to the following rules:

(a)	Options and SARs. All such Options and SARs shall be fully vested and exercisable and the Committee shall either (1) give a Participant a reasonable opportunity to exercise the Option and SAR before the transaction resulting in the Change in Control or (2) pay the Participant the difference between the Option Price for the Option or grant price of the SAR and the consideration provided to other similarly situated shareowners in such Change in Control. In either case, such Option or SAR shall be cancelled. The Committee shall not be obligated to treat all Options and SARs subject to this Section 14.2(a) in the same manner.

(b)

Lapse of Restrictions that are not Performance-Based. Any restrictions imposed that are not performance-based shall lapse. RSUs or RPUs that are not subject to performance-based restrictions shall be paid in cash or Shares as provided in the Award Document (as adjusted, if applicable, pursuant to Section 4.5). If such RSUs or RPUs are exempt from the requirements of Code § 409A, then the RSUs or RPUs shall be paid within thirty (30) days following the Change in Control. If such RSUs or RPUs are subject to the requirements of Code § 409A, then the time of payment will depend on whether the Change in Control is a distribution event under Treasury Regulation §1.409A-3(a)(5) (a “409A Change in Control”). If the Change in Control is a 409A Change in Control, then the RSUs or RPUs subject to the requirements of Code § 409A shall be paid within the thirty (30) day period following the six (6) month anniversary of the Change in Control. If the Change in Control is not a 409A Change in Control, RSUs or RPUs subject to the requirements of Code § 409A shall be paid as of the earlier of the time specified in the Award Document or one day after the six (6) month anniversary of the date the Participant has a Separation from Service following such Change in Control.

(c)	Vesting, Payment and Achievement of Performance-Based Awards. Awards subject to performance-based restrictions shall vest with respect to each performance measurement tranche completed during the Performance Period prior to the Change in Control or dissolution or liquidation (or, if the Performance Period is not divided into separate performance measurement tranches, proportionately based on the portion of the Performance Period completed prior to such Change in Control or dissolution or liquidation), with payment to be made, based on actual performance, in cash or Shares (as adjusted, if applicable, pursuant to Section 4.5) at such time following the Performance Period as otherwise specified in the Award Document.

14.3	Termination, Amendment and Modification of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Document provision to the contrary, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant to whom the Award was made or the Participant’s proper assignee; provided, however, that the Committee shall retain the power to amend any provision of this Article 14 to comply with changes in the Code, the Exchange Act or other applicable law or stock exchange rule after the date of a Change in Control and further provided that the Committee may terminate, amend, or modify this Article 14 and Section 2.10 hereof at any time and from time to time prior to the date of a Change in Control, except that no action shall be permitted under this Section 14.3 that would impermissibly accelerate or postpone payment of an Award subject to Code § 409A and the 409A Guidance.

Article 15.    Amendment, Modification and Termination

15.1	Amendment, Modification and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareowner approval is required by law, regulation or applicable listing requirement of any stock exchange upon which the Company’s Class B common stock is then listed; provided, further, however, that notwithstanding any other provision of the Plan or any Award Document, no such alteration, amendment, suspension or termination shall be made without the approval of the shareowners of the Company if the alteration, amendment, suspension or termination would:

(a)	increase the number of Shares available for Awards under the Plan, except as provided in Article 4 hereof; or

(b)	except as provided in Section 4.5 and Section 19.9, permit Options, SARs or other stock-based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the grant price of a previously granted SAR, or the purchase price of any other stock-based Award.

15.2

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    Subject to Article 14 and this Article 15, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5 hereof) affecting the

Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.3	Awards Previously Granted. Except for the Committee’s right pursuant to Section 14.3 hereof to terminate, amend, or modify Article 14 and Section 2.10 hereof at any time and from time to time prior to the date of a Change in Control, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the prior written consent of the Participant to whom the Award was made or the Participant’s proper assignee.

15.4	Section 409A and Performance-Based Exception Compliance. Notwithstanding any other provision of this Article 15, no adjustment described in Section 15.2 (unless the Committee determines otherwise at the time such adjustment is considered) and no termination, amendment, or modification of the Plan shall (a) cause an Award intended to satisfy the Performance-Based Exception to fail to satisfy such Performance-Based Exception, (b) impermissibly accelerate or postpone payment of an Award subject to Code § 409A and the 409A Guidance, (c) cause an Option or SAR to provide for a deferral of compensation subject to Code § 409A and the 409A Guidance, or (d) apply to any Award that otherwise is intended to satisfy the requirements of Code § 409A and the 409A Guidance to the extent such action would cause compensation deferred under the applicable Award (and applicable earnings) to be included in income under Code § 409A.

Article 16.    Withholding

16.1	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Award, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2	Share Withholding. Whenever Shares are to be issued or cash paid to a Participant upon the grant, exercise or vesting of an Award, the Company shall have the right to require the Participant to remit to the Company, as a condition to the grant, exercise or vesting of the Award, an amount sufficient to satisfy federal, state and local withholding tax requirements at the time of such grant, exercise or vesting. Shares withheld by the Company for taxes for any Award under this plan shall be limited to the number sufficient to satisfy federal, state and local tax withholding requirements at the time of exercise.

Article 17.    Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company (to the extent permissible under applicable law) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any bona fide claim, action, suit, or proceeding against such person or against the Company and in which he or she may be involved by reason of any action taken or failure to act by him or her under the Plan in his or her capacity as a member of the Committee or of the Board and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 18.    Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Article 19.    Miscellaneous

19.1	Number. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural.

19.2	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4	Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3(b)(3) of the Exchange Act or its successors. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5	Governing Law. To the extent not preempted by federal law, the Plan, and all agreements, instruments or other documents hereunder, shall be construed in accordance with and governed by the internal laws of the state of Georgia.

19.6	Plan Document Controls. In the event of any conflict between the provisions of an Award Document and the Plan, the Plan shall control, and the conflicting provisions of the Award Document shall be null and void ab initio.

19.7	Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

19.8	Custody of Awards Paid in Shares. Shares issued under the Plan shall be held by a custodian chosen by the Committee. Each recipient of Shares may elect to have the custodian continue to hold the Shares as custodian without cost or may elect to have the Shares delivered to him or her. The custodian shall register Shares held by it for a recipient in the custodian’s name and shall sell or otherwise dispose of the Shares only pursuant to the instructions of the recipient. Dividends and other distributions on Shares held by the custodian shall be promptly remitted by the custodian to recipients owning such Shares. Recipients owning Shares held by the custodian shall receive periodic statements of the number of Shares held for their account and of dividends paid on such Shares. Notice of any regular or special meeting of Company shareowners shall be forwarded to recipients owning Shares held in custody by the custodian, which shall furnish such recipients a proxy permitting the recipient to vote the number of Shares held for him or her by the custodian.

19.9	Awards Granted in Substitution. Notwithstanding any contrary provision, in the event the Company engages in a recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, acquisition or other business transaction with an Acquired Organization, the Committee in its absolute discretion may (a) grant Awards under the Plan in substitution and cancellation of options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units awarded to an individual by such Acquired Organization or (b) assume the options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, or other awards made to an individual by such Acquired Organization as if the Company had granted such awards under the Plan. Awards made under this Section 19.9 in substitution for awards canceled as a result of such business transaction may have an Option Price or grant price less than one hundred percent (100%) of the Fair Market Value of a Share on the date such award is granted and such other terms and conditions as consistent with such canceled awards; provided that no Option or SAR may be granted under this Section 19.9 if such Option or SAR provides for a deferral of compensation subject to Code § 409A and the 409A Guidance.

19.10	Repayment of Awards as a Result of Certain Improper Conduct. If an Award has been paid to an Executive Participant or to his or her spouse or beneficiary, and the Committee later determines that financial results used to determine the amount of that Award are materially restated and that the Executive Participant engaged in fraud or intentional misconduct, the Company will seek repayment or recovery of the Award, as appropriate, notwithstanding any contrary provision of the Plan.

19.11	Section 409A Compliance. It is intended that the Awards are either exempt from the requirements of Code § 409A and the 409A Guidance or will satisfy the requirements of Code § 409A and the 409A Guidance (in form and operation) so that compensation deferred under an applicable Award (and applicable earnings) shall not be included in income under Code § 409A, and the Plan will be construed to that effect. If an Award is subject to Code § 409A and the 409A Guidance, the Award Document will incorporate and satisfy the written documentation requirement of Code § 409A and the 409A Guidance either directly or by reference to other documents.

UNITED PARCEL SERVICE, INC. INVESTOR RELATIONS B1F7 55 GLENLAKE PARKWAY, N.E. ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREOWNERS COMMUNICATIONS

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to United Parcel Service, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or phone, you do not need to return this card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M41296-P19646 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED PARCEL SERVICE, INC.
The board of directors recommends you vote FOR all 12 director nominees.

1.	To elect 12 directors nominated by the board of directors to serve until the 2013 annual meeting of shareowners.	For	Against	Abstain

	Nominees:				The board of directors recommends you vote FOR the ratification of the appointment of our independent registered public accountants.		For	Against	Abstain
	1a) F. Duane Ackerman	☐	☐	☐
1b) Michael J. Burns
		☐	☐	☐
	1c) D. Scott Davis				2.	To ratify the appointment of Deloitte & Touche LLP as UPS’s independent registered public accountants for the year ending December 31, 2012.	☐	☐	☐
		☐	☐	☐
1d) Stuart E. Eizenstat
		☐	☐	☐
	1e) Michael L. Eskew				The board of directors recommends you vote FOR the 2012 Omnibus Incentive Compensation Plan.
		☐	☐	☐
1f) William R. Johnson
		☐	☐	☐	3.	To approve the 2012 Omnibus Incentive Compensation Plan.	☐	☐	☐
1g) Candace Kendle
		☐	☐	☐
	1h) Ann M. Livermore				The board of directors recommends you vote FOR the amendment to the Discounted Employee Stock Purchase Plan.
		☐	☐	☐
1i) Rudy H.P. Markham
		☐	☐	☐
	1j) Clark T. Randt, Jr.				4.	To approve the amendment to the Discounted Employee Stock Purchase Plan.	☐	☐	☐
		☐	☐	☐
1k) John W. Thompson
		☐	☐	☐	The board of directors recommends you vote AGAINST the shareowner proposal.
1l) Carol B. Tomé
		☐	☐	☐
					5.	The shareowner proposal regarding lobbying disclosure.	☐	☐	☐

							Yes	No
					Please indicate if you plan to attend this meeting. In their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Annual Meeting of Shareowners

Thursday, May 3, 2012, 8:00 a.m. (Eastern Time)

Hotel du Pont

11th and Market Streets

Wilmington, Delaware 19801

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M41297-P19646

UNITED PARCEL SERVICE, INC.

This proxy is solicited by the Board of Directors

for the Annual Meeting of Shareowners to be held on May 3, 2012

    I hereby appoint D. SCOTT DAVIS and TERI P. McCLURE, or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in my name as of March 5, 2012 at the annual meeting of shareowners of United Parcel Service, Inc. to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 3, 2012, and at any or all adjournments or postponements thereof, and I hereby instruct and authorize the attorneys to vote as stated on the reverse side. If you sign and return this proxy but no direction is made, this proxy will be voted FOR all nominees for director in Proposal 1, FOR Proposals 2, 3, and 4 and AGAINST Proposal 5.

    If I participate in the UPS Stock Fund, I direct the Trustee to vote the stock in the manner stated on the reverse side. If you sign and return this proxy but no direction is made, the Trustee will vote the shares FOR all nominees for director in Proposal 1, FOR Proposals 2, 3, and 4 and AGAINST Proposal 5. If this card is not returned or is returned unsigned, the Trustee will vote the shares in the same proportion as the shares for which voting instructions are received from other participants.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)